Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of

September 7, 2012

among

INTERLINE BRANDS, INC.,

a New Jersey corporation,

WILMAR HOLDINGS, INC.

a Delaware corporation,

WILMAR FINANCIAL, INC.,

a Delaware corporation

as Borrowers

The Other Loan Parties Party Hereto,

The Lenders Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent,

GOLDMAN SACHS LENDING PARTNERS LLC,

as Syndication Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

KEYBANK NATIONAL ASSOCIATION,

U.S. BANK NATIONAL ASSOCIATION

and

TD BANK, N.A.,

as Co-Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Joint Bookrunners and Joint Lead Arrangers

i

SECTION 10.06	Reinstatement; Stay of Acceleration	110
SECTION 10.07	Information	110
SECTION 10.08	Taxes	111
SECTION 10.09	Maximum Liability	111
SECTION 10.10	Contribution	112
SECTION 10.11	Liability Cumulative	112

ARTICLE XI

The Borrower Representative

SECTION 11.01	Appointment; Nature of Relationship	112
SECTION 11.02	Powers	113
SECTION 11.03	Employment of Agents	113
SECTION 11.04	Notices	113
SECTION 11.05	Successor Borrower Representative	113
SECTION 11.06	Execution of Loan Documents; Borrowing Base Certificate	113
SECTION 11.07	Reporting	113

SCHEDULES:

Commitment Schedule
Schedule 1.01 — Specified Properties
Schedule 2.06 — Existing Letters of Credit
Schedule 3.05 — Properties
Schedule 3.06 — Disclosed Matters
Schedule 3.12 — Material Agreements
Schedule 3.14 — Insurance
Schedule 3.15 — Capitalization and Subsidiaries
Schedule 5.14 — Post-Closing Actions
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments
Schedule 6.10 — Existing Restrictions
Schedule 9.04(e) — Permitted Assignees

EXHIBITS:

Exhibit A-1 — Form of Assignment and Acceptance
Exhibit A-2 — Form of Assignment Notice
Exhibit B — Form of Borrowing Base Certificate
Exhibit C — Form of Compliance Certificate
Exhibit D — Form of Joinder Agreement
Exhibit E — Collateral Monitoring Reporting Requirements
Exhibit F — Form of Intercompany Subordinated Note
Exhibit G-1 — Form of U.S. Tax Certificate for Foreign Lenders That Are Not Partnerships
Exhibit G-2 — Form of U.S. Tax Certificate for Foreign Participants That Are Not Partnerships
Exhibit G-3 — Form of U.S. Tax Certificate for Foreign Participants That Are Partnerships
Exhibit G-4 — Form of U.S. Tax Certificate for Foreign Lenders That Are Partnerships
Exhibit H — Form of Solvency Certificate

Exhibit I — Form of Intercreditor Agreement

v

CREDIT AGREEMENT dated as of September 7, 2012 (as it may be amended or modified from time to time, this “Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”), WILMAR HOLDINGS, INC., a Delaware corporation (“Wilmar Holdings”), and WILMAR FINANCIAL, INC., a Delaware corporation (“Wilmar Financial”), as Borrowers, the other Loan Parties party hereto from time to time, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01       Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of EBITDA of such Pro Forma Entity (determined using such definitions as if references to Holdings, the Company and any of their Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” has the meaning assigned to such term in the term “EBITDA”.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any one or more Loan Parties or Restricted Subsidiaries of Loan Parties (a) acquire all or substantially all of the assets of any Person or any division or line of business of any other Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquire (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the Equity Interests in a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests in a Person.

“Acquisition Consideration” means the purchase consideration paid for any Permitted Acquisition, whether paid in cash, properties, assumption of Indebtedness or other obligations or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any time in the future, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which, or the terms of payment of which are, in any respect subject to, or contingent upon, the revenues, income, cash flow or profits of any Person, business or operating division.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent/Arranger Persons” has the meaning assigned to such term in Section 9.03.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) LIBOR for a 30 day Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or LIBOR, respectively.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable hereunder, the rate per annum set forth below under the caption “Commitment Fee Rate”, based upon the Average Utilization during the preceding calendar quarter; provided that until the end of the first fiscal quarter after the Effective Date, the “Applicable Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Utilization	Commitment Fee Rate
Category 1 Average Utilization > 50%	0.250

Category 2 Average Utilization < 50%	0.375

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Commitments of all Revolving Lenders (if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures at that time); provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption “Revolver ABR Spread” or “Revolver Eurodollar Spread”, as the case may be, based upon the Borrowers’ average daily Availability for the most recent fiscal quarter determined as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrowers’ financial statements and Compliance Certificate for the Borrowers’ first fiscal quarter ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum in the Category set forth below for Availability as determined on the Effective Date after giving effect to all Borrowings, the issuance (or deemed issuance) of any Letters of Credit and the payment of all fees and expenses due hereunder on the Effective Date:

Availability	Revolver ABR Spread	Revolver Eurodollar Spread
Category 1 > $150,000,000	0.50	1.50

Category 2 > $75,000,000 but < $150,000,000	0.75	1.75

Category 3 < $75,000,000	1.00	2.00

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrowers based upon the Borrowers’ Borrowing Base Certificates delivered pursuant to Section 5.01(e) and (b) each change in the Applicable Rate shall be effective during the period commencing on the first day of the calendar month following the receipt by the Administrative Agent of the financial statements and Compliance Certificate for the fiscal quarter or, in the case of the last fiscal quarter of each year, the calendar year then ended pursuant to Section 5.01(a) or (b), as applicable, and ending on the date immediately preceding the effective date of the next such change; provided that, the Applicable Rate in Category 2 or Category 3 above determined as of the end of such fiscal quarter shall decrease by 0.25% if the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter is greater than 1.50:1.00.  Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver a Borrowing Base Certificate required to be delivered by it pursuant to Section 5.01(e), during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” means an assignment agreement entered into by an assigning Lender and an assignee in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower Representative (which approval, in the case of approvals by the Borrower Representative, (x) shall not be unreasonably withheld or delayed and (y) shall be deemed given if no objection is made within five Business Days of delivery of such form of assignment to Borrower Representative).

“Assignment Notice” mean an assignment notice entered into among an assigning Lender, an assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative in the form of Exhibit A-2.

“Available Commitment” means, at any time, the Commitments then in effect minus the Revolving Exposure of all Revolving Lenders at such time.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Commitments and (ii) the Borrowing Base, minus (b) the Aggregate Credit Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Average Utilization” means, for any period, the quotient, expressed as a percentage, of (a) the average daily Revolving Exposure of all Lenders divided by (b) the average daily Commitments.

“BofA” means Bank of America, N.A., a national banking association, in its individual capacity, and its successors.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, electronic funds transfers, wire transfers, e-payables, lockbox services, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserve” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the Company, Wilmar Holdings, Wilmar Financial and any other Person who becomes a party to this Agreement as a Borrower pursuant to a Joinder Agreement.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

“Borrowing Base” means, at any time, the sum of:

(a)           the product of (i) 85% multiplied by (ii) the Borrowers’ Eligible Accounts at such time, plus

(b)           the lesser of (i) the product of (x) 70% multiplied by (y) the Borrowers’ Eligible Inventory, valued at the lower of cost (net of rebates and discounts) or market value, determined in a manner consistent with practices on the Effective Date, at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value of the Borrowers’ Eligible Inventory, minus

(c)           Reserves.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves used in computing the Borrowing Base, with any such changes to be effective three (3) days after delivery of notice thereof to the Borrower Representative and the Lenders.  The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(e) of this Agreement.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B (or another form as may, from time to time, be mutually agreed by the Borrower Representative and the Administrative Agent), setting forth the Borrower Representative’s calculation of the Borrowing Base.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Buyers Access” means Buyers Access LLC, a Delaware limited liability company.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Restricted Subsidiaries prepared in accordance with GAAP, but excluding (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure (or commitment to expend money) to the extent such expenditure is or will be made with proceeds of the sale or trade of an asset similar to the asset being purchased or otherwise acquired, (iii) any such expenditure (or commitment to expend money) to the extent such expenditure is or will be part of a Permitted Acquisition and (iv) any such expenditure (or commitment to expend money) to the extent such expenditure does not exceed an amount equal to the net proceeds of an issuance of Equity Interests by Holdings (provided that (x) the Company has notified the Administrative Agent at or prior to the time of such issuance that the Company and/or one or more of its Restricted Subsidiaries intended to utilize all or a portion of such proceeds to fund such expenditure (and describing the contemplated use and estimated amount of such expenditure) and (y) such expenditure is made (or a commitment to make such expenditure is entered into) within ninety days of the issuance of such Equity Interests).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that the term “Capital Lease Obligations” shall not include any obligations that are excluded from the definition of “Indebtedness” pursuant to the proviso thereto.

“Cash Pooling Arrangements” means a deposit account arrangement among a single depository institution and one or more Foreign Subsidiaries of the Company involving the pooling of cash deposits and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by such Foreign Subsidiaries for cash management purposes.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than one or more Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) Holdings shall cease to own, free and clear of all Liens or other encumbrances (other than Liens permitted under clause (a) or (e) of the definition of Permitted Encumbrances and under Section 6.02(a) and (l)), 100% of the outstanding voting Equity Interests of the Company on a fully diluted basis; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; (d) the occurrence of a “Change of Control”, as defined in the Notes Documents; or (e) the Company shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances (other than Liens permitted under clause (a) of the definition of Permitted Encumbrances and under Section 6.02(a) and (l)), 100% of the outstanding voting Equity Interests of each other Restricted Subsidiary that is designated as a Borrower, on a fully diluted basis, unless prior to or concurrently with such cessation, such Restricted Subsidiary shall have ceased to be a Loan Party in accordance herewith.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary,  (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to any law (including the Code), treaty, regulation or rule (or in the official interpretation of any law, treaty, regulation or rule by any Governmental Authority (including a court)) relating to U.S. income taxation.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agents” means Wells Fargo Bank, National Association, U.S. Bank National Association, KeyBank National Association and TD Bank, N.A.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that in any such case may at any time pursuant to the Collateral Documents be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Deposit Account” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Protective Advances, Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.  “Commitments” means the aggregate of each Lender’s Commitment hereunder.  The initial amount of the Commitments is $275,000,000.

“Commitment Letter” means the Project Isabelle Commitment Letter dated as of May 29, 2012 from the Lead Arrangers and BofA to MergerSub, together with all exhibits thereto.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Company” has the meaning assigned to such term in the preamble of this Agreement.

“Company Disclosure Letter” means the disclosure letter delivered to Newco by Holdings concurrently with the execution and delivery of the Merger Agreement (as in effect on May 29, 2012).

“Company Material Adverse Effect” has the meaning assigned to such term in the Commitment Letter.

“Company Notes” means the notes due 2018 issued by the Company pursuant to the Company Notes Indenture and the Indebtedness represented thereby.

“Company Notes Documents” means the Company Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Company Notes or providing for any Guarantee, obligation, security or other right in respect thereof.

“Company Notes Indenture” means the Indenture, dated as of November 16, 2010, among Holdings, the Company, the Subsidiaries listed therein and Wells Fargo Bank, National Association, as trustee, in respect of the Company Notes, as amended by that certain First Supplemental Indenture dated June 19, 2012 and by that certain Second Supplemental Indenture dated June 27, 2012 (the “Second Supplemental Indenture”).

“Company SEC Documents” has the meaning assigned to such term in the Merger Agreement.

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan or Loan Document).

“Consolidated Secured Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any increase to or discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured by Liens, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any increase to or discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or the Transactions), consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of Holdings and the Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party.

“Consolidated Total Debt to EBITDA Ratio” means as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Indenture EBITDA for the Reference Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of “EBITDA”.

“Covenant Trigger Period” means (a) each period commencing on any day that an Event of Default occurs, and continuing until such Event of Default has been cured or waived and (b) each period commencing on any day that Availability is less than the greater of (i) $25,000,000 and (ii) 10% of the Commitments, and continuing until, during the preceding 30 consecutive days, Availability has at all times exceeded the greater of (A) $25,000,000 and (B) 10% of the Commitments.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, and (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“Cure Period” has the meaning assigned to such term in Section 7.02(a).

“Cure Right” has the meaning assigned to such term in Section 7.02(a).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, unless the conditions to such Loans or participations in Letters of Credit or Swingline Loans are the subject of a good faith dispute, (b) notified any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or, at the discretion of the Administrative Agent, has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has had a similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or, at the discretion of the Administrative Agent, has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has had a similar Person charged with the reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company by a Governmental Authority.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by any Borrower or a Restricted Subsidiary in connection with a disposition to which the proviso to Section 6.05 applies that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Borrower Representative, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable disposition).

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable of the Borrowers in a manner consistent with current and historical accounting practices of the Borrowers.

“Dilution Ratio” shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales of the Borrowers for the twelve (12) most recently ended fiscal months.

“Dilution Reserve” shall mean, at any date, the greater of (a) zero and (b) the product of the applicable Dilution Ratio minus 5% multiplied by the Eligible Accounts on such date.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings, the Company and the Restricted Subsidiaries in the definition of EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Stock” means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case, on or prior to ninety-one (91) days after the Maturity Date, except, in the case of clauses (a) and (b), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is incorporated or formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Dominion Trigger Period” means (a) each period commencing on any day that an Event of Default under Section 7.01(a), Section 7.01(b), Section 7.01(h) or Section 7.01(i) occurs or, at the election of the Administrative Agent or the Required Lenders, any other Event of Default occurs, and continuing until such Event of Default has been cured or waived and (b) each period commencing on any day that Availability is less than the greater of (i) $25,000,000 and (ii) 10% of the Commitments, and continuing until, during the preceding 30 consecutive days, Availability has at all times exceeded the greater of (A) $25,000,000 and (B) 10% of the Commitments.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) provision for income taxes for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period, (v) any impairment charge or asset write-off related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP for such period, (vi) all losses from (A) asset sales (other than asset sales in the ordinary course of business) during such period and (B) investments recorded using the equity method during such period, (vii) stock-based awards compensation expense for such period, (viii) any other non-cash charges during such period (but excluding any non-cash charge in respect of an item that was included in Net Income (other than accrual of revenue in the ordinary course of business) in a prior period), (ix) the amount, if any, of management, monitoring and consulting fees and expenses paid to the Sponsors for such period, not to exceed $5,000,000 in any four quarter period, (x) the amount, if any, of transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions for such period, not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction, (xi)(A) restructuring and other non-recurring expenses incurred during such period, including severance costs, costs associated with office or plant openings or closings and consolidation or relocation fees for such period and (B) any up-front fees, transaction costs, commissions, expenses, premiums or charges related to the issuance of Equity Interests, any investment permitted hereunder (other than a Specified Investment), any permitted asset sale, or any recapitalization, incurrence, repayment, amendment or modification of Indebtedness permitted hereunder (in each case whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (ix) or (x)) during such period; provided that in no event shall the sum of the amounts under (A) and (B) of this clause (xi)  and the adjustments made in clause (C)(2) below exceed 10% of EBITDA for such period (without giving effect to the adjustments provided in this clause (xi) and in clause (C)(2)), (xii) costs and expenses paid by the Borrowers in connection with the Transactions and (xiii) any up-front fees, transaction costs, commissions, expenses or charges related to any Permitted Acquisition or other Specified Investment (in each case whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (ix) or (x)) during such period, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(viii) taken in a prior period, (ii) any extraordinary gains for such period, (iii) any non-cash items of income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Income in any prior period), (iv) all gains from (A) asset sales (other than asset sales in the ordinary course of business) during such period and (B) investments recorded using the equity method during such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided that, to the extent included in Net Income,

(A)  there shall be excluded in determining EBITDA unrealized currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Swap Agreements for currency exchange risk),

(B)  there shall be excluded in determining EBITDA for any period any adjustments for unrealized gain or loss resulting from the application of Statement of Financial Accounting Standards No. 133,

(C)  there shall be included in determining EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by any of Holdings, the Company or any Restricted Subsidiary since the beginning of such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by Holdings, the Company or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary since the beginning of such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent; provided that in no event shall the sum of the adjustments under this clause (C)(2) and the amounts under (A) and (B) of clause (xi) above exceed 10% of EBITDA for such period (without giving effect to the adjustments provided in clause (xi) and this clause (C)(2)), and

(D)  there shall be excluded in determining EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by any of Holdings, the Company or any Restricted Subsidiary since the beginning of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Accounts” means each Account of a Borrower that, at the time of creation and at all times thereafter, is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (x) below. Eligible Accounts shall not include any Account:

(a)           which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)           which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance described in clause (a) of the definition thereof, provided that, eligibility of Accounts shall be reduced by the amount of such Permitted Encumbrance and (iii) any Lien permitted under Section 6.02(l);

(c)           with respect to which (i) the scheduled due date is more than 120 days after the original invoice date, (ii) is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or (iii) has been written off the books of the Borrowers or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

(d)           which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)           which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrowers exceeds 15% (or such higher percentage as the Administrative Agent may establish for such Account Debtor from time to time but not to exceed 20%) of the aggregate amount of Eligible Accounts, in each case, only to the extent of such excess;

(f)            with respect to which any covenant, representation, or warranty relating to such Account contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)           which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by (x) an invoice or (y) other documentation reasonably satisfactory to the Administrative Agent which in either case has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrowers’ completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis (except with respect to up to $1,000,000 of such Accounts in the aggregate) or (vi) relates to payments of interest;

(h)           for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i)            with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)            which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, unless the payment of Accounts owed by such Account Debtor is secured by assets of, or guaranteed by, in either case in a manner satisfactory to the Administrative Agent, a Person that is acceptable to the Administrative Agent, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)           which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)            which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. (including any state, commonwealth or territory thereof that has adopted Revised Article 9 of the Uniform Commercial Code) or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., any commonwealth or territory of the U.S. (in each case that has adopted Revised Article 9 of the Uniform Commercial Code), Canada, or any province of Canada unless, in either case, such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion so long as (A) the Administrative Agent has “control” (as defined in the UCC) over such letter of credit (and if such letter of credit is in tangible form, such letter of credit is in the possession of the Administrative Agent) and (B) such letter of credit is directly drawable by the Administrative Agent);

(m)          which is owed in any currency other than dollars;

(n)           which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion so long as (A) the Administrative Agent has “control” (as defined in the UCC) over such letter of credit (and if such letter of credit is in tangible form, such letter of credit is in the possession of the Administrative Agent) and (B) such letter of credit is directly drawable by the Administrative Agent), or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o)           which is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party; provided that portfolio companies of the Sponsors that do business with a Borrower in the ordinary course of business will not be treated as Affiliates for purposes of this clause (o);

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)           which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute unless (i) the Administrative Agent, in its Permitted Discretion, has established appropriate Reserves and determines to include such Account as an Eligible Account or (ii) such Account Debtor has entered into an agreement reasonably acceptable to the Administrative Agent to waive such rights;

(r)            which is evidenced by any promissory note, chattel paper, or instrument;

(s)           which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

(t)            with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(u)           which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(v)           which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(w)          which was created on cash on delivery terms; or

(x)            which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever in the exercise of its Permitted Discretion.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder (other than by virtue of clause (x) above), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.  In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

“Eligible Inventory” means all Inventory of a Borrower that, at the time of purchase and at all times thereafter was not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below. Eligible Inventory shall not include any Inventory:

(a)           which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b)           which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance described in clause (a) or (b) of the definition thereof, provided that, (A) with respect to any such Permitted Encumbrance described in clause (a) of the definition thereof, eligibility of Inventory shall be reduced by the amount of such Permitted Encumbrance and (B) with respect to any such Permitted Encumbrance described in clause (b) of the definition thereof, the requirements of clause (h) or (i) below are satisfied and (iii) any Lien permitted under Section 6.02(l);

(c)           which is, in the Administrative Agent’s Permitted Discretion, slow moving or obsolete (unless taken into account in the most recent Inventory Appraisal and the value of Eligible Inventory in the Borrowing Base is being determined by reference to the Net Orderly Liquidation Value thereof), unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)           with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true in any material respect and which does not conform in any material respect to any applicable standards imposed by any Governmental Authority;

(e)           in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)            which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)           which is not located in the U.S. (including any state, commonwealth or territory thereof that has adopted Revised Article 9 of the Uniform Commercial Code) or is in transit with a common carrier from vendors and suppliers;

(h)           which is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent;

(i)            which is (i) located in any third party warehouse or is in the possession of a bailee (other than a third party processor), unless (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (B) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion, and (ii) not evidenced by a Document;

(j)            which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k)           which is the subject of a consignment by such Borrower as consignor, unless (i) a protective UCC-1 financing statement has been properly filed against the consignee (as assigned to the Administrative Agent), and (ii) there is a written agreement acknowledging that such Inventory is held on consignment, that such Borrower retains title to such Inventory, that no Lien arising by, through or under such consignee has attached or will attach to such Inventory and requiring consignee to segregate the consigned Inventory from the consignee’s other personal or movable property and having other terms consistent with such Borrower’s past practices for consigned Inventory; provided that, Inventory at a vendor managed location under the control of a Borrower and subject to a written agreement in which such vendor acknowledges such Borrower’s title to such Inventory shall not be considered the subject of a consignment;

(l)            which is perishable;

(m)          which contains or bears any intellectual property rights licensed to the Borrowers unless the Administrative Agent is satisfied in its Permitted Discretion that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)           which is not reflected in a current perpetual inventory report of the Borrowers;

(o)           for which reclamation rights have been asserted by the seller; or

(p)           which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever in the exercise of its Permitted Discretion.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder (other than pursuant to clause (p) above), such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters to the extent related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the UCC.

“Equity Contribution” means the cash equity contributions (including any roll-over equity contributions from minority investors) in the form of common equity (unless otherwise agreed in the discretion of the Lead Arrangers) made directly or indirectly by the Permitted Holders to Newco in an aggregate amount equal to at least 30% of the pro forma capitalization of Holdings after the consummation of the Merger.

“Equity Interests “ means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to LIBOR.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary, (b) any Subsidiary that is prohibited by any Requirement of Law from guaranteeing the Secured Obligations, (c) (i) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary (that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) and (ii) any Domestic Subsidiary, substantially all of the direct or indirect assets of which are Equity Interests of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code, (d) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with or subject to secured Indebtedness incurred pursuant to Section 6.01(l) or Section 6.01(t) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating thereto prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Secured Obligations; provided that after such time that such prohibitions on guarantees or granting of Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Subsidiary, (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower Representative), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) each Unrestricted Subsidiary and (g) any Restricted Subsidiary that the Company elects by notice to the Administrative Agent to treat as an Excluded Subsidiary pursuant to this clause (g), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Subsidiary upon written notice from the Borrower Representative to the Administrative Agent, (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (g), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (g) for the twelve-month period ending on the last day of the most recent period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) do not in the aggregate exceed $5,000,000; provided, that, notwithstanding anything to the contrary set forth in this definition, no Subsidiary that guarantees any of the Company Notes shall be an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient, or required to be withheld or deducted from a payment to a Recipient, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Connection Taxes, (b) in the case of a Foreign Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to laws in force at the time such Foreign Lender becomes a Lender hereunder (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)) or designates a new lending office hereunder, or any additional U.S. federal withholding Tax that is imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a Lender hereunder or designates a new lending office hereunder, except that Taxes in this clause (b) shall not include (i) additional U.S. federal withholding Tax that may be imposed on amounts payable to a Foreign Lender after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a Change in Tax Law after such time and (ii) any amount with respect to U.S. federal withholding Tax that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 2.17, if any, with respect to such withholding Tax at the time such Foreign Lender designates a new lending office (or at the time of the assignment), (c) any Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any U.S. federal withholding Tax imposed by FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of November 16, 2010, among Holdings, the Company, the other loan parties from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions from time to time party thereto.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 2.06 hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means (a) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged to BofA on the applicable day on such transactions, as determined by the Administrative Agent.

“Fee Letter” means that certain Fee Letter dated May 29, 2012, among MergerSub, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BofA.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower or Holdings.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness made during such period, plus expense for income taxes paid in cash, plus dividends or distributions and repurchases, redemptions or retirement of the Equity Interests of Holdings (other than pursuant to the Transactions and repurchases of Equity Interests by Holdings in the third and fourth fiscal quarters of 2011), in each case paid in cash, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Accounts” means the deposit account(s) designated by Borrowers in writing from time to time for the deposit of proceeds of any Borrowings.

“GAAP” means generally accepted accounting principles in the United States of America.

“Glenwood” means Glenwood Acquisition LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means Interline Brands, Inc., a Delaware corporation.

“Holdings Notes” means the 10% / 10¾% senior unsecured notes due 2018 issued by MergerSub pursuant to the Holdings Notes Indenture (and assumed by Holdings in the Merger) and the Indebtedness represented thereby.

“Holdings Notes Documents” means the Holdings Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Holdings Notes or providing for any Guarantee, obligation, security or other right in respect thereof.

“Holdings Notes Indenture” means the Indenture, dated as of August 6, 2012, between MergerSub and Wells Fargo Bank, National Association, as trustee, in respect of the Holdings Notes.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that, at the last day of the Reference Period, when aggregated with each other Restricted Subsidiary as to which a specified condition in Article VII applies, accounted for less than (i) 5% of Consolidated Total Assets at such date and (ii) less than 5% of the consolidated gross revenues of Holdings and its Restricted Subsidiaries at such date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations under any liquidated earn-out, (k) all Swap Obligations of such Person, (l) all Disqualified Stock of such Person and (m) any other Off-Balance Sheet Liability.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, that (i) the term “Indebtedness” shall not include post-closing payment adjustments or unliquidated earn-outs to which the seller in a Permitted Acquisition may be entitled and (ii) notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, no lease obligations shall be treated as Indebtedness to the extent that such lease obligations would not have been treated as Indebtedness prior to such change in GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower hereunder and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Indenture EBITDA” means “EBITDA” as defined in the Company Notes Indenture as in effect on the date hereof; provided that:

(A)          if Holdings or any Restricted Subsidiary has incurred any Indebtedness since the beginning of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Total Debt to EBITDA Ratio and/or the Secured Leverage Ratio is an incurrence of Indebtedness, or both, Indenture EBITDA for the Reference Period shall be calculated after giving effect on a pro forma basis to such incurrence of Indebtedness as if such Indebtedness had been incurred on the first day of the Reference Period;

(B)           if Holdings or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period or if any Indebtedness is to be repaid, repurchased, redeemed, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Total Debt to EBITDA Ratio and/or the Secured Leverage Ratio, Indenture EBITDA for the Reference Period shall be calculated after giving effect on a pro forma basis to such discharge as if it had occurred on the first day of the Reference Period and as if Holdings or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Permitted Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(C)           if, since the beginning of the Reference Period, Holdings or any Restricted Subsidiary shall have made any disposition, Indenture EBITDA for the Reference Period shall be reduced by an amount equal to Indenture EBITDA (if positive) directly attributable to the assets which are the subject of such disposition for the Reference Period, or increased by an amount equal to Indenture EBITDA (if negative), directly attributable thereto for the Reference Period;

(D)          the Indenture EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

(E)           if, since the beginning of the Reference Period, Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Indenture EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such investment or acquisition occurred on the first day of the Reference Period; and

(F)           if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into any Restricted Subsidiary since the beginning of the Reference Period) shall have made any disposition, any investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (E) above if made by Holdings or a Restricted Subsidiary during the Reference Period, Indenture EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such disposition, investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a Financial Officer of Holdings.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness).  If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation, to the extent that such Indebtedness was incurred for working capital purposes.

“Information” has the meaning assigned to such term in Section 9.12.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F (or in such other form reasonably satisfactory to Administrative Agent) evidencing Indebtedness owed among the Loan Parties.

“Intercreditor Agreement” means an Intercreditor Agreement entered into following the Effective Date substantially in the form of Exhibit I with such changes thereto as the Administrative Agent is authorized to enter into.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), net of interest income to the extent deducted in determining net income, calculated on a consolidated basis for Holdings and its Restricted Subsidiaries for such period in accordance with GAAP; provided that, notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, no lease payments shall be treated as Interest Expense to the extent that such lease payments would not have been treated as Interest Expense prior to such change in GAAP; provided, further, that (i) except as provided in clause (ii) below, there shall be excluded from Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Interest Expense, (ii) there shall be included in determining Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired since the beginning of such period and of any Converted Restricted Subsidiary converted since the beginning of such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period, and (iii) there shall be excluded from determining Interest Expense for any period the cash interest expense (or income) of any Sold Entity or Business disposed of since the beginning of such period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business during such period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such period.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar quarter and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than 90 days’ duration, each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 30, 60, 90 or 180 days or, if agreed to by all Lenders, 270 or 360 days thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such

Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Appraisal” means (a) on the Effective Date, the appraisal of the Borrowers’ and the other Loan Guarantors’ Inventory prepared by HILCO Appraisal Services, LLC dated June 27, 2012 and (b) thereafter, the most recent inventory appraisal conducted by an independent appraisal firm selected and engaged by the Administrative Agent and delivered pursuant to Section 5.10.

“Inventory Reserve” shall mean the total reserve against Inventory equal to the sum of the following:

(a)           a reserve for shrink, or discrepancies that arise pertaining to inventory quantities on hand between a Borrower’s perpetual accounting system and inventory counts, in each case, as estimated by the Borrowers in accordance with past practices; and

(b)           a reserve determined by the Administrative Agent in the exercise of its Permitted Discretion for Inventory which is designated returned to vendor or which is recognized as damaged or off quality or not to customer specifications by a Borrower; and

(c)           a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory; and

(d)           any other reserve as deemed appropriate by the Administrative Agent in its Permitted Discretion, from time to time.

“Issuing Bank” means, as the context may require, (a) BofA, with respect to Letters of Credit issued by it (including the Existing Letters of Credit), and each of its successors in such capacity as provided in Section 2.06(i), and (b) any other Lender that becomes an Issuing Bank pursuant to Section 2.06(i), with respect to Letters of Credit issued by it and in each case, its successors in such capacity as provided in Section 2.06(i).  An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 5.13.

“Joint Bookrunners” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Lending Partners LLC.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit.

“LIBOR” means for any Interest Period with respect to a Eurodollar Borrowing, the per annum rate of interest (rounded up, if necessary, to the nearest 1/16th of 1%), determined by the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by the Administrative Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which dollar deposits in the approximate amount of the Eurodollar Borrowing would be offered by BofA’s London branch to major banks in the London interbank Eurodollar market.  If the Board imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing but excluding operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Intercreditor Agreement, the Fee Letter and all other agreements and instruments identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party (other than a Borrower in respect of Secured Obligations as to which such Borrower is the primary obligor).

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means Holdings, the Borrowers, the Borrowers’ Domestic Subsidiaries (other than any Excluded Subsidiary) and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, condition, financial or otherwise, of Holdings and its Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Company and its Restricted Subsidiaries in an aggregate principal amount exceeding $20,000,000.  For purposes of determining Material Indebtedness, the “obligations” of Holdings, the Company or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Company or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means September 7, 2017 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.09.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Merger” means the merger of MergerSub with and into Holdings in accordance with the terms of the Merger Agreement, with Holdings being the surviving entity.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 29, 2012, as amended by the Acknowledgement, Waiver and Consent made as of June 28, 2012 (the “Acknowledgement and Waiver”), executed by and among Newco, MergerSub and Holdings, including all exhibits, schedules and disclosure letters thereto.

“Merger Consideration” means the consideration received by the equity holders of Holdings for their equity interests in Holdings in accordance with the terms of, and subject to adjustment as provided in, the Merger Agreement (including any consideration paid to dissenting equity holders).

“MergerSub” means Isabelle Acquisition Sub Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary, (d) the cumulative effect of a change in accounting principles during such period to the extent included in Net Income and (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness.  Notwithstanding any changes in GAAP resulting from the implementation of lease accounting rules after the Effective Date, lease payments shall be treated as expenses when calculating Net Income to the extent such payments relate to leases that would have been treated as operating leases prior to such change in GAAP.

“Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of the Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, as determined from time to time by reference to the most recent Inventory Appraisal.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates unless paid in compliance with Section 6.09) in connection with such event (including any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and (iv) the amount of any reserves established to fund contingent liabilities (including post-closing adjustments) reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Newco” means Isabelle Holding Company Inc., a Delaware corporation, as such corporation is to be converted into a Delaware limited liability company pursuant to the Acknowledgement and Waiver, and merged with and into Holdings promptly following the consummation of the Merger.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Notes” means the Company Notes and the Holdings Notes.

“Notes Documents” means the Company Notes Documents and the Holdings Notes Documents.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Operating Account” means account #898046220250, any disbursement account, and any replacement accounts or additional accounts of any Loan Party maintained with BofA as a zero balance, cash management account pursuant to and under any agreement between such Loan Party and BofA, as modified and amended from time to time, and through which all disbursements of any Loan Party and any designated Subsidiary of any Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any such Taxes that are Connection Taxes imposed with respect to any assignment of a Loan or Commitment (other than an assignment made pursuant to Section 2.19(b)) treating the assignee and assignor with respect to any assignment as the Recipient for purposes of the definition of “Connection Taxes.”

“Overadvance” has the meaning assigned to such term in Section 2.04(a).

“Parent” has the meaning assigned to such term in the term “Permitted Payments to Parent”.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party or a Restricted Subsidiary in a transaction that satisfies each of the following requirements:

(a)           such Acquisition is not a hostile or contested Acquisition and shall have been approved by the proposed target’s (or proposed target’s parent’s) board of directors (or equivalent) governing body;

(b)           the business acquired in connection with such Acquisition is not in any material fashion engaged, directly or indirectly, in any line of business other than the businesses in which any Borrower or any Loan Party is engaged on the Effective Date and any business activities that are similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof;

(c)           if such Acquisition is an Acquisition of the Equity Interests of a Person, such Acquisition (i) is structured so that the acquired Person shall become a Loan Party or a Restricted Subsidiary pursuant to the terms of this Agreement, provided, that such Person shall be permitted to become an Unrestricted Subsidiary if, after giving pro forma effect to such Acquisition, either (A) both (1) Availability is greater than the higher of 15% of the Commitments and $37,500,000 and (2) the Fixed Charge Coverage Ratio as of the last day of the Reference Period is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 20% of the Commitments and $50,000,000, and (ii) together with the consummation of the transactions contemplated in Section 5.13 in connection with such Acquisition, will not result in any violation of Regulation U;

(d)           at or prior to the closing of the Acquisition, Holdings (or its Restricted Subsidiary making such Acquisition) and the proposed target (and, to the extent required, its Restricted Subsidiaries) shall have executed such documents, and taken such action, required under Section 5.13;

(e)           any Borrower or any Loan Guarantor shall not, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected to have a Material Adverse Effect;

(f)            in connection with an Acquisition of the Equity Interests in any Person which becomes a Restricted Subsidiary, all Liens on property of such Person shall be terminated unless such Liens are permitted pursuant to the Loan Documents, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated unless such Liens are permitted pursuant to the Loan Documents;

(g)           all material governmental and third-party approvals necessary in connection with such Acquisition shall have been obtained and be in full force and effect;

(h)           no Default or Event of Default exists or would result therefrom;

(i)            as soon as available, but not less than five (5) days (or such shorter period as approved by the Administrative Agent) prior to the consummation of any Acquisition having an Acquisition Consideration in excess of $75,000,000, the Borrower Representative shall provide to the Administrative Agent (i) notice of such Acquisition, (ii) a copy of the final form (or, if not available, the current draft) for the purchase agreement and all schedules and exhibits thereto and (iii) a certificate of a senior officer of the Borrower Representative certifying (and showing the calculations therefor in reasonable detail) that the Loan Parties would be in compliance with the requirements of clauses (c) through (h) preceding, including, if applicable, pro forma financial statements indicating compliance with Section 6.04(p); and

(j)            prior to inclusion of the Accounts and Inventory acquired in connection with any such Acquisition in the determination of the Borrowing Base (which, for the avoidance of doubt, must be owned by a Borrower), (i) the Administrative Agent shall have obtained an Inventory Appraisal with respect to such Inventory and conducted an audit and field examination of such Accounts to its reasonable satisfaction; provided, that such acquired Accounts and Inventory that otherwise satisfy the eligibility criteria (as determined in good faith by the Company based on a review of such eligibility criteria and the due diligence for such Acquisition) may be included in the Borrowing Base for a period not to exceed 60 days and in an aggregate amount not to exceed 10% of the Borrowing Base pending such field examination and appraisal and (ii) any applicable Reserves have been established by the Administrative Agent in consultation with the Company, and all appropriate lien filings and collateral documentation have been duly completed, executed and delivered to the Administrative Agent, in each case, to the extent required by, and in accordance with, the Loan Documents.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment and subject to the requirements, as applicable, of Section 2.22.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes, assessments or other governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

(c)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)           deposits and other assets pledged to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f)            easements, zoning restrictions, rights-of-way, minor defects or irregularities of title and similar encumbrances on real property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of any Borrower or any Restricted Subsidiary;

(g)           landlords’ and lessors’ and other like Liens in respect of rent not in default; and

(h)           any interest or title of a lessee, licensee, lessor or licensor under any lease or sublease entered into by a Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or licensed;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means (a) the Sponsors and members of management of Holdings, the Company or a direct or indirect parent of Holdings and (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 or any successor provision) of which any of the foregoing are members; provided, however, that, in the case of such group and without giving effect to the existence of such group or any other group, the entities set forth in the foregoing clause (a), collectively, have beneficial ownership of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or any direct or indirect parent of Holdings.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)           investments in money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f)            investments in securities with maturities of six months or less from the date of acquisition and rated at least “A” by S&P or “A” by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service).

“Permitted Payments to Parent” means, without duplication as to amounts:

(a)           any Restricted Payment made to any direct or indirect parent company of Holdings (collectively, a “Parent”) to be used by Parent solely (i) to pay its franchise taxes and other fees required to maintain its corporate existence, (ii) to pay for general corporate and overhead expenses (including salaries and other compensation (including bonuses and benefits) of the employees and directors, board activities, insurance, legal, accounting, corporate reporting and filing, administrative and other general operating expenses) incurred by Parent in the ordinary course of business and attributable to the ownership or operations of Holdings and its Subsidiaries, (iii) to pay any reasonable and customary indemnification claims made by directors or officers of the Company or Parent and attributable to the ownership or operations of Holdings and its Subsidiaries, (iv) to pay expenses incurred in connection with offerings of securities, debt financings, acquisitions, dispositions or other non-ordinary course transactions for Holdings and its Subsidiaries and (v) to satisfy principal, interest and other payment obligations of Holdings on Indebtedness of Parent, the proceeds of which were contributed to Holdings; provided, however, that all such Restricted Payments pursuant to this clause (a) shall not exceed in the aggregate $15,000,000 per year; and

(b)           payments to Parent in respect of federal, state or local income, franchise or similar taxes of Holdings and its Subsidiaries (“Tax Payments”); provided, however, that the aggregate Tax Payments shall not exceed (i) the aggregate amount of the relevant tax (including any penalties and interest) that Holdings would owe after the Effective Date for United States Federal, state and local income tax purposes filing a separate tax return (or a consolidated or combined return with any Subsidiaries of Holdings that are members of a consolidated or combined group with Parent), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Holdings and its Subsidiaries, less (ii) the amount of any income taxes that Holdings or its Subsidiaries pay directly to a taxing authority after the Effective Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Prime Rate” means the rate of interest announced by BofA from time to time as its prime rate.  Such rate is set by BofA on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Adjustment” means for the most recently ended four fiscal quarters that includes all or any part of a fiscal quarter ending prior to the end of any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the EBITDA of Holdings and its Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such EBITDA, as the case may be, projected in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrowers and the Restricted Subsidiaries; provided that, so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, that such cost savings will be realizable during the entirety of the most recently ended four fiscal quarters, or such additional costs, as applicable, will be incurred during the entirety of such the most recently ended four fiscal quarters; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such EBITDA, as the case may be, for the most recently ended four fiscal quarters.

“Pro Forma Adjustment Certificate” means any certificate of a Financial Officer of Holdings delivered pursuant to Section 5.01(c).

“Pro Forma Entity” has the meaning assigned to such term in the definition of “Acquired EBITDA”.

“Projections” has the meaning assigned to such term in Section 5.01(d).

“Protective Advances” has the meaning assigned to such term in Section 2.04(a).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable, in its capacity as a Person receiving a payment under the Loan Documents.

“Reference Period” means the most recent four consecutive fiscal quarters for which financial statements have been delivered pursuant Section 5.01(a) or Section 5.01(b).

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners, advisors, controlling persons and other representatives of such Person and such Person’s Affiliates.

“Rent Reserve” means the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses, any Collateral or could assert a Lien on any Collateral and (b) a reserve equal to at least three months’ rent and other charges that could be payable to any such Person (unless it has executed a Collateral Access Agreement).

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers’ assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/16th of 1%) applicable to member banks under regulations issued by the Board for determining the maximum reserve requirement for Eurocurrency liabilities.

“Reserves” means the Dilution Reserve, Inventory Reserve, Rent Reserve, Banking Services Reserve, reserve for Swap Obligations and any other reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral or any Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary of a Borrower or Holdings other than an Unrestricted Subsidiary.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Commitment or, if the Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Second Supplemental Indenture” has the meaning assigned to such term in the term “Company Notes Indenture”.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of such date to (b) Indenture EBITDA for the Reference Period.

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Obligations owing to one or more Lenders, Lead Arrangers or their respective Affiliates at the time of the entry into such Swap Obligations; provided that, other than with respect to BofA and its Affiliates, within ten (10) Business Days (or such later time as the Administrative Agent and the Borrower Representative may agree in their reasonable discretion) after any transaction relating to such Banking Services Obligation or Swap Obligation is entered into, the Borrower Representative and the Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger party thereto shall have delivered written notice (including by e-mail) to the Administrative Agent (i) stating that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents, (ii) describing such Banking Services Obligation or Swap Obligation and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, which amount may be established or increased (by further written notice to the Administrative Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result therefrom and (iii) agreeing to be bound by Section 2.18(b) and Article VIII.

“Secured Parties” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Settlement” has the meaning assigned to such term in Section 2.05(c).

“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“Sold Entity or Business” has the meaning assigned to such term in the definition of “EBITDA”.

“Solvency Certificate” has the meaning assigned to such term in Section 4.01(f).

“Specified Distribution” means a distribution made by Holdings on the Effective Date to fund a portion of the Merger Consideration and to pay the fees and expenses incurred in connection with the Transactions.

“Specified Equity Contribution” has the meaning assigned to such term in Section 7.02(a).

“Specified Investment” has the meaning assigned to such term in Section 6.04(p).

“Specified Merger Agreement Representations” means such of the representations made by (or related to) Holdings and its Subsidiaries with respect to Holdings and its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Newco has (or its applicable affiliate has) the right to terminate its obligations (or otherwise not have an obligation to close)

under the Merger Agreement as a result of a breach of one or more of such representations in the Merger Agreement.

“Specified Properties” means the properties (and the improvements thereon) owned by the Company and its Restricted Subsidiaries that are identified on Schedule 1.01 hereto.

“Sponsors” means GS Capital Partners VI, L.P., P2 Capital Master Fund I, L.P. and their respective Affiliates.

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.  The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Standby LC Exposure at such time.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment to the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (for purposes of this definition only, the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 66.67% of the sum of the total Credit Exposure and unused Commitments at such time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time.  The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means BofA, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Syndication Agent” means Goldman Sachs Lending Partners LLC.

“Tax Payments” has the meaning assigned to such term in the definition for “Permitted Payments to Parent”.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof in accordance with Section 5.08 and the issuance of Letters of Credit hereunder, (b) the consummation of the Equity Contribution, (c) the consummation of the Merger and the payment of the Merger Consideration in accordance with the terms of the Merger Agreement, (d) the issuance of the Holdings Notes and (e) the execution and delivery of, and solicitation of consents for, the Second Supplemental Indenture.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to LIBOR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any Subsidiary of any Borrower that is acquired or created after the Effective Date and designated by the Borrower Representative at the time of acquisition or formation thereof as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrowers shall only be permitted to so designate a new Unrestricted Subsidiary after the Effective Date and so long as:

(a)           immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing;

(b)           no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Notes Documents or any other Indebtedness of Holdings or its Subsidiaries (other than Indebtedness of another Unrestricted Subsidiary); and

(c)           no Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary at any time after being so designated as an Unrestricted Subsidiary;

(d)           immediately after giving effect to such designation, Holdings, the Company and its Restricted Subsidiaries shall be in compliance, on a pro forma basis, with the covenant set forth in Section 6.12, whether or not a Covenant Trigger Period then exists, as demonstrated to the reasonable satisfaction of the Administrative Agent;

(e)           no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary owns (directly or indirectly) any Equity Interests or Indebtedness of, or holds Liens on any property of, Holdings, any Borrower or any Restricted Subsidiary; and

(f)            no Subsidiary shall be designated as an Unrestricted Subsidiary if it (i) is a party to any agreement, contract, arrangement or understanding with Holdings, any Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings, such Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings, any Borrower or any Restricted Subsidiary, and (ii) is a Person with respect to which Holdings, any Borrower or any of the Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by its parent therein at the date of designation in an amount equal to the net book value of its parent’s investment immediately prior to such designation therein. Any contingent obligations or Guarantee incurred by Holdings, any Borrower or any Restricted Subsidiary in respect of any Indebtedness or other obligations of the Subsidiary being so designated (including those incurred prior to such designation) will be deemed to have been incurred at the time of such designation.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f).

“Wilmar Financial” has the meaning assigned to such term in the preamble of this Agreement.

“Wilmar Holdings” has the meaning assigned to such term in the preamble of this Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower or the Administrative Agent as required by applicable Requirement of Law.

SECTION 1.02       Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03       Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and

“including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to a Subsidiary, Excluded Subsidiary, Restricted Subsidiary or Unrestricted Subsidiary shall, unless the context shall otherwise require, refer to such a Subsidiary of a Loan Party, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04       Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) as may be requested by the Administrative Agent in its reasonable credit judgment.

ARTICLE II

THE CREDITS

SECTION 2.01       Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Credit Exposure exceeding the lesser of (x) the Commitments or (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02       Loans and Borrowings.  (a)  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments.  Any Protective Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b)           Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement; provided further that any such branch or Affiliate shall be treated for purposes of Section 2.17 of this Agreement (and related defined terms) as if it were a Lender in respect of its making such Eurodollar Loan and shall be entitled to the indemnities and similar provisions, and shall be subject to the limitations and requirements of such indemnities and similar provisions, contained in Section 2.17.

(c)           At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  ABR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

(d)           Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03       Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone (a) in the case of a Eurodollar Borrowing, not later than noon, Atlanta time, two Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than noon, Atlanta time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Atlanta time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)            the name of the applicable Borrower;

(ii)           the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v)           in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of 30 days’ duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04       Protective Advances.  (a) Subject to the limitations set forth below, (i) the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (C) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents and (ii) the Administrative Agent may require the Lenders to honor requests for Loans when the aggregate Loans exceed, or would exceed upon the funding of such Loans, the Borrowing Base (“Overadvance”) and to forbear from requiring Borrowers to cure an Overadvance (A) when no other Event of Default is known to the Administrative Agent, as long as the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Loans are required) and (B) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days (any of such Loans described in this clause (a) are herein referred to as “Protective Advances”); provided that, the aggregate amount of all Protective Advances (including Overadvances) outstanding at any time shall not at any time exceed 10% of the Commitments and the aggregate amount of all Overadvances may not exceed 7.5% of the Borrowing Base; provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure of all Lenders shall not exceed the Commitments.  Protective Advances may be made or permitted to exist even if the conditions precedent set forth in Section 4.02 have not been satisfied.  The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be ABR Borrowings.  The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.  At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance.  At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).  Any funding of a Protective Advance or sufferance of an Overadvance shall not constitute a waiver by the Administrative Agent or Lenders of any Event of Default.

(b)           Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage.  From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.  In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

SECTION 2.05       Swingline Loans.

(a)           The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c).  Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account.  In addition, during any Dominion Trigger Period, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Atlanta time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Operating Account that day (as determined based on notice from the Administrative Agent).  The aggregate amount of Swingline Loans outstanding at any time shall not exceed $30,000,000.  The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before giving effect to such Swingline Loan) or if the Required Lenders have notified the Swingline Lender in writing that the conditions to a Borrowing in Section 4.02 are not satisfied.  All Swingline Loans shall be ABR Borrowings.

(b)           Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Commitments.  The Swingline Lender may, at any time, require the Revolving Lenders to fund their participations.  From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(c)           The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Atlanta time on the date of such requested Settlement (the “Settlement Date”).  Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Atlanta time, on such Settlement Date.  Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied.  Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively.  If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06       Letters of Credit. (a)  General.  Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower or any wholly-owned Subsidiary of the Borrower Representative, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $45,000,000 and (iv) the Aggregate Credit Exposure shall not exceed the lesser of (x) the Commitments and (y) the Borrowing Base.  An Issuing Bank shall not issue (or increase, extend or renew) a Letter of Credit if the Required Lenders have notified such Issuing Bank in writing that the conditions therefor in Section 4.02 are not satisfied.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any standby Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date is automatically extended by a specific time period (but not to a date later than the date set forth in clause (ii) above).

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Atlanta time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Atlanta time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Atlanta time, on the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f)            Obligations Absolute.  The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)           Disbursement Procedures.  An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)           Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)            Issuing Banks.  An Issuing Bank (other than BofA except to the extent that BofA ceases to be a Lender) may resign at any time and any existing Lender may become an Issuing Bank at any time, in each case by written agreement among the Borrower Representative, the Administrative Agent, the retiring Issuing Bank or additional Issuing Bank (as applicable).  The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.  At the time any such resignation shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such addition of an Issuing Bank, the additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it.  After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit.

(j)            Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC

Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Section 7.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Defaults have been cured or waived.

(k)           Existing Letters of Credit.  On the Effective Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into Letters of Credit issued pursuant to this Section 2.06 at the request of the Borrower Representative and subject to the provisions hereof as if such Existing Letters of Credit had been issued on the Effective Date, (ii) such Letters of Credit shall each be included in the calculation of “LC Exposure” and, to the extent applicable and without duplication, in the definitions of “Commercial LC Exposure” and “Standby LC Exposure” and (iii) all liabilities of the Borrowers and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations.  No Existing Letter of Credit converted in accordance with this Section 2.06(k) shall be amended, extended or renewed except in accordance with the terms hereof.  Notwithstanding the foregoing, the Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letters of Credit solely as a result of such letter of credit being converted into a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.12(b) shall otherwise apply to such Existing Letters of Credit.

SECTION 2.07       Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Atlanta time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08       Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Loans or Protective Advances, which may not be converted or continued.

(b)           To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of 30 days’ duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09       Termination and Reduction of Commitments; Increase in Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)           The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations then due and owing together with accrued and unpaid interest thereon.

(c)           The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Credit Exposure would exceed the lesser of the Commitments and the Borrowing Base.

(d)           The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or other specified conditions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition or conditions are not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)           The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, shall have the right to increase the Commitments on no more than four occasions, (iii) no existing Lender shall be obligated to provide any portion of such increase (any decision to increase being in such Lender’s sole discretion), (iv) the Administrative Agent and each Issuing Bank has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (v) any such additional Commitments shall be on the same terms and conditions as the other existing Commitments (except as to fees agreed to among the Administrative Agent, the Borrowers and the Lenders providing such additional Commitments), (vi) the procedure described in Section 2.09(f) has been satisfied, (vii) such increase is permitted by the Notes Documents assuming that the increased Commitments are fully drawn (and, if such increase is permitted under the Notes Documents pursuant to a “borrowing base” calculation thereunder rather than a dollar or ratio based basket, (A) the Administrative Agent may require delivery of periodic certificates calculating such borrowing base under the Notes Documents and (B) the Borrowing Base under this Agreement may not exceed such borrowing base under the Notes Documents), (viii) no Default or Event of Default shall exist at the time of and after giving effect to any such increase, and (ix) Borrowers shall pay all fees and expenses incurred in connection with such increase (including any breakage costs).

(f)            Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of Required Lenders if any such increase would cause the Commitments to exceed $375,000,000.  As a condition precedent to such an increase, the Borrower Representative shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default exists and (ii) such legal opinions and other documents as may be reasonably requested by the Administrative Agent.

(g)           Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.  On the Business Day following any such increase, all outstanding ABR Borrowings shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages.  Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.  All Availability dollar thresholds will be automatically adjusted ratably in accordance with any increase of the Commitments pursuant to this Section 2.09.

SECTION 2.10       Repayment of Loans; Evidence of Debt.  (a) The Borrowers hereby jointly, severally and unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date, and (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent.

(b)           At all times that a Dominion Trigger Period is in effect, on each Business Day, the Administrative Agent shall apply all funds deposited in the Collateral Deposit Accounts on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay the Loans (including Swingline Loans) pro rata and third to cash collateralize outstanding LC Exposure.

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)           The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)            Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11       Prepayment of Loans.  (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b)           In the event and on such occasion that the Aggregate Credit Exposure exceeds the lesser of (A) the Commitments or (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

(c)           During a Dominion Trigger Period, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of a disposition or a casualty or condemnation event relating to Collateral included in the Borrowing Base, the Borrowers shall, within one Business Day after such Net Proceeds are received, prepay the Obligations in an amount equal to 100% of such Net Proceeds.  A prepayment pursuant to this clause (c) shall be applied first to repay any Protective Advances that may be outstanding, pro rata, second to repay the Loans (including Swingline Loans) pro rata and third to cash collateral outstanding LC Exposure.

(d)           The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than noon, Atlanta time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than noon, Atlanta time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12       Fees.  (a)  The Borrowers agree to pay to the Administrative Agent for the account of the Revolving Lenders a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily amount of the Available Commitment during the period from and including the Effective Date to but excluding the date on which the Revolving Lenders’ Commitments terminate.  Accrued commitment fees shall be payable quarterly in arrears on the first day of January, April, July and October and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b)           The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the applicable Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the first day of each calendar quarter following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c)           The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13       Interest.  (a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Each Protective Advance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all overdue principal of the Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(e)           Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed.  The Alternate Base Rate or LIBOR, as applicable, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.  If, for any reason (including inaccurate reporting on financial statements, a Borrowing Base Certificate or a Compliance Certificate), it is determined that a higher Applicable Rate should have applied to a period than was actually applied, then the proper rate shall be applied retroactively and the Borrowers shall immediately pay an amount equal to the difference between the amount of interest and fees that would have accrued using the proper rate and the amount actually paid.

SECTION 2.14       Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15       Increased Costs.  (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or any Issuing Bank;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes described in clauses (b) through (d) of the definition thereof and (C) Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes) that are imposed on or measured by such Recipient’s loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of making, converting to, continuing or maintaining (A) in the case of clauses (i) and (iii), any Eurodollar Loan or any Alternate Base Rate Loan determined by reference to LIBOR and (B) in the case of clause (ii), any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such Issuing Bank (whether of principal, interest or any other amount) then, upon request of the Administrative Agent, such Lender or such Issuing Bank, the Borrowers will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b)           If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth the amount necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with a reasonably detailed calculation thereof and the assumptions upon which such calculation was based, shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16       Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (which shall not include any lost profit or margin).  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.17       Taxes.  (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction or withholding for any Taxes except as required by Requirement of Law.  If any Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent, Lender or an Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)           Without duplication, in addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)           Each Lender and each Issuing Bank shall indemnify the Borrowers and the Administrative Agent, within 10 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and reasonable expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent and including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17(d)) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such Issuing Bank, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered to the Borrowers or the Administrative Agent pursuant to Section 2.17(f).  Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 2.17(d).

(e)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Forms.

(i)            Any Lender that is a United States person (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(ii)           Each Foreign Lender shall, to the extent it is legally entitled to do so,  deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation), which ever of the following is applicable:

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form

W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       executed originals of IRS Form W-8ECI;

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Certificate”) and (y) executed originals of IRS Form W-8BEN; and

(4)       to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

In addition, upon request of the Borrowers, each Foreign Lender shall deliver such forms promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Foreign Lender.  Each Foreign Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(iii)          Any Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iv)          If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)           If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall promptly pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower pursuant to this Section 2.17(g) the payment of which would place such Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

(h)           For purposes of Section 2.17, the term “Lender” includes any Issuing Bank and the term “Requirement of Law” includes FATCA.

SECTION 2.18       Payments Generally; Allocation of Proceeds; Sharing of Set-offs.  (a)  The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Atlanta time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 300 Galleria Parkway, Suite 800, Atlanta, Georgia, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding

Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)           Any proceeds of Collateral received by the Administrative Agent (i) not constituting any of (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collateral Deposit Accounts when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the applicable Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of Protective Advances, fourth, to pay the principal of Protective Advances, fifth, to pay interest then due and payable on the Loans (other than Protective Advances) ratably, sixth, to prepay principal on the Loans (other than Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and with respect to Swap Obligations owed to Lenders, Lead Arrangers or their respective Affiliates, ninth, to payment of any amounts owing with respect to Swap Obligations owed to Persons that were Lenders or Lead Arrangers at the time of entry into such Swap Obligations but which are no longer Lenders or Lead Arrangers at the time of such payment, or their Affiliates and tenth, to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)           At the election of the Administrative Agent, (i) all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents and (ii) all payments of any check, ACH or electronic debit, or other payment item requested by the Borrowers from any controlled disbursement account with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent.  Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of (A) principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and (B) any check, ACH or electronic debit, or other payment item presented for payment from any controlled disbursement account of any Borrower with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment and in each case, agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of (A) principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and (B) any check, ACH or electronic debit, or other payment item presented for payment from any controlled disbursement account of any Borrower with the Administrative Agent or any of its Affiliates at a time when there are insufficient funds to cover such payment.

(d)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant.  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)           Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)            If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

SECTION 2.19       Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes (excluding Other Taxes) or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable or to be withheld pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes (excluding Other Taxes) or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20       Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)           the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) any waiver, amendment or modification specified in clauses (i), (ii) and (iii) of the first proviso in Section 9.02(b) affecting a Defaulting Lender shall require the consent of such Defaulting Lender;

(c)           if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Credit Exposures and such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments, (y) the conditions set forth in Section 4.02 are satisfied at such time and (z) after giving effect thereto, no Lender’s Credit Exposure would exceed its Commitment; and

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)          if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.20(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lender is reallocated pursuant to Section 2.20(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v)           if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.20(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d)           no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)           in the event and on the date that each of the Administrative Agent, the Borrowers, each Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21       Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender.  The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22       Limitation on Permitted Discretion.

(a)           The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its Permitted Discretion.  In addition, the Administrative Agent reserves the right, at any time and from time to time after the Effective Date, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts and Eligible Inventory, in its Permitted Discretion, subject to Section 9.02.

(b)           Notwithstanding the foregoing or any provision in this Agreement to the contrary, circumstances, conditions, events or contingencies arising prior to the Effective Date and disclosed to the Administrative Agent prior to the Effective Date shall not be the basis for any establishment or modification of Reserves, eligibility criteria or advance rates unless (i) in the case of Reserves and eligibility criteria, such category of Reserves or eligibility criteria were established on the Effective Date (which may include Reserves and eligibility criteria set forth in the initial Borrowing Base Certificate) or (ii) such circumstances, conditions, events or contingencies shall have changed since the Effective Date (other than with respect to the Banking Services Reserve or any reserve for Swap Obligations).

(c)           Any exercise of Permitted Discretion with respect to Reserves (other than with respect to the Banking Services Reserve or any reserve for Swap Obligations) shall be based on a good faith reasonable determination of the Administrative Agent that (i) the circumstances, conditions, events or contingencies giving rise thereto will or reasonably could be expected to adversely affect the value of the Eligible Accounts or Eligible Inventory in the Borrowing Base, the enforceability or priority of the Administrative Agent’s Liens thereon or the amount the Secured Parties would likely receive in the liquidation of Eligible Accounts or Eligible Inventory in the Borrowing Base and (ii) the proposed action to be taken by the Administrative Agent to mitigate the effects described in clause (i) (including the amount of any Reserves) bears a reasonable relationship to the circumstance, condition, event or other contingency that is the basis therefor.

(d)           Upon delivery of notice to the Borrower Representative by the Administrative Agent of its intent to establish or increase Reserves, the Administrative Agent shall be available to discuss the proposed Reserves or increase, and Borrowers may take such action as may be required so that the circumstance, condition, event or other contingency that is the basis for such Reserves or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.  In no event shall such notice and opportunity limit the right of the Administrative Agent to establish or change such Reserves, unless the Administrative Agent shall have determined in its Permitted Discretion that the circumstance, condition, event or other contingency that is the basis for such new Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers.

(e)           In the event that the event, condition or other matter giving rise to the establishment of any Reserve shall cease to exist (unless the Administrative Agent determines there is a reasonable prospect that such event, condition or other matter will occur again within a reasonable period of time thereafter), the Borrower Representative may request in writing that the Administrative Agent discontinue the Reserve established pursuant to such event, condition or other matter (and the Administrative Agent will have a reasonable period of time to evaluate such request and will be available to discuss such request with the Borrower Representative).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders on the Effective Date and on each date a Loan is made or a Letter of Credit is issued, amended, renewed or extended, that the following statements are true and correct in all material respects; provided that any such representations and warranties that are qualified as to “materiality” shall be true and correct in all respects; provided further, that it is understood and agreed that the accuracy of the following representations and warranties made on the Effective Date, other than those specified in Section 4.01(s), shall not be a condition precedent to the effectiveness of this Agreement or to the making of the initial Loans and the issuance (or deemed issuance) of the initial Letters of Credit:

SECTION 3.01       Organization; Powers.  Each of the Loan Parties and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02       Authorization; Enforceability.  The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03       Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents, and (iii) such approvals, authorizations or consents the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) the certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents of any Loan Party or any of its Restricted Subsidiaries and (ii) any material Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under the Company Notes Indenture, the Holdings Notes Indenture or any other material indenture, agreement or instrument binding upon any Loan Party or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents and Liens permitted under Section 6.02.

SECTION 3.04       Financial Condition; No Material Adverse Effect.  (a)  The Company has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of Holdings (i) as of and for the fiscal years ended December 25, 2009, December 31, 2010 and December 30, 2011, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for (x) the fiscal quarter and the portion of the fiscal year ended March 30, 2012, (y) the fiscal quarter and the portion of the fiscal year ended June 29, 2012, and (z) if such date precedes the Effective Date by at least 45 days, the fiscal quarter and the portion of the fiscal year ended September 28, 2012, in each case certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Restricted Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)           No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 30, 2011.

SECTION 3.05       Properties.  (a)  As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default (i) by any Loan Party to any such lease or sublease or (ii) to the knowledge of the Loan Parties, by any other parties to any such lease or sublease exists, except for defaults that could not reasonably be expected to have a Material Adverse Effect.  Each of the Loan Parties and its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its material real and personal property, free of all Liens other than those permitted by Section 6.02.

(b)           Each Loan Party and its Restricted Subsidiaries owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted.  A correct and complete list of all trademark and patent registrations and filed applications and all material copyright registrations and filed applications owned by each Loan Party on the Effective Date is set forth on Schedule 3.05, and the use thereof by the Loan Parties and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 3.05 hereof, the Loan Parties are not, as of the date of this Agreement, bound by any material license agreement, licensing agreement or similar arrangement as licensor pursuant to which they have licensed any rights under any of their intellectual property to any Person other than Holdings and its Restricted Subsidiaries.

SECTION 3.06       Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters described in Part A of Schedule 3.06) or (ii) that involve this Agreement or the Transactions (other than the Disclosed Matters described in Part B of Schedule 3.06).

(b)           Except for matters that individually, or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Restricted Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c)           Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07       Compliance with Laws and Agreements.  Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08       Investment Company Status.  No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09       Taxes.  Each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes that are material in amount required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves and (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.  No tax liens (other than liens for current period Taxes not yet due and payable) have been filed and no claims are being asserted with respect to any material amount of such taxes.

SECTION 3.10       ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could be expected to have a Material Adverse Effect.

SECTION 3.11       Disclosure.  Each Borrower and Holdings have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers and Holdings represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results.

SECTION 3.12       Material Agreements.  All material agreements and contracts to which any Loan Party is a party or is bound as of the date of this Agreement are either (a) filed as exhibits to, or incorporated by reference in, the reports of Holdings that were filed with the SEC, prior to the Effective Date, or (b) listed on Schedule 3.12.  No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or contract to which it is a party, except where such default could not reasonably be expected to have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness in a principal amount, individually or in the aggregate, in excess of $20,000,000.

SECTION 3.13       Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date and on the date of each Borrowing and the date any Letter of Credit is issued, amended, renewed or extended, (a) the sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, will not exceed the present fair saleable value of the present assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, on a consolidated basis, (b) the present and fair saleable value of the assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, in each case as they become absolute and matured, (c) the capital of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is not unreasonably small in relation to their respective businesses as contemplated on the date hereof, (d) Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, have not incurred and do not intend to incur, nor believe that they will incur, debts, including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise), and (e) Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

SECTION 3.14       Insurance.  Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Restricted Subsidiaries as of the Effective Date.  As of the Effective Date, all premiums due and payable in respect of such insurance have been paid.  The Borrowers and Holdings believe that the insurance maintained by or on behalf of the Company and the Restricted Subsidiaries is adequate.

SECTION 3.15       Capitalization and Subsidiaries.  Schedule 3.15 sets forth as of the Effective Date (a) a correct and complete list of the name and relationship to Holdings of each and all of Holdings’ Subsidiaries, (b) a true and complete listing of each class of each of the Company’s authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of Holdings and each of its Subsidiaries.  As of the Effective Date, all of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

SECTION 3.16       Security Interest in Collateral.  The provisions of the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, and when the actions set forth in the Collateral Documents to perfect such Liens are taken, such Liens will constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, and (c) as provided in the Intercreditor Agreement (to the extent applicable).

SECTION 3.17       Employment Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened.  The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters to the extent such violation could reasonably be expected to result in a Material Adverse Effect.  All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary other than payments the failure of which to make could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18       Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.19       Permitted Indebtedness.  The execution, delivery and performance of the Loan Documents and the incurrence of the Obligations do not conflict with or violate the Company Notes Indenture or the Holdings Notes Indenture.  This Agreement and the Obligations constitute a “Credit Facility” permitted under and as defined in the Company Notes Indenture and the Holdings Notes Indenture.

SECTION 3.20       OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) to the best of its knowledge, engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 3.21       Patriot Act, Etc. Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.22       Margin Regulations.  No Loan Party is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing any “margin stock” as defined in Regulation U.  Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

ARTICLE IV

CONDITIONS

SECTION 4.01       Effective Date.  The obligations of the Lenders to make the initial Loans and of the Issuing Banks to issue the initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived with the consent of all Lenders):

(a)           Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, each Issuing Bank and the Lenders in form and substance reasonably acceptable to the Administrative Agent and the Lead Arrangers.

(b)           Officer’s Certificates; Certified Certificate of Organization; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its secretary or assistant secretary, which shall (A) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date and a true and correct copy of its by-laws or operating, management or partnership agreement and (D) in the case of the Borrower Representative, certify as to the condition precedent set forth in clause (h) below, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(c)           Fees.  The Lenders, the Administrative Agent and the Lead Arrangers shall have received on the Effective Date all fees required to be paid, and all expenses for which invoices have been presented at least three days prior to the Effective Date (including the reasonable fees and expenses of legal counsel).  All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(d)           Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are organized (including relevant prior names), and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(e)           Pay-Off Letter.  The Administrative Agent shall have received a satisfactory pay-off letter for the Existing Credit Agreement to be repaid from the proceeds of the Revolving Loans advanced on the Effective Date, confirming that the Existing Credit Agreement, all commitments thereunder and all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment.

(f)            Solvency.  The Administrative Agent shall have received the Solvency Certificate set forth as Exhibit H hereto (the “Solvency Certificate”) from a Financial Officer.

(g)           Borrowing Base Certificate.  The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the most recent calendar month ended at least 15 days prior to the Effective Date.

(h)           Closing Availability.  After giving effect to all Borrowings to be made on the Effective Date and the issuance (or deemed issuance) of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability shall not be less than $50,000,000.

(i)            Pledged Stock; Stock Powers.  The Administrative Agent shall have received all certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(j)            Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(k)           Insurance.  The Administrative Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 and Section 4.11 of the Security Agreement.

(l)            Appraisals.  The Lead Arrangers shall have received the Inventory Appraisal in form and scope consistent with the appraisal conducted by HILCO Appraisal Services, LLC dated October 19, 2011 (it being acknowledged that this condition has been satisfied as of the Effective Date by the delivery of the Inventory Appraisal dated June 27, 2012).

(m)          Field Examinations.  The Lead Arrangers shall have received a satisfactory field examination of the Borrowers’ and the other Loan Guarantors’ books, records and Collateral conducted in a customary manner as conducted by the Administrative Agent in connection with similar asset based lending facilities (it being acknowledged that this condition has been satisfied as of the Effective Date).

(n)           No Company Material Adverse Effect.  (i) From December 31, 2011 through the date of the Commitment Letter, except as set forth in (A) the Company SEC Documents (excluding, in each case, any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained or referenced therein relating to information, factors or risks that are predictive, cautionary or forward looking in nature) filed with the SEC after December 31, 2011 and prior to the date of the Merger Agreement (and then (1) only to the extent that the relevance of any disclosed event, item or occurrence in such Company SEC Documents to a matter covered by this condition is reasonably apparent as to matters and items which are subject of such representation or warranty, (2) other than any matters required to be disclosed for purposes of Sections 3.1, 3.2, 3.3, 3.6 and 3.7 of the Merger Agreement, which matters shall only be disclosed by specific disclosure in the respective corresponding section of the Company Disclosure Letter), and (3) without giving effect to any amendment to any such documents filed on or after the date of the Commitment Letter) or (B) the corresponding sections or subsections of the Company Disclosure Letter (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection only to the extent that the relevance of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure) and (ii) since the date of the Commitment Letter, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(o)           Merger Consummation.  The Merger shall have been consummated, or substantially simultaneously with the initial Borrowings hereunder, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers thereto or thereunder, in each case that are materially adverse to the Lenders or the Lead Arrangers as reasonably determined by the Lead Arrangers (it being understood that any modification, amendment, consent or waiver (i) to the definition of “Company Material Adverse Effect”, (ii) to the condition that the representations regarding the accuracy of Section 3.10 of the Merger Agreement be true and correct in all respects when made and as of the date of the consummation of the Merger as of the time when made, and (iii) to Section 3.10 of the Merger Agreement or Section 3.10 of the Company Disclosure Letter shall be deemed to be material and adverse to the interests of the Lenders and the Lead Arrangers), without the prior consent of the Lead Arrangers.

(p)           Equity Contribution.  The Equity Contribution shall have been made.

(q)           Second Supplemental Indenture.  The Second Supplemental Indenture shall be effective.

(r)            Historical Financials.  The Lead Arrangers shall have received (i) audited consolidated balance sheets of Holdings and related statements of income, changes in equity and cash flows of Holdings as of and for the fiscal years ended December 25, 2009, December 31, 2010 and December 30, 2011, and (ii) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Holdings for the fiscal quarters ended March 30, 2012, June 29, 2012 and, if such date precedes the Effective Date by at least 45 days, September 28, 2012.

(s)           Representations and Warranties.  Each of (i) the Specified Merger Agreement Representations and (ii) the representations and warranties in Sections 3.01, 3.02, 3.03(b)(i) and (c), 3.08, 3.13, 3.16, 3.19, 3.20, 3.21 and 3.22 shall be true and correct in all material respects on and as of the Effective Date; provided, that any such representation and warranty that is qualified as to “materiality” shall be true and correct in all respects.

(t)            Patriot Act, Etc.  The Administrative Agent and the Lead Arrangers shall have received, at least three days prior to the Effective Date, all customary documentation and other information about Holdings, the Company and the other Loan Guarantors as has been reasonably requested in writing at least five days prior to the Effective Date by the Administrative Agents or the Joint Bookrunners that they reasonably determine is required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(u)           Closing Certificate.  The Administrative Agent shall have received a certificate, signed by an authorized officer of the Borrower Representative, on the Effective Date certifying that the conditions set forth in clauses (n), (o), (p), (q) and (s) of this Section 4.01 have been satisfied and attaching thereto true and complete copies of (A) the fully-executed Merger Agreement and the other material documents evidencing the closing of the transactions contemplated by the Merger Agreement and (B) the fully-executed Second Supplemental Indenture.

(v)           Pro Forma Financial Statements.  The Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Effective Date, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), which shall be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended (subject to exceptions customary for offerings conducted under Rule 144A or otherwise mutually agreed), including preliminary adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(w)          Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived with the consent of all Lenders) at or prior to 11:59 p.m., New York City time, on November 29, 2012 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).  The acceptance by the Borrowers of the initial Borrowings and the issuance (or deemed issuance) of the initial Letters of Credit hereunder shall constitute a representation and warranty that all of the representations and warranties of the Borrowers set forth in this Agreement are true and correct.

SECTION 4.02       Each Credit Event.  Other than the initial Borrowings and Letters of Credit issued (or deemed issued) on the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided, that any such representations and warranties that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects (it being understood that such representations and warranties that relate solely to an earlier date or period shall be true and correct in all material respects as of such earlier date or for the respective period, as the case may be).

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)           Availability is not less than the amount of the proposed Borrowing or Letters of Credit.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed (in each case other than contingent indemnification obligations for which no claim has been identified), each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01       Financial Statements; Borrowing Base and Other Information.  The Borrowers will furnish to the Administrative Agent:

(a)           within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to the current maturity of the Obligations in the case of the audit for the fiscal year ending December 31, 2016 in the event such maturity is not extended) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)           within 45 days after the end of each of the first three fiscal quarters of Holdings, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)           concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Holdings in substantially the form of Exhibit C (a “Compliance Certificate”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters (whether or not during a Covenant Trigger Period) and, if applicable, demonstrating compliance with Section 6.12, (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment

Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)           as soon as available, but in any event not more than 90 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of Holdings for each month of the upcoming fiscal year (the “Projections”) in form consistent with the projections delivered to and approved by the board of directors of Holdings;

(e)           as soon as available but in any event within 15 Business Days of the end of each calendar month end (or within 3 Business Days after the last Business Day of each week during any Covenant Trigger Period), as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith; provided, that the Borrowers may deliver updates to the Borrowing Base (i) in connection with any Permitted Acquisition, at least three Business Days prior to the consummation of such Permitted Acquisition, in which case, the Borrowing Base may include, as provided in clause (j) of the definition of “Permitted Acquisition”, the Eligible Accounts and Eligible Inventory acquired or to be acquired in connection with such Permitted Acquisition, and (ii) at such other times as the Administrative Agent may agree in its discretion;

(f)            as soon as available but in any event within 15 Business Days of the end of each calendar month end (and within 3 Business Days after the last Business Day of each week during any Covenant Trigger Period), as of the period then ended, all of the collateral monitoring reporting requirements listed on Exhibit E;

(g)           as soon as reasonably practicable following the Administrative Agent’s request (to the extent available):

(i)            copies of invoices in connection with the invoices issued by the Borrowers in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)           copies of purchase orders and invoices in connection with any Inventory or Equipment purchased by any Loan Party;

(iii)          a schedule of account balances of all intercompany accounts of the Loan Parties; and

(iv)          as of the period then ended, the Borrowers’ sales journal and cash receipts journal (identifying trade and non-trade cash receipts);

(h)           as soon as reasonably practicable after the Administrative Agent’s request, but (so long as no Default is continuing) no more frequently than annually, an updated customer list for the Borrowers and their Restricted Subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified by a Financial Officer of the Borrower Representative as true and correct in all material respects to the best of the Financial Officer’s knowledge;

(i)            as soon as reasonably practicable after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, any Borrower or any

Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

(j)            not later than any date on which financial statements are delivered with respect to the most recently ended four fiscal quarters in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by any Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a Pro Forma Adjustment Certificate; and

(k)           as soon as reasonably practicable following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

To the extent that any of the documents required to be delivered pursuant to Sections 5.01(a), (b) or (i) are also filed with the SEC, the Borrowers may fulfill such delivery requirements by providing the Administrative Agent, in writing, an internet link to a corresponding SEC filing that conforms with the requirements of such Sections.  The Administrative Agent will promptly forward all deliveries and notices received by it from by the Loan Parties under this Section 5.01 to each of the Lenders (other than clauses (f) through (h), which will be made available to each Lender at such Lender’s request), which communication may be made by delivery of hard copies, email or posting the information to an intranet or internet site or other electronic communication methods adopted by the Administrative Agent, and will provide notice to each such Lender of the posting of any such intranet, internet or other electronic communication.

SECTION 5.02       Notices of Material Events.  The Borrowers and Holdings will furnish to the Administrative Agent prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           (i) any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (A) seeks damages in excess of $15,000,000, (B) seeks material injunctive relief, or (C) alleges criminal misconduct by any Loan Party, or (ii) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened by a Governmental Authority against any Loan Party that alleges any tax, fee, assessment, or other governmental charge in excess of $10,000,000;

(c)           any Lien (other than Permitted Encumbrances and Liens permitted under Section 6.02(l) and (k)) or claim made or asserted against any Inventory or Accounts of any Loan Party;

(d)           any loss, damage, or destruction to Inventory in the amount of $15,000,000 or more (or other Collateral in an amount of $25,000,000 or more), whether or not covered by insurance;

(e)           any and all default notices received under or with respect to any leased location or public warehouse where Inventory with a fair market value exceeding $5,000,000 is located alleging non-payment of rent or other amounts due in excess of three months’ rent to the relevant landlord or warehouseman or any other material default;

(f)            the entry by any Loan Party into a Swap Agreement, agreement to provide Banking Services or amendment thereto with a Lender or Lead Arranger or an Affiliate of a Lender or Lead Arranger that is intended to be secured by the Collateral, together with copies of all agreements evidencing such Swap Agreement, agreement to provide Banking Services or amendment thereto (which shall be delivered within ten (10) Business Days of entry into such Swap Agreement, agreement to provide Banking Services or amendment thereto);

(g)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and the Restricted Subsidiaries in an aggregate amount exceeding $20,000,000; and

(h)           any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.  The Administrative Agent will promptly forward all notices received by it from the Loan Parties under this Section 5.02 to each of the Lenders, which communication may be made by delivery of hard copies, email or posting the information to an intranet or internet site or other electronic communication methods adopted by the Administrative Agent, and will provide notice to each such Lender of the posting of any such intranet, internet or other electronic communication.

SECTION 5.03       Existence; Conduct of Business.  Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where the failure to so preserve, renew or keep in full force and effect any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits for the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04       Payment of Obligations.  Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05       Maintenance of Properties.  Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06       Books and Records; Inspection Rights.  Each Loan Party will, and will cause each Restricted Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or any Lead Arranger (including employees of the Administrative Agent, any Lead Arranger or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.  The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07       Compliance with Laws.  Each Loan Party will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08       Use of Proceeds.  The proceeds of the Loans will be used (a) on the Effective Date (i) to refinance the Existing Credit Agreement, including the cash collateralization or back-to-back credit support of the outstanding letters of credit thereunder that are not Existing Letters of Credit and (ii) to make the Specified Distribution; provided that (1) the aggregate amount funded hereunder does not exceed $110,000,000 and (2) Availability is greater than 20% of the Commitments before and after giving effect thereto, and (b) following the Effective Date (i) to issue Letters of Credit and (ii) for the working capital needs and general corporate purposes of the Borrowers and the Restricted Subsidiaries, including to fund distributions permitted under Section 6.08.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09       Insurance.  Each Loan Party will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire,  business interruption and general liability) and such other hazards, as is reasonably available and is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations with asset-based loan facilities and (b) all insurance required pursuant to the Collateral Documents.  The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.10       Appraisals.  Subject to the reimbursement limitations contained in the next sentence, at any time that the Administrative Agent requests the Borrowers and the Restricted Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations.  The Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related thereto with respect to no more than one such appraisal during each calendar year; provided, however, that if Availability is less than the greater of (a) $50,000,000 or (b) 20% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related to a second such appraisal during such calendar year; and provided further, that there shall be no limitation on the number or frequency of appraisals and updates that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing.  The limits set forth in the foregoing sentence on the number of appraisals required to be reimbursed by the Borrowers shall not apply to, or include, any appraisals obtained pursuant to clause (j) of the definition of “Permitted Acquisition”.

SECTION 5.11       Field Examinations.  Subject to the reimbursement limitations contained in the next sentence, at any time that the Administrative Agent requests the Borrowers and the Restricted Subsidiaries will allow the Administrative Agent (or its designee) to conduct field examinations or updates thereof to ensure the adequacy of Collateral included in any Borrowing Base and related reporting and control systems, and prepared on a basis reasonably satisfactory to the Administrative Agent, such field examinations and updates to include, without limitation, information required by applicable law and regulations. The Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related thereto with respect to no more than one such field examination during each calendar year; provided, however, that if Availability is less than the greater of (a) $50,000,000 or (b) 20% of the Commitments at any time, the Borrowers shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related to a second such field examination during such calendar year; and provided, further, that there shall be no limitation on the number or frequency of field examinations that shall be at the sole expense of the Borrowers if any Event of Default shall have occurred and be continuing. The limits set forth in the foregoing sentence on the number of field examinations required to be reimbursed by the Borrowers shall not apply to, or include, any field examinations conducted pursuant to clause (j) of the definition of “Permitted Acquisition”.

SECTION 5.12       Depository Banks.  Each Loan Party will maintain the Administrative Agent or another Lender as its principal depository bank, including for the maintenance of operating, administrative, cash management,  and other deposit accounts for the conduct of its business, provided, that, subject to Section 5.14, the Loan Parties shall maintain their collection accounts with BofA (or another financial institution selected by such Person and acceptable to the Administrative Agent), which collection accounts shall be subject to deposit account control agreements meeting the requirements of the Security Agreement.

SECTION 5.13       Additional Collateral; Further Assurances.  (a)  Subject to applicable law, each Borrower and each Restricted Subsidiary that is a Loan Party shall cause each of its Domestic Subsidiaries (other than an Excluded Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party (either as a Borrower or a Loan Guarantor) by executing the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person (i) shall automatically become a Borrower or Loan Guarantor hereunder as specified in such Joinder Agreement, and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, in any property of such Loan Party which constitutes Collateral of the types contemplated by the Collateral Documents.

(b)           Each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than (i) Excluded Subsidiaries described in clauses (c) or (f) of the definition therefor and (ii) Excluded Subsidiaries described in clause (a) thereof to the extent that the constituent documents of such Excluded Subsidiaries prohibit the granting of Liens thereon) owned by it to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.

(c)           Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary (other than an Excluded Subsidiary) to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.

(d)           If any material assets (other than assets not required to be Collateral under the terms of the Collateral Documents) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower Representative will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Loan Parties will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)           If any Loan Party grants Liens on any real property or any interest therein pursuant to, and in compliance with the requirements of Section 6.02(l), the Borrower Representative will notify the Administrative Agent thereof, and, the Loan Parties will cause such real property (or interest therein) to be subjected to a Lien securing the Secured Obligations, subject to the Intercreditor Agreement, and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

SECTION 5.14       Post-Closing Actions.  Each Loan Party agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 5.14 as soon as commercially reasonable and by no later than the date set forth in Schedule 5.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed (in each case other than contingent indemnification obligations for which no claim has been identified), the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01       Indebtedness.  No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)           the Secured Obligations;

(b)           in the case of the Company, the Company Notes in an aggregate principal amount not to exceed (x) the aggregate principal amount of the Company Notes outstanding immediately following the consummation of the Transactions less (y) the aggregate principal amount of the Company Notes redeemed, repurchased or retired pursuant to Section 6.08 (other than to the extent refinanced pursuant to Section 6.01(i));

(c)           in the case of Holdings, the Holdings Notes in an aggregate principal amount not to exceed (x) the aggregate principal amount of the Holdings Notes outstanding immediately following the consummation of the Transactions less (y) the aggregate principal amount of the Holdings Notes redeemed, repurchased or retired pursuant to Section 6.08 (other than to the extent refinanced pursuant to Section 6.01(i));

(d)           Indebtedness existing on the date hereof (other than the Notes) and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (i) hereof;

(e)           Indebtedness of any Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to any Borrower or any other Restricted Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any Subsidiary that is a Loan Party shall be subject to Section 6.04 and (ii) Indebtedness of any Borrower to any Restricted Subsidiary that is not a Loan Party and Indebtedness of any Restricted Subsidiary that is a Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations and evidenced by a promissory note, in each case on terms and conditions satisfactory to the Administrative Agent;

(f)            Guarantees by (i) Holdings of Indebtedness described in clause (b) and (ii) any Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of any Borrower or any other Restricted Subsidiary, provided that in each case (1) the Indebtedness so Guaranteed is permitted by this Section 6.01, (2) Guarantees by any Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (3) Guarantees permitted under this clause (f) shall be subordinated to the Secured Obligations of the applicable Restricted Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(g)           Indebtedness of any Loan Party or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (i) hereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed $25,000,000 at any time outstanding;

(h)           Guarantees of Indebtedness not to exceed $5,000,000 incurred on behalf of one or more joint ventures in which any of the Loan Parties is an investor to the extent permitted by Section 6.04;

(i)            Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (c), (d), (g), (l), (m), (s) and (t) hereof; provided that, (i) the principal amount of such Indebtedness is not increased (other than increases in principal (A) by an amount equal to any premiums, fees or other costs of such refinancing, and (B) in the case of the Indebtedness described in clause (b), by an amount equal to the amount of the Indebtedness then permitted under clause (c) in connection with a repayment in full of such Indebtedness utilizing the proceeds of a refinancing of the Company Notes), (ii) except as permitted by Section 6.02(l)(i), any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) except in the case of Indebtedness extended, refinanced or renewed at, or within twelve months prior to, maturity, the representations, covenants and defaults applicable of any such extension, refinancing, or renewal, taken as a whole, are not materially more burdensome to Borrowers than those applicable to the Indebtedness being extended, refinanced or renewed, and (vi) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations or the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(j)            Indebtedness owed to any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

(k)           Indebtedness of any Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations not in connection with borrowed money, in each case provided in the ordinary course of business;

(l)            Indebtedness of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person) or Indebtedness relating to assets that are acquired by any Borrower or any Restricted Subsidiary, in each case, after the Effective Date as the result of a Permitted Acquisition; provided that (i) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, and was not created in anticipation thereof, (ii) such Indebtedness is not guaranteed in any respect by any Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries), (iii) to the extent required under Section 5.13, such Person executes a Joinder Agreement in order to become a Loan Party, and (iv) the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed $30,000,000 at any time outstanding;

(m)          Indebtedness of any Borrower or any Restricted Subsidiary consisting of Capital Lease Obligations incurred in connection with the sale and leaseback transactions relating to the Specified Properties permitted by Section 6.06(b);

(n)           letters of credit, bank guarantees or bankers’ acceptances (other than Letters of Credit issued pursuant to Section 2.06) having an aggregate face amount not in excess of $10,000,000;

(o)           unsecured Indebtedness owed to the Sponsors, certain Sponsor related parties and/or other holders of the Equity Interests in Holdings and their respective Affiliates; provided that such Indebtedness is Subordinated Indebtedness;

(p)           Indebtedness of Holdings or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business and not in connection with the borrowing of money, or (iii) Swap Obligations;

(q)           cash management obligations and other Indebtedness of Foreign Subsidiaries in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangements shall at all times equal or exceed the total amount of overdrafts that may be subject to such Cash Pooling Arrangements;

(r)            Indebtedness arising from agreements of Holdings or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with Permitted Acquisitions, other than Guarantees incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing any such Permitted

Acquisition, or in connection with dispositions of any business, assets or Equity Interests permitted hereunder; provided that (i) such Indebtedness is not reflected on the balance sheet of Holdings or any Restricted Subsidiary (it being understood that contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (r)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrowers and the Restricted Subsidiaries in connection with any such disposition;

(s)           unsecured Indebtedness of Holdings and its Restricted Subsidiaries in an aggregate amount not to exceed $25,000,000 at any time; and

(t)            other Indebtedness of Holdings and its Restricted Subsidiaries; provided, that (i) at the time such Indebtedness is issued or otherwise incurred after giving effect thereto on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), the Consolidated Total Debt to EBITDA Ratio is not greater than 6.25 to 1.0, (ii) such Indebtedness shall not be secured Indebtedness unless (A) at the time such Indebtedness is issued or otherwise incurred after giving effect thereto on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), the Secured Leverage Ratio is not greater than 5.00 to 1.0 (or such lesser ratio as may be provided for in the Company Notes Indenture, the Holdings Notes Indenture or any refinancings thereof permitted under Section 6.01(i)), (B) such secured Indebtedness is a term loan or notes and has a final maturity date no earlier than the date that is 180 days following the Maturity Date, and (C) the Liens securing such additional Indebtedness shall be subject to the Intercreditor Agreement.

The accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness (including any payment-in-kind interest) shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

SECTION 6.02       Liens.  No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created pursuant to any Loan Document;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d)           Liens on fixed or capital assets acquired, constructed or improved by any Loan Party or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(g), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of such Loan Party, any other Loan Party or any other Restricted Subsidiary;

(e)           any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Loan Party or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f)            Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g)           Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(h)           Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(i)            Liens arising from precautionary UCC-1 financing statements;

(j)            Liens that are (i) contractual rights of set-off relating to deposit accounts in favor of banks and other depositary institutions in the ordinary course of business or (ii) contractual rights of set-off or charge back in favor of credit card processors arising in the ordinary course of business under credit card processing agreements;

(k)           Liens securing obligations in respect of trade-related letters of credit permitted to be incurred under Section 6.01(n), which Liens shall cover only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(l)            Liens in respect of Indebtedness permitted to be incurred pursuant to (i) a refinancing of Indebtedness under Section 6.01(b) and (ii) Indebtedness under Section 6.01(t); provided, that, in each case, such Liens are subject to the Intercreditor Agreement; and

(m)          Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of any Foreign Subsidiary held at such banks or financial institutions, as the case may be, to facilitate the operation of Cash Pooling Arrangements and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a) and (l) above and (2) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a) and (l) above.

SECTION 6.03       Fundamental Changes.  (a)  No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Borrower may merge with and into another Borrower, (ii) any Subsidiary that is a Loan Guarantor (other than a Borrower) may merge or liquidate into any Borrower or any other Subsidiary that is a Loan Guarantor, (iii) any Subsidiary that is not a Loan Party may merge or liquidate into any other Subsidiary that is not a

Loan Party or into a Loan Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (v) any Subsidiary may merge with another Person in any Acquisition permitted under Section 6.04 provided such other Person is or becomes a Restricted Subsidiary upon the consummation of such merger and assumes all of the obligations of merging Subsidiary (if any) under all of the Loan Documents.

(b)           No Loan Party will, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the Effective Date and any business activities that are similar, related, incidental, complementary or corollary thereto or a reasonable extension thereof.

(c)           Glenwood will not engage in any business or activity other than the ownership of Equity Interests in Buyers Access and activities incidental thereto.  Glenwood will not own or acquire any assets (other than Equity Interests in Buyers Access, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities in respect of Guarantees permitted by Section 6.01, liabilities imposed by law, including Tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

(d)           Holdings will not engage in any business or activity, or own or acquire any assets or incur any liabilities, other than in connection with (i) the ownership of all the outstanding Equity Interests in the Company, (ii) the maintenance of its corporate existence, (iii) the consummation of the Transactions (including the payment of customary fees and expenses in connection therewith), (iv) the performance of its obligations under and in connection with the Loan Documents and the Notes Documents, (v) the consummation of any offering of its Equity Interests permitted under the terms of this Agreement (including the payment of customary fees and expenses in connection therewith), (vi) the issuance, whether or not consummated, of Indebtedness, permitted under Section 6.01, (vii) the ordinary course grant of common stock to employees and directors pursuant to the terms of any employee benefit or stock option plan, and (viii) investments in its subsidiaries as permitted by Sections 6.01 and 6.04.

SECTION 6.04       Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any other investment or any other interest in, any other Person, or enter into any Acquisition, except:

(a)           cash and Permitted Investments, provided that such Permitted Investments owned by a Loan Party are subject to control agreements in favor of the Administrative Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties, in each case to the extent required in the Security Agreement;

(b)           investments in existence on the date of this Agreement and described in Schedule 6.04 including any amendments, modifications, restatements, renewals or supplements thereof that do not involve the provision of any new consideration by any Loan Party or any Restricted Subsidiary;

(c)           investments by Holdings in the Borrowers and by the Borrowers and the Restricted Subsidiaries in any Restricted Subsidiaries; provided that (i) the aggregate amount of investments by

Loan Parties in Restricted Subsidiaries that are not Loan Parties (together with outstanding Guarantees permitted under the proviso to Section 6.04(d)) shall not exceed $30,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs), (ii) any such investments in the form of loans and advances made by (A) a Loan Party to another Loan Party shall be evidenced by the Intercompany Note, (B) a Restricted Subsidiary that is not a Loan Party to a Loan Party shall be subordinated to the Secured Obligations on terms and conditions satisfactory to the Administrative Agent, and (C) a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (iii) any such investments in the form of Equity Interests (other than Equity Interests in Excluded Subsidiaries (A) described in clause (c) of the definition thereof and (B) described in clause (a) of the definition thereof to the extent that the constituent documents of such Excluded Subsidiaries prohibit the granting of Liens thereon) shall be pledged pursuant to the Security Agreement;

(d)           Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall (together with outstanding investments permitted under clause (i) to the proviso to Section 6.04(c)) shall not exceed $30,000,000 at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(e)           Guarantees by Holdings or any other Loan Party of the obligations of the Company or any of its Restricted Subsidiaries under leases (other than Capital Leases or sale leasebacks) or contracts and other obligations that, in each case, do not constitute Indebtedness and are entered into in the ordinary course of business;

(f)            loans or advances made by a Loan Party to its officers, directors and employees on an arms’-length basis (i) in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and (ii) in connection with such Person’s purchase of Equity Interests of Holdings or any Parent to the extent that the amount of such loans or advances are contributed to Holdings in cash, the aggregate principal amount of such loans and advances outstanding at any one time not to exceed $10,000,000;

(g)           subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h)           (i) extensions of trade credit in the ordinary course of business, (ii) investments in the ordinary course of business consisting of Article 3 or Article 4 endorsements for collection or deposit, and (iii) advances of payroll payments to employees in the ordinary course of business;

(i)            investments in the form of Swap Agreements permitted by Section 6.07;

(j)            investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(k)           investments received in connection with the dispositions of assets permitted by Section 6.05;

(l)            investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(m)          any investment (including a Permitted Acquisition) to the extent that payment for such investment is made solely with, or with the cash proceeds of the issuance of, Equity Interests of Holdings (other than Disqualified Stock) or with the cash proceeds of capital contributions to Holdings from the holders of its Equity Interests, in each case which are designated as being for the purpose of making such investment by written notice to the Administrative Agent;

(n)           investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(o)           investments made to repurchase or retire Equity Interests of Holdings owned by directors, officers or employees or any employee stock ownership plan of the Company (or any direct or indirect parent thereof) to the extent permitted by Section 6.08; and

(p)           Permitted Acquisitions and other investments (any such Permitted Acquisition or other investment being made pursuant to this clause (p), a “Specified Investment”); provided that on the date of such Specified Investment (i) no Default or Event of Default then exists of would result therefrom and (ii) after giving effect thereto on a pro forma basis either (A) both (1) Availability is greater than the higher of 10% of the Commitments and $25,000,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 15% of the Commitments and $37,500,000; provided further that if the test in clause (p)(ii) for Specified Investments is not satisfied, then any Loan Party shall be permitted to make Specified Investments in an amount which, when aggregated with all prior Specified Investments made under this clause (p) that did not satisfy the test in clause (p)(ii), does not exceed $15,000,000 so long as, after giving pro forma effect to the Specified Investments as of the date thereof, (I) no Default or Event of Default then exists or would result therefrom and (II) either (x) the Fixed Charge Coverage Ratio is greater than 1.0 to 1.0 or (y) Availability is greater than the higher of 10% of the Commitments and $25,000,000.

Notwithstanding anything herein to the contrary, no Acquisition shall be permitted to be made under this Section 6.04 unless such Acquisition constitutes a Permitted Acquisition.

SECTION 6.05       Asset Sales.  No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or any Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:

(a)           sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

(b)           the Company or any Restricted Subsidiary may (i) effect any transaction permitted by Section 6.03, Section 6.04 and Section 6.08(a) or (ii) incur any Lien permitted under Section 6.02;

(c)           sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d)           sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (j), (k) and (n) of Section 6.04;

(e)           sale and leaseback transactions permitted by Section 6.06;

(f)            dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Restricted Subsidiary;

(g)           sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests held in such Subsidiary are sold) that are not permitted by any other paragraph of this Section having a value of up to the sum of $10,000,000 per fiscal year in the aggregate; provided, that such sales, transfers and other dispositions may exceed $10,000,000 per fiscal year if and to the extent that, after giving pro forma effect thereto, (i) no Default or Event of Default then exists or would result therefrom, (ii) Availability is greater than $75,000,000, and (iii) the Fixed Charge Coverage Ratio is greater than 1.15 to 1.00;

(h)           sales, transfers and dispositions of (i) the Specified Properties and (ii) Glenwood’s Equity Interests in Buyer’s Access;

(i)            the Company and any Restricted Subsidiary may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(j)            the Company and any Restricted Subsidiary may make sales, transfers and other dispositions of property (other than Inventory if an Event of Default has occurred and is continuing) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sales, transfers and other dispositions are promptly applied to the purchase price of such replacement property;

(k)           the Company and any Restricted Subsidiary may make sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(l)            the Company and any Restricted Subsidiary may sell, transfer or otherwise dispose of, or issue Equity Interests in, Restricted Subsidiaries so long as, after giving effect thereto, (i) the Company or a Restricted Subsidiary continues to have an Equity Interest in such Person, (ii) the total assets of all non-wholly owned Persons that are or were Restricted Subsidiaries, as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $7,500,000, and (iii) the total revenues of all non-wholly owned Persons that are or were Restricted Subsidiaries, for the twelve-month period ending on the last day of the most recent period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) do not in the aggregate exceed $7,500,000;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (f), (i), (j) and (k) above) shall be made for fair value and for at least 75% cash consideration; provided further, that:

(A)          any liabilities of any Borrower or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which such Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B)           any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of the applicable disposition, and

(C)           other than with respect to a disposition of Collateral of the types included in the Borrowing Base, any Designated Non-Cash Consideration received by the Borrowers or their Restricted Subsidiaries in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to clause (C) that is at that time outstanding, not in excess of the greater of $25,000,000 and 2.5% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash.

SECTION 6.06       Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets by any Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value, as determined at the time of consummation by such Borrower or such Restricted Subsidiary, of such fixed or capital asset and is consummated within 90 days after such Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset and (b) any transaction involving the Specified Properties.

SECTION 6.07       Swap Agreements.  No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary.

SECTION 6.08       Restricted Payments; Certain Payments of Indebtedness.

(a)           No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)            each of Holdings and each Restricted Subsidiary may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;

(ii)           Restricted Subsidiaries of Holdings may declare and pay dividends to Holdings or a Restricted Subsidiary of Holdings or otherwise ratably with respect to their Equity Interests;

(iii)          Holdings may make payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings, the Borrowers and their Restricted Subsidiaries in an aggregate amount not to exceed $7,500,000 during any fiscal year; provided, that such amounts will be increased by (A) the amount of any net cash proceeds received by or contributed to Holdings from the issuance and sale since the Effective Date of Equity Interests (other than Disqualified Stock) of Holdings or any Parent to its officers, directors or employees, plus (B) the cash proceeds of key man life insurance policies received by Holdings, its Restricted Subsidiaries or any Parent and contributed to Holdings;

(iv)          Holdings may make Permitted Payments to Parent;

(v)           Holdings may make the Specified Distribution on the Effective Date; provided that (A) Availability is greater than 20% of the Commitments before and after giving effect thereto and to all Borrowings made and all issuances (or deemed issuances) of Letters of Credit on the Effective Date and (B) the aggregate amount of the proceeds of the Revolving Loans used to make the Specified Distribution, together with any other Revolving Loans used for the purposes described in Section 5.08(a), does not exceed $110,000,000;

(vi)          after the Effective Date, Holdings may declare or make other Restricted Payments, if, after giving pro forma effect thereto, either (A) both (1) Availability is greater than the higher of 15% of the Commitments and $37,500,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 20% of the Commitments and $50,000,000;

(vii)         Holdings may redeem in whole or in part any of its Equity Interests for another class of Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby and are not Disqualified Stock.

Notwithstanding clause (vi) above, if following the Effective Date Holdings makes any payments permitted or required under the Merger Agreement in respect of dissenting stockholders’ rights, stock options, restricted stock and restricted share units or deferred stock, the aggregate amount of the proceeds of the Revolving Loans used to make such Restricted Payments, together with any other Revolving Loans used for the purposes described in Section 5.08(a), shall not exceed $110,000,000.

(b)           No Loan Party will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)            payment of Indebtedness created under the Loan Documents;

(ii)           payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii)          refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)          payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

(v)           if, after giving effect thereto, either (A) both (1) Availability is greater than the higher of 15% of the Commitments and $37,500,000 and (2) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, (calculated on a pro forma basis treating such prepayment, redemption, repurchase or retirement, together with all other prepayments, redemptions, repurchases and retirements of Indebtedness made pursuant to this clause (v), as Fixed Charges) is greater than 1.0 to 1.0 or (B) Availability is greater than the higher of 20% of the Commitments and $50,000,000, Holdings and its Restricted Subsidiaries may prepay, redeem, repurchase or retire any Indebtedness of Holdings, the Company or any of its Restricted Subsidiaries (including any premium (if any) and accrued and unpaid interest thereon to the date of such repayment, redemption, repurchase or retirement).

SECTION 6.09       Transactions with Affiliates.  No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties not involving any other Affiliate, (c) any investment permitted by Section 6.04(c), (d) or (e), (d) any Indebtedness permitted under Section 6.01(e), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Restricted Subsidiary who are not employees of such Borrower or Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or the Restricted Subsidiaries in the ordinary course of business, (h) compensation and reimbursement of expenses of officers and directors of any Loan Party, including the issuance of Equity Interests of Holdings, in each case in the ordinary course of business, (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by a Borrower’s board of directors, (j) any sale or disposition of inventory by any Borrower or any Restricted Subsidiary to wholly owned Foreign Subsidiaries in the ordinary course of business, at a price not less than the cost of such inventory, (k) the entering into of a tax sharing agreement, or payments pursuant thereto, between Holdings and one or more Subsidiaries, on the one hand, and any other Person with which Holdings and such Subsidiaries are required to file a consolidated tax return or with which Holdings and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, (l) other than during the continuance of an Event of Default, the payment to the Sponsors of management, monitoring and consulting fees and expenses, not to exceed $5,000,000 in any four quarter period, (m) the payment of transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions for such period, not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction and (n) payments by Holdings or any Restricted Subsidiary of Holdings to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of Holdings in good faith and are at prices and on terms and conditions not less favorable to Holdings or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.10       Restrictive Agreements.  No Loan Party will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Restricted Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets other than Permitted Encumbrances, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to any Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of any Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, any Company Notes Document (and any amendments, restatements, supplements or other modifications thereto to the extent such restrictions or conditions are no more restrictive than those with respect to the Company Notes on the date hereof) or any Holdings Notes Document (and any amendments, restatements, supplements or other modifications thereto to the extent such restrictions or conditions are no more restrictive than those with respect to the Holdings Notes on the date hereof), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(g), (l) or (t) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; provided that any such agreements relating to secured Indebtedness permitted by Section 6.01(t) shall not prohibit the Liens securing the Secured Obligations and (v) clause (a) of the foregoing shall not apply to (x) customary provisions in leases and other contracts restricting the assignment or subletting thereof or (y) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Loan Party or any of its Restricted Subsidiaries.

SECTION 6.11       Amendment of Material Documents.  No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) the Notes Documents or any agreement relating to any Subordinated Indebtedness, in each case to the extent any such amendment, modification or waiver would be adverse to the Lenders and (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.12       Fixed Charge Coverage Ratio.  The Borrowers will not permit the Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters ending during or on the date last reported before any Covenant Trigger Period to be less than 1.00 to 1.00 (determined as of the last day of the most recent fiscal quarter for which a Compliance Certificate has been or should have been delivered pursuant to Section 5.01(c)).

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01       Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)           the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)           any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e), 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or 5.14 or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (except as set forth above), 5.02 (other than Section 5.02(a)), 5.03 (except as set forth above) through 5.07, 5.09, or 5.12 of this Agreement or (ii) thirty (30) days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f)            any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period);

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     any Loan Party or any Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Restricted Subsidiary of any Loan Party (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                     any Loan Party or any Restricted Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                  one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (in excess of insurance provided by reputable providers for which coverage has not been disclaimed) shall be rendered against any Loan Party, any Restricted Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Restricted Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l)                                     an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrowers and the Restricted Subsidiaries in an aggregate amount exceeding $20,000,000 for all periods;

(m)                               a Change in Control shall occur;

(n)                                 the occurrence of any “default” or “event of default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default, event of default or breach continues beyond any period of grace therein provided;

(o)                                 the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan

Guaranty to which it is a party, or shall give notice to such effect (or any of the foregoing shall occur with respect to a Loan Guaranty provided by an Immaterial Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the Borrower Representative from the Administrative Agent or the Required Lenders);

(p)                                 any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any Loan Party shall fail to comply with any of the terms or provisions of any Collateral Document (or any of the foregoing shall occur with respect to Collateral provided by an Immaterial Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice to the Borrower Representative from the Administrative Agent or the Required Lenders); or

(q)                                 any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02                    Right to Cure.

(a)                                  Notwithstanding anything to the contrary contained in Section 7.01(d), in the event that the Borrowers fail to comply with the requirements of the covenant set forth in Section 6.12 for any period, until the expiration of (1) with respect to a breach of such covenant that occurs on the first day of the Covenant Trigger Period, the date that is 10 days after such date or (2) otherwise, the tenth (10th) day after the date on which financial statements with respect to the relevant period for which the Fixed Charge Coverage Ratio is being measured are required to be delivered pursuant to Section 5.01(c) (the “Cure Period”), Holdings shall have the right to obtain a cash equity contribution (funded with proceeds of Equity Interests that are not Disqualified Stock issued by Holdings or other equity issued by Holdings having terms reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by Holdings of net cash proceeds pursuant to the exercise of the Cure Right (including through the capital contribution of any such net cash proceeds to Holdings, the “Specified Equity Contribution”), the Fixed Charge Coverage Ratio shall be recalculated, giving effect to a pro forma increase to EBITDA for such period in an amount equal to such net cash proceeds; provided that such pro forma adjustment to EBITDA shall be made solely for the purpose of determining the existence of a Default or an Event of Default under the covenant set forth in Section 6.12 with respect to any period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document; provided, further, that until the expiration of the Cure Period, (i) neither the Administrative Agent nor any Lender shall have the right to exercise any remedies against the Loan Parties or any Collateral as a result of the occurrence and continuance of an Event of Default under Section 7.01(d) arising from the failure to comply with Section 6.12, and then only if a Cure Right to remedy such Event of Default is available at such time under Section 7.02(b) and (ii) no Borrower shall have the right to any Borrowings.

(b)                                 If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Loan Parties shall then be in compliance with the requirements of the covenant set forth in Section 6.12 (including for purposes of Section 4.02), the Borrowers shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 7.01(d) that had occurred shall be deemed cured; provided that (i) in each four fiscal quarter period, there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) there shall be no more than five Specified Equity Contributions during the term of this Agreement, (iii) with respect to any exercise of the Cure Right, the Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in compliance with the covenant set forth in Section 6.12 and (iv) all Specified Equity Contributions will be disregarded for purposes of determining the availability of any baskets or carve-outs with respect to the covenants contained in Article VI hereof or for any other purpose.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the

Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own bad faith, gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative.  Upon any such resignation, the Required Lenders shall have the right, with the Company’s consent (not to be unreasonably withheld or delayed), to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article, Section

2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with or any other Person except as otherwise permitted pursuant to this Agreement or required by applicable law, rule or regulation; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Each Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger that enters into an agreement to provide Banking Services or a Swap Agreement with any Loan Party and intends for the Banking Services Obligations or the Swap Obligations, as applicable, resulting therefrom to constitute Secured Obligations, by delivery of a notice to the Administrative Agent pursuant to the requirements set forth in the definition of “Secured Obligations”, agrees to be bound by Section 2.18(b) and this Article VIII.  Each such Lender, Lead Arranger or Affiliate of a Lender or Lead Arranger shall indemnify and hold harmless the Administrative Agent and its Related Parties, to the extent not reimbursed by the Loan Parties, against all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and all costs, expenses or advances that the Administrative Agent may incur during a Default, or during the pendency of a bankruptcy or insolvency proceeding of any Loan Party) at any time (including after (a) the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired, been cash collateralized, backstopped or terminated and all LC Disbursements shall have been reimbursed or (b) the replacement of the Administrative Agent or any Lender) that may be incurred by or asserted against the Administrative Agent or any of its Related Parties in connection with, or in any way relating to, such Lender’s, such Lead Arranger’s or such Affiliate’s applicable Banking Services Obligations or Swap Obligations; provided that such indemnity shall not be available to the extent such claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Administrative Agent or its Related Parties.

The Joint Bookrunners, Lead Arrangers, the Co-Documentation Agents and the Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  To the fullest extent permitted by law, each Lender hereby waives and releases any claims that it may have against the Joint Bookrunners, Lead Arrangers, the Co-Documentation Agents and the Syndication Agents in their capacities as such with respect to any breach or alleged breach of agency or fiduciary duty to such Lender in connection with any aspect of any transaction contemplated hereby.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01                    Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)                                     if to any Loan Party, to the Borrower Representative at:

701 San Marco Boulevard

Jacksonville, FL 32207

Attention: Treasurer

Facsimile No: (856) 505-1679

with a copy to:                                                                 Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: F. William Reindel

Facsimile No: (212) 859-4000

(ii)                                  if to the Administrative Agent, BofA, as an Issuing Bank or the Swingline Lender, to Bank of America, N.A. at:

300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339

Attention: John M. Olsen

Telephone No: (404) 607-3218

Facsimile No: (404) 607-3277

Email: john.m.olsen@baml.com

(iii)                               if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or default notices unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02                    Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (1) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (2) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than default interest), or reduce or forgive any interest (other than default interest) or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared (except such changes that provide for different interest rates, commitment fees or other fees or separate tranches of Loans for consenting and non-consenting Lenders, in each case, in connection with the extension of the Maturity Date), without the written consent of each Lender, (v) increase any Borrowing Base advance rates without the written consent of the Supermajority Lenders, (vi) add new categories of eligible assets to the Borrowing Base or modify that portion of Section 2.01 which limits the amount that can be borrowed, without the written consent of the Supermajority Lenders (but a modification to such portion of Section 2.01 that would allow the amount that can be borrowed to exceed the Commitments shall require the written consent of each Lender)  (vii) change the definition of “Covenant Trigger Period” or “Dominion Trigger Period” without the written consent of the Supermajority Lenders, (viii) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (ix) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (x) release Loan Guarantors from their obligation under the Loan Guaranty constituting all or substantially all of the value of the guarantees (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (xi) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral or subordinate Agent’s Liens on all or substantially all of the Collateral, without the written consent of each Lender (it being understood that amendments to the Intercreditor Agreement shall only require the consent of the Required Lenders); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and each Issuing Bank).  The Administrative Agent may also amend the Commitment Schedule (A) to reflect assignments entered into pursuant to Section 9.04 and (B) as permitted under Section 2.09(g).

(c)                                  The Administrative Agent shall, and is hereby irrevocably authorized and directed by the Lenders to, release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender and Issuing Bank, (ii) constituting property being sold or disposed of in compliance with the terms of this Agreement and if the Loan Party disposing of such property so certifies to the Administrative Agent (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes any portion of the Equity Interest of a Restricted Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Restricted Subsidiary, so long as any Guarantee by such Restricted Subsidiary of the Company Notes is also released, or (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement.  The Lenders hereby further authorize the Administrative Agent, at its option and its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 7.01.  Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $25,000,000 (but not in excess of $10,000,000 with respect to Collateral of a type included in the Borrowing Base) during any calendar year without the prior written authorization of the Required Lenders.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall reasonably promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Provided that no Default has occurred and is continuing, the Lenders also hereby irrevocably authorize the Administrative Agent to (A) enter into the Intercreditor Agreement (with such immaterial changes to the form set forth on Exhibit I as the Administrative Agent may deem appropriate) and (B) subordinate its Liens on the Notes Priority Collateral (as defined in Exhibit I) to Liens permitted under Section 6.02(l).

(d)                                 If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the Supermajority Lenders, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Administrative Agent or the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03                    Expenses; Indemnity; Damage Waiver.  (a)  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, each Lead Arranger and their respective Affiliates (the “Agent/Arranger Persons”), including the reasonable fees, charges and disbursements of one counsel for the Agent/Arranger Persons and to the extent necessary, one special or local counsel in each appropriate jurisdiction (absent a conflict of interest, in which case the Agent/Arranger Persons may engage and be reimbursed for additional counsel), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents and in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Issuing Bank or any Lender during the continuance of an Event of Default, including the fees, charges and disbursements of one counsel for the Issuing Bank and the Lenders and to the extent necessary, one special or local counsel in each appropriate jurisdiction (absent a conflict of interest, in which case the Issuing Bank and the Lenders may engage and be reimbursed for additional counsel), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, and with respect to each Issuing Bank and Lender, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of

Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(i)                                     appraisals and insurance reviews;

(ii)                                  field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, together with the reasonable fees and expenses associated with collateral monitoring services performed by the Administrative Agent (and the Borrowers agree to modify or adjust the computation of the Borrowing Base — which may include maintaining additional Reserves — to the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring);

(iii)                               background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)                              taxes, fees and other charges for (A) lien searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v)                                 sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)                              forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)                                 The Borrowers and the Loan Guarantors shall, jointly and severally, indemnify the Administrative Agent, each Issuing Bank, each Lead Arranger and each Lender, and each Related Party (other than Permitted Holders) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for all Indemnitees and one firm of local counsel and regulatory counsel in each appropriate jurisdiction, which may include a single special counsel acting in multiple jurisdictions, for all Indemnitees and, in the case of an actual or potential conflict of interest where the Indemnitee affected by such conflict informs Borrowers and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) incurred by or asserted against any Indemnitee (regardless of whether such Indemnitee is a party hereto) arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby (but excluding any losses, liabilities, claims, damages or expenses relating to the matters referred to in Section 2.15 and 2.16, which shall be the sole remedy in respect of the matters set forth therein), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of the Restricted Subsidiaries, or any

Environmental Liability related in any way to any Borrower or any of the Restricted Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not such proceeding is instituted or brought on behalf of a third party or by any Loan Party or any of its respective Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or its controlled Affiliates (other than the Permitted Holders), officers, directors, employees, agents or controlling persons acting in connection with the Transactions, (B) a material breach of an express obligation of such Indemnitee or one of its controlled Affiliates (other than any Permitted Holder) and (C) any dispute between and among Indemnitees that does not involve an act or omission by the Borrowers or their Affiliates (other than any claims against any of the Administrative Agent, Lead Arrangers, Joint Bookrunners or any similar role hereunder in its capacity or in fulfilling its role as such).  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  To the extent that the Borrowers or Loan Guarantors fail to pay any amount required to be paid by them to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such.

(d)                                 To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04                    Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Loan Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)      the Borrower Representative (which consent shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment), provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)       the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)       each Issuing Bank and Swingline Lender.

(ii)           Assignments shall be subject to the following additional conditions:

(A)      except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Notice with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B)       each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)       the parties to each assignment shall deliver to the Administrative Agent the Assignment Notice duly executed by the assigning Lender, the assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative, together with a processing and recordation fee of $3,500; and

(D)      the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i)            Subject to acceptance and recording thereof pursuant to paragraph (b)(iii) of this Section, from and after the effective date specified in each Assignment Notice the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by the applicable Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii)           The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Notice delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  Any assignment of any Loan, whether or not evidenced by a note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each note shall expressly so provide).  The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii)          Upon its receipt of a duly completed Assignment Notice executed by an assigning Lender, an assignee, the Administrative Agent, each Issuing Bank, the Swingline Lender and, if applicable, the Borrower Representative, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment Notice and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment Notice and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section 9.04; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           No assignment or participation may be made to any Permitted Holder, Borrower or Affiliate of any Borrower except to the entities listed in Schedule 9.04(e).

SECTION 9.05       Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07       Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08       Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09       Governing Law; Jurisdiction; Consent to Service of Process.  (a)  The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b)           Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)           Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11       Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12       Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the prior written consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13       Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, no Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14       USA PATRIOT Act.  Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the names and addresses of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Act.

SECTION 9.15       Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16       Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17       Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18       No Advisory or Fiduciary Duty.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and the Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent nor either Lead Arranger has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent nor either Lead Arranger has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty to such Loan Party or its Affiliates in connection with any aspect of any transaction contemplated hereby.

ARTICLE X

LOAN GUARANTY

SECTION 10.01     Guaranty.  Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent, each Issuing Bank and the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02     Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03     No Discharge or Diminishment of Loan Guaranty.  (a)  Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)           The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)           Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04     Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.  The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05     Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 10.06     Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07     Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08     Taxes.  All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or applicable Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

SECTION 10.09     Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”).  This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.  Notwithstanding anything to the contrary herein, all Borrowers shall be liable for all Loans made to them without reduction.

SECTION 10.10     Contribution.  In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article X, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability).  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of both the Administrative Agent, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11     Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI

THE BORROWER REPRESENTATIVE

SECTION 11.01     Appointment; Nature of Relationship.  The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.  The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI.  Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower.  The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02     Powers The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 11.03     Employment of Agents.  The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04     Notices.  Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.”  In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders.  Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 11.05     Successor Borrower Representative.  Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative.  The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.06     Execution of Loan Documents; Borrowing Base Certificate.  The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.07     Reporting.  Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

INTERLINE BRANDS, INC., a New Jersey corporation

By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel & Secretary

WILMAR HOLDINGS, INC., a Delaware corporation

By:	/s/ John A. Ebner
Name: John A. Ebner
Title: Chief Financial Officer

WILMAR FINANCIAL, INC., a Delaware corporation

By:	/s/ John A. Ebner
Name: John A. Ebner
Title: Chief Financial Officer

Signature Page to Credit Agreement

OTHER LOAN PARTIES/LOAN GUARANTORS:

INTERLINE BRANDS, INC., a Delaware corporation

By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Vice President, General Counsel & Secretary

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:	/s/ Michael Agliata
Name: Michael Agliata
Title: Corporate Secretary

Signature Page to Credit Agreement

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., individually, as Administrative Agent, Issuing Bank, Swingline Lender and a Lender

By:	/s/ John M. Olsen
Name: John M. Olsen
Title: Senior Vice President

Signature Page to Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kevin Cox
Name: Kevin Cox
Title: Director

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kelli Stabenow
Name: Kelli Stabenow
Title: Assistant Vice President

Signature Page to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nadine M. Eames
Name: Nadine M. Eames
Title: Vice President

Signature Page to Credit Agreement

TD BANK, N.A., as a Lender

By:	/s/ Cyntra A. Trani
Name: Cyntra A. Trani
Title: Senior Vice President

Signature Page to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Catherine A. Cowan
Name: Catherine A. Cowan
Title: Senior Vice President

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Michael Mozer
Name: Michael Mozer
Title: Vice President

Signature Page to Credit Agreement

COMMITMENT SCHEDULE

Lender	Commitment
Bank of America, N.A.	$60,000,000
Wells Fargo Bank, National Association	$40,000,000
KeyBank National Association	$40,000,000
U.S. Bank National Association	$37,500,000
TD Bank, N.A.	$37,500,000
Regions Bank	$22,500,000
Goldman Sachs Lending Partners LLC	$20,000,000
Barclays Bank PLC	$17,500,000

Total	$275,000,000.00

Schedule 1.01

SPECIFIED PROPERTIES

1.                           1800 Research Drive

Louisville, KY 40299

2.                           77 Rodeo Drive

Brentwood, NY 11717

3.                           801 W. Bay Street

Jacksonville, FL 32204

Schedule 2.06

EXISTING LETTERS OF CREDIT(1)

i) Standby Letters of Credit

As of Date	Principal	Beneficiary	Issue Date	Expiration Date	Currency	Outstanding Amount	Issuing Bank
07/31/2012	Interline Brands, Inc.	Arrowood Indemnity Company	04/01/2005	09/01/2013	USD	118,000.00	Bank of America, N.A.
07/31/2012	Interline Brands, Inc.	American Casualty Company	04/01/2005	10/31/2012	USD	20,000.00	Bank of America, N.A.
07/31/2012	Interline Brands, Inc.	The Travellers Indemnity Company	12/15/2005	12/13/2012	USD	6,500,000.00	Bank of America, N.A.
07/31/2012	Interline Brands, Inc.	Arrowood Indemnity Company	06/28/2006	07/03/2013	USD	55,000 .00	Bank of America, N.A.

ii) Commercial Letters of Credit

As of Date	Principal	Customer Ref.	Issue Date	Expiration Date	Currency	Outstanding Amount	Issuing Bank
09/04/2012	Interline Brands, Inc.	TD605500188699-1	02/03/12	03/18/2012	USD	579.31	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188700-1	02/15/12	03/20/2012	USD	238.90	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188701-1	02/15/12	03/20/2012	USD	461.41	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188702-1	02/15/12	03/20/2012	USD	671.36	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188703-1	02/15/12	03/20/2012	USD	542.02	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188705-1	02/15/12	03/20/2012	USD	642.58	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188757-1	07/10/12	08/30/2012	USD	32,836.00	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188758-1	07/25/12	08/30/2012	USD	9,962.71	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188759-1	07/25/12	08/30/2012	USD	26,202.90	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188760-1	07/25/12	08/30/2012	USD	23,490.76	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188761-1	07/25/12	08/30/2012	USD	22,326.98	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188762-1	07/31/12	09/10/2012	USD	32,300.44	Bank of America, N.A.

(1)  All references are to Interline Brands, Inc., a New Jersey corporation.

As of Date	Principal	Customer Ref.	Issue Date	Expiration Date	Currency	Outstanding Amount	Issuing Bank
09/04/2012	Interline Brands, Inc.	TD605500188763-1	08/07/12	09/20/2012	USD	14,819.82	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188764-1	08/07/12	09/20/2012	USD	19,414.35	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188765-1	08/07/12	09/20/2012	USD	20,432.48	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188766-1	08/07/12	09/20/2012	USD	23,785.38	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188767-1	08/22/12	10/07/2012	USD	15,036.23	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188768-1	08/22/12	10/07/2012	USD	17,241.02	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188769-1	08/22/12	10/07/2012	USD	24,878.29	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188770-1	08/22/12	10/07/2012	USD	24,849.43	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188771-1	09/03/12	10/20/2012	USD	7,780.23	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188772-1	09/03/12	10/20/2012	USD	24,176.33	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188773-1	09/03/12	10/20/2012	USD	23,345.47	Bank of America, N.A.
09/04/2012	Interline Brands, Inc.	TD605500188774-1	09/03/12	10/20/2012	USD	43,768.40	Bank of America, N.A.

Schedule 3.05

PROPERTIES(2)

3.05(a) Real Property Owned or Leased by Each Loan Party

Loan Party	Address	City	State	Zip Code	Lease / Own
Interline Brands, Inc.	5750 Bell Circle	Montgomery	AL	36116	Lease
Interline Brands, Inc.	1590 East Riverview Drive	Phoenix	AZ	85034	Lease
Interline Brands, Inc.	5961 Outfall Circle	Sacramento	CA	95828	Lease
Interline Brands, Inc.	1110 E Mill Street	San Bernardino	CA	92408	Lease
Interline Brands, Inc.	650 Brennan St.	San Jose	CA	95131	Lease
Interline Brands, Inc.	6881 District Blvd. #F	Bakersfield	CA	93313	Lease
Interline Brands, Inc.	8717 Complex Drive	San Diego	CA	92123	Lease
Interline Brands, Inc.	230 Harris Avenue, #11	Sacramento	CA	95838	Lease
Interline Brands, Inc.	1155 East North Avenue, Suite 104	Fresno	CA	93725	Lease
Interline Brands, Inc.	5635 Union Pacific Ave.	Commerce	CA	90022	Lease
Interline Brands, Inc.	295 71st Avenue	Greeley	CO	80634	Lease
Interline Brands, Inc.	1107 South Santa Fe Avenue	Pueblo	CO	81006	Lease
Interline Brands, Inc.	1953 Gun Club Rd.	Aurora	CO	80019	Lease
Interline Brands, Inc.	2414 4th Ave	Greeley	CO	80631	Lease
Interline Brands, Inc.	1301 South Jason Street, Unit C	Denver	CO	80223	Lease
Interline Brands, Inc.	701 San Marco Blvd.	Jacksonville	FL	32207	Lease
Interline Brands, Inc.	801 W. Bay Street	Jacksonville	FL	32204	Own
Interline Brands, Inc.	3031 N. Andrews Ave	Pompano Beach	FL	33064	Lease
Interline Brands, Inc.	12180 Metro Parkway	Ft. Meyers	FL	33912	Lease
Interline Brands, Inc.	1919 NW 82nd Avenue	Doral	FL	33126	Lease
Interline Brands, Inc.	4071-4075 Seaboard Road	Orlando	FL	32808	Lease
Interline Brands, Inc.	207 Kelsey Lane - Suite A	Tampa	FL	33619	Lease
Interline Brands, Inc.	3215 SW 22nd Street	Pembroke Pines	FL	33023	Lease
Interline Brands, Inc.	1500 N Florida Mango Rd. Suite 1	West Palm Beach	FL	33409	Lease
Interline Brands, Inc.	4601 Bull’s Bay Hwy	Jacksonville	FL	32219	Lease
Interline Brands, Inc.	1500 Beach Boulevard Suites 314-318	Jacksonville Beach	FL	32250	Lease
Interline Brands, Inc.	6875C Best Friend Road Suite 100	Doraville	GA	30340	Lease
Interline Brands, Inc.	11159 Aurua Avenue	Urbandale	IA	50322	Lease

(2)  All reference are to Interline Brands, Inc., a New Jersey corporation.

Loan Party	Address	City	State	Zip Code	Lease / Own
Interline Brands, Inc.	304 S. 20th Street	Fairfield	IA	52556	Lease
Interline Brands, Inc.	1223 West 76th Street	Davenport	IA	52806	Lease
Interline Brands, Inc.	4840 Colt Road	Rockford	IL	61109	Lease
Interline Brands, Inc.	8700 N. Allen Road	Peoria	IL	61612	Lease
Interline Brands, Inc.	2401 West Herrin Ave	Herrin	IL	62948	Lease
Interline Brands, Inc.	1100 North Lombard RD	Lombard	IL	60148	Lease
Interline Brands, Inc.	8707 North By N.E. Blvd. #300	Fishers	IN	46038	Lease
Interline Brands, Inc.	10806 West 78th Street	Shawnee	KS	66214	Lease
Interline Brands, Inc.	1800 Research Drive	Louisville	KY	40299	Own
Interline Brands, Inc.	4829 Jennings Lane	Louisville	KY	40218	Lease
Interline Brands, Inc.	601 Edwards Avenue Suite B	Harahan	LA	70123	Lease
Interline Brands, Inc.	26 Millbury St	Auburn	MA	01501	Lease
Interline Brands, Inc.	378 Commercial Street Unit C	Malden	MA	02148	Lease
Interline Brands, Inc.	6403 Amendale Road	Beltsville	MD	20705	Lease
Interline Brands, Inc.	23975 Research Drive	Farmington Hills	MI	48335	Lease
Interline Brands, Inc.	26411 Crestview Court	Farmington Hills	MI	48335	Lease
Interline Brands, Inc.	23028 Commerce Drive	Farmington Hills	MI	48335	Lease
Interline Brands, Inc.	1930 Energy Park Drive	St. Paul	MN	55108	Lease
Interline Brands, Inc.	8461 Mid County Industrial Dr.	St. Louis	MO	63114	Lease
Interline Brands, Inc.	312 1st Ave S	Great Falls	MT	59403	Lease
Interline Brands, Inc.	2205 South Ave W	Missoula	MT	59801	Lease
Interline Brands, Inc.	7010-A Reames Road	Charlotte	NC	28216	Lease
Interline Brands, Inc.	407 Glasgow	Aberdeen	NC	28315	Lease
Interline Brands, Inc.	6260 Abbott Drive	Omaha	NE	68110	Lease
Interline Brands, Inc.	4616 Pierce Drive	Lincoln	NE	68504	Lease
Interline Brands, Inc.	804 East Gate Drive	Mt Laurel	NJ	08057	Lease
Interline Brands, Inc.	1 Avenue A	Carlsdadt	NJ	07072	Lease
Interline Brands, Inc.	515 Heron Drive Pureland Industrial Park	Swedesboro	NJ	08085	Lease
Interline Brands, Inc.	80 Twinbridge Drive	Pennsauken	NJ	08110	Lease
Interline Brands, Inc.	4031 Industrial Center Dr. #701	North Las Vegas	NV	89030	Lease
Interline Brands, Inc.	Tower 1, Suite 406	Las Vegas	NV	89106	Lease
Interline Brands, Inc.	5585 S. Valley View Blvd., Suite 3	Las Vegas	NV	89118	Lease
Interline Brands, Inc.	570 Taxter Road	Elmsford	NY	10523	Lease
Interline Brands, Inc.	77 Rodeo Drive	Brentwood	NY	11717	Own
Interline Brands, Inc.	2395 International St.	Columbus	OH	43228	Lease
Interline Brands, Inc.	7640 Hub Prkwy	Valley View	OH	44125	Lease
Interline Brands, Inc.	3225 Chester Avenue	Cleveland	OH	44114	Lease

Loan Party	Address	City	State	Zip Code	Lease / Own
Interline Brands, Inc.	4650 Lake Forest Dr. Suite 400	Cincinnati	OH	45242	Lease
Interline Brands, Inc.	5727 South Lewis Ave, Suite 705	Tulsa	OK	74105	Lease
Interline Brands, Inc.	1830 N 109th East Ave	Tulsa	OK	74116	Lease
Interline Brands, Inc.	7933 S. W. 34th Street	Oklahoma City	OK	73179	Lease
Interline Brands, Inc.	3989 Crater Lake Highway	Medford	OR	97504	Lease
Interline Brands, Inc.	700 Conger Street	Eugene	OR	97402	Lease
Interline Brands, Inc.	2921 22nd Street SE	Salem	OR	97302	Lease
Interline Brands, Inc.	10608 SW Industrial Way	Tualatin	OR	97062	Lease
Interline Brands, Inc.	133 Westgate Drive	Beaver Falls	PA	15010	Lease
Interline Brands, Inc.	33 Runway Drive	Levittown	PA	19057	Lease
Interline Brands, Inc.	Calle C Lot 3 Corujo Ind. Park Hato Tejas	Bayamon	PR	00956	Lease
Interline Brands, Inc.	1307 National Cemetery	Florence	SC	29506	Lease
Interline Brands, Inc.	2701 Eugenia Avenue	Nashville	TN	37211	Lease
Interline Brands, Inc.	50 Teledyne Place	LaVergne	TN	37086	Lease
Interline Brands, Inc.	7110 Old Katy Road	Houston	TX	77024	Lease
Interline Brands, Inc.	3115 N. Great Southwest Parkway, Suite 100	Grand Prairie	TX	75050	Lease
Interline Brands, Inc.	4740 Perrin Creek Suite 400	San Antonio	TX	78217	Lease
Interline Brands, Inc.	7145 Indusrtial Ave. “Rear”	El Paso	TX	79915	Lease
Interline Brands, Inc.	1110 W Washington St	Paris	TX	75460	Lease
Interline Brands, Inc.	1514 E. Frank Street	Lufkin	TX	75904	Lease
Interline Brands, Inc.	4848 Perrin Creek Suite 640	San Antonio	TX	75050	Lease
Interline Brands, Inc.	123 Nakoma Street	San Antonio	TX	78219	Lease
Interline Brands, Inc.	1420 South 4800 West	Salt Lake City	UT	84014	Lease
Interline Brands, Inc.	6000 Eastport Blvd	Richmond	VA	23231	Lease
Interline Brands, Inc.	1149 Andover Park West	Seattle	WA	98188	Lease
Interline Brands, Inc.	201 N. 2nd Avenue	Yakima	WA	98902	Lease
Interline Brands, Inc.	3421 N Haven	Spokane	WA	99207	Lease
Interline Brands, Inc.	3310 E. Acorn Lane	Port Angeles	WA	98362	Lease
Interline Brands, Inc.	18027 Highway 99, Suite G	Lynnwood	WA	98037	Lease

3.05(b) Intellectual Property

Patents

Title	Patent No.	Issue Date	Record Owner	Status
Chimney Cover	6,152,817	11/28/2000	Interline Brands, Inc.	Issued
Chimney Damper With Locking Mechanism	5,556,329	09/17/1996	Interline Brands, Inc.	Issued
Light Switch Device	D457,145	05/14/2002	Interline Brands, Inc.	Issued
Liner Adaptor for Chimney	CA2455364	10/06/2009	Copperfield Chimney Supply	Issued
Liner Adaptor for Chimneys	6,852,023	02/08/2005	Interline Brands, Inc.	Issued
Pivoting Recessed Light Fixture	61/175,205		Interline Brands, Inc.	Pending
Top Sealing Chimney Cap	5,437,574	08/01/1995	Interline Brands, Inc.	Issued
Top Sealing Chimney Cap	5,387,151	02/07/1995	Interline Brands, Inc.	Issued
Universal Chimney Cap	6,918,827	07/19/2005	Interline Brands, Inc.	Issued

Trademarks

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	Canada	1,363,815	02/10/2012	Interline Brands, Inc.	Registered
	Canada	0545553/ TMA322,379	01/02/1987	J.A. Sexauer, Inc.	Registered
GELCO	Canada	1,239,026/ TMA667,438	07/12/2006	Interline Brands, Inc., Fairfield, Iowa	Registered
LIQUI-ZYME	Canada	0857706/ TMA533,706	09/28/2000	J.A. Sexauer, Inc.	Registered
LOCK-TOP	Canada	1,239,028/ TMA662,676	04/18/2006	Interline Brands, Inc., Fairfield, Iowa	Registered
LYEMANCE	Canada	1,239,027/ TMA669,037	07/31/2006	Interline Brands, Inc., Fairfield, Iowa	Registered
MAINTENANCE CHOICE	Canada	0823441/ TMA517,696	10/08/1999	J.A. Sexauer, Inc.	Registered

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
MULE KICK	Canada	0765010/ TMA446,798	08/25/1995	Interline Brands, Inc. .	Registered
PREMIERPLUS	Canada	1488959	07/10/2012	Interline Brands, Inc.	Pending
QUICK-PICK	Canada	0758134/ TMA473,783	03/26/1997	Interline Brands, Inc.	Registered
SEXAUER	Canada	0545552/ TMA316,729	07/25/1986	J.A. Sexauer, Inc.	Registered
VALUE PLUS	Canada	0562063/ TMA334,336	11/20/1987	J.A. Sexauer, Inc.	Registered
VALUE PLUS logo	Canada	0562064/ TMA331,694	09/04/1987	J.A. Sexauer, Inc.	Registered
PREMIER (stylized)	China	6850993	04/21/2010	Interline Brands, Inc.	Registered
U.S. LOCK	Costa Rica	2012-00664	(07/12/2012)	Interline Brands, Inc.	Pending
U.S. LOCK (stylized)	Costa Rica	2012-00663	(07/12/2012)	Interline Brands, Inc.	Pending
	Puerto Rico	18,177	04/10/1973	J.A. Sexauer, Inc.	Registered
	Puerto Rico	17,985	03/08/1973	J.A. Sexauer, Inc. .	Registered
SEXAUER	Puerto Rico	18,023	03/08/1973	J.A. Sexauer, Inc.	Registered
SEXAUER	Puerto Rico	18,017	03/08/1973	J.A. Sexauer, Inc..	Registered
SEXAUER	Puerto Rico	17,910	12/06/1972	J.A. Sexauer, Inc..	Registered
SEXAUER	Puerto Rico	18,018	03/08/1973	J.A. Sexauer, Inc.	Registered
	U.S. Federal	3910668	01/25/2011	Interline Brands, Inc.	Registered
	U.S. Federal	3903964	01/11/2011	Interline Brands, Inc.	Registered
	U.S. Federal	3916874	02/08/2011	Interline Brands, Inc.	Registered
	U.S. Federal	3988478	07/05/2011	Interline Brands, Inc.	Registered
	U.S. Federal	2369493	07/18/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2541649	02/19/2002	Interline Brands, Inc.	Registered

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	U.S. Federal	2942331	04/19/2005	Interline Brands, Inc.	Registered
	U.S. Federal	3844961	09/07/2010	Interline Brands, Inc.	Registered
	U.S. Federal	3505004	09/23/2008	Interline Brands, Inc.	Registered
	U.S. Federal	3504990	09/23/2008	Interline Brands, Inc.	Registered
	U.S. Federal	0439361	06/22/1948	Interline Brands, Inc.	Registered
	U.S. Federal	0224528	03/01/1927	Interline Brands, Inc.	Registered
	U.S. Federal	3442774	06/03/2008	Interline Brands, Inc.	Registered
	U.S. Federal	3544984	12/09/2008	Interline Brands, Inc.	Registered
	U.S. Federal	3623550	05/19/2009	Interline Brands, Inc.	Registered
	U.S. Federal	2310694	01/25/2000	Interline Brands, Inc.	Registered
	U.S. Federal	1702822	07/28/1992	Interline Brands, Inc.	Registered
	U.S. Federal	2323254	02/29/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2317422	02/15/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2327939	03/14/2000	Interline Brands, Inc.	Registered
	U.S. Federal	2007761	10/15/1996	Interline Brands, Inc.	Registered
	U.S. Federal	0538820	03/06/1951	Interline Brands, Inc.	Registered
	U.S. Federal	0558236	04/29/1952	Interline Brands, Inc.	Registered
	U.S. Federal	1134409	05/06/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1135759	05/20/1980	Interline Brands, Inc.	Registered

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	U.S. Federal	1135402	05/20/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1137747	07/15/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1142351	12/09/1980	Interline Brands, Inc.	Registered
	U.S. Federal	1148671	03/24/1981	Interline Brands, Inc.	Registered
	U.S. Federal	0289929	12/15/1931	Interline Brands, Inc.	Registered
	U.S. Federal	3985227	06/28/2011	Interline Brands, Inc.	Registered
AF LIGHTING	U.S. Federal	3910664	01/25/2011	Interline Brands, Inc.	Registered
AF LIGHTING	U.S. Federal	3903952	01/11/2011	Interline Brands, Inc.	Registered
ALL FIT	U.S. Federal	(85555074)	(02/28/2012)	Interline Brands, Inc.	Pending
ALL FIT	U.S. Federal	(85554953)	(02/28/2012)	Interline Brands, Inc.	Pending
ALL FIT	U.S. Federal	(85555177)	(02/28/2012)	Interline Brands, Inc.	Pending
ALL FIT	U.S. Federal	(85556401)	(02/29/2012)	Interline Brands, Inc.	Pending
AMSAN	U.S. Federal	2464679	06/26/2001	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	2565493	04/30/2002	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	3076262	04/04/2006	Interline Brands, Inc.	Registered
AMSAN	U.S. Federal	3844956	09/07/2010	Interline Brands, Inc.	Registered
AMSAN E-ACCESS	U.S. Federal	3308414	10/09/2007	Interline Brands, Inc.	Registered
AMSAN UNIVERSITY	U.S. Federal	3162068	10/24/2006	Interline Brands, Inc.	Registered
BALA	U.S. Federal	2308782	01/18/2000	Interline Brands, Inc.	Registered
BARNETT	U.S. Federal	3470979	07/22/2008	Interline Brands, Inc.	Registered
BARNETT	U.S. Federal	3479540	08/05/2008	Interline Brands, Inc.	Registered
BIG DUTY DEADBOLT	U.S. Federal	1947684	01/09/1996	Interline Brands, Inc.	Registered
BIG JERRY	U.S. Federal	0765650	02/25/1964	J.A. Sexauer, Inc.	Registered
BLUE SPOT	U.S. Federal	0958856	05/15/1973	Interline Brands, Inc.	Registered
BRIDGE LIGHTING	U.S. Federal	3480660	08/05/2008	Interline Brands, Inc.	Registered
BULL DOG	U.S. Federal	0959791	05/29/1973	Interline Brands, Inc.	Registered
C2 LABORATORIES	U.S. Federal	2472992	07/31/2001	Interline Brands, Inc.	Registered
CALIBER	U.S. Federal	(85598355)	(04/16/2012)	Interline Brands, Inc.	Pending
CASTAWAY	U.S. Federal	3732623	12/29/2009	Interline Brands, Inc.	Registered
CASTOFF	U.S. Federal	3971266	05/31/2011	Interline Brands, Inc.	Registered
CLEAN SOURCE	U.S. Federal	2282778	10/05/1999	Interline Brands, Inc.	Registered
CLEAN SOURCE	U.S. Federal	2368001	07/18/2000	Interline Brands, Inc.	Registered
CLEAN SOURCE and design	U.S. Federal	2270441	08/17/1999	Interline Brands, Inc.	Registered

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
CLEANSOURCE	U.S. Federal	2122234	12/16/1997	Interline Brands, Inc.	Registered
COPPERFIELD	U.S. Federal	3980578	06/21/2011	Interline Brands, Inc.	Registered
COPPERFIELD	U.S. Federal	1583068	02/13/1990	Interline Brands, Inc.	Registered
EAGLE MAINTENANCE SUPPLY	U.S. Federal	3,643,089	06/23/2009	Eagle Maintenance Supply, Inc.	Registered
EASY-TITE	U.S. Federal	0891583	05/26/1970	Interline Brands, Inc.	Registered
EASY-WRAP	U.S. Federal	1048507	09/21/1976	Interline Brands, Inc.	Registered
ECOSOURCE	U.S. Federal	(77401822)	(02/20/2008)	Interline Brands, Inc.	Pending
ENDURANCE 2000	U.S. Federal	3442742	06/03/2008	Interline Brands, Inc.	Registered
GARRISON	U.S. Federal	3544986	12/09/2008	Interline Brands, Inc.	Registered
GARRISON	U.S. Federal	3623499	05/19/2009	Interline Brands, Inc.	Registered
GELCO	U.S. Federal	2984849	08/16/2005	Interline Brands, Inc.	Registered
GET IT ALL WITH ONE CALL	U.S. Federal	2228253	03/02/1999	Interline Brands, Inc.	Registered
GSI	U.S. Federal	1768359	05/04/1993	Interline Brands, Inc.	Registered
HANDY ANDY	U.S. Federal	0288175	10/20/1931	Interline Brands, Inc.	Registered
HARDWARE EXPRESS	U.S. Federal	3985213	06/28/2011	Interline Brands, Inc.	Registered
HOMESAVER	U.S. Federal	1740848	12/22/1992	Interline Brands, Inc.	Registered
HOMESAVER	U.S. Federal	2328111	03/14/2000	Interline Brands, Inc.	Registered
HORSEPOWER	U.S. Federal	3859155	10/12/2010	Interline Brands, Inc.	Registered
INTERLINE	U.S. Federal	2759591	09/02/2003	Interline Brands, Inc.	Registered
INTERLINE BRANDS	U.S. Federal	3448685	06/17/2008	Interline Brands, Inc.	Registered
LIME TAMER	U.S. Federal	1539892	05/23/1989	Interline Brands, Inc.	Registered
LIQUI-ZYME	U.S. Federal	2258587	07/06/1999	Interline Brands, Inc.	Registered
LOCK-TOP	U.S. Federal	2947569	05/10/2005	Interline Brands, Inc.	Registered
LYEMANCE	U.S. Federal	2984827	08/16/2005	Interline Brands, Inc.	Registered
MAINTENANCE USA	U.S. Federal	3980581	06/21/2011	Interline Brands, Inc.	Registered
MONUMENT	U.S. Federal	(77887295)	(12/07/2009)	Interline Brands, Inc.	Pending
NATURE - GREEN	U.S. Federal	2107994	10/21/1997	Interline Brands, Inc.	Registered
NEO-TITE	U.S. Federal	1917954	09/12/1995	J.A. Sexauer, Inc.	Registered
PREFERRED INDUSTRIES	U.S. Federal	3224101	04/03/2007	Interline Brands, Inc.	Registered
PREMIER	U.S. Federal	2215678	01/05/1999	Interline Brands, Inc.	Registered
PREMIER	U.S. Federal	3250866	06/12/2007	Interline Brands, Inc.	Registered
PREMIERPLUS	U.S. Federal	2945744	05/03/2005	Interline Brands, Inc.	Registered
PROFESSIONAL SOLUTIONS	U.S. Federal	2651741	11/19/2002	Interline Brands, Inc.	Registered
PROFORMA	U.S. Federal	3372877	01/22/2008	Interline Brands, Inc.	Registered
PROFORMA	U.S. Federal	3394840	03/11/2008	Interline Brands, Inc.	Registered
PROPLUS	U.S. Federal	3978479	06/14/2011	Interline Brands, Inc.	Registered
PROPLUS	U.S. Federal	3716189	11/24/2009	Interline Brands, Inc.	Registered
PROPLUS	U.S. Federal	3814996	07/06/2010	Interline Brands, Inc.	Registered

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
RENOVATIONSPLUS	U.S. Federal	3118706	07/25/2006	Interline Brands, Inc.	Registered
RENOWN	U.S. Federal	3150579	10/03/2006	Interline Brands, Inc.	Registered
RENOWN	U.S. Federal	3158841	10/17/2006	Interline Brands, Inc.	Registered
RIPTIDE	U.S. Federal	(85447971)	(10/14/2011)	Interline Brands, Inc.	Pending
SECURITY BOW	U.S. Federal	3573601	02/10/2009	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	3917233	02/08/2011	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0533533	11/21/1950	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0536341	01/16/1951	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0848767	05/07/1968	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	0880136	11/04/1969	Interline Brands, Inc.	Registered
SEXAUER	U.S. Federal	2197011	10/20/1998	Interline Brands, Inc.	Registered
SURE-GRIP	U.S. Federal	0980821	03/26/1974	J.A. Sexauer, Inc.	Registered
TKO	U.S. Federal	3826390	07/27/2010	Interline Brands, Inc.	Registered
TRAYCO	U.S. Federal	3917267	02/08/2011	Interline Brands, Inc.	Registered
TRAYCO	U.S. Federal	2473132	07/31/2001	Interline Brands, Inc.	Registered
TRAYCO logo	U.S. Federal	3917270	02/08/2011	Interline Brands, Inc.	Registered
U. S. LOCK	U.S. Federal	1163405	08/04/1981	Interline Brands, Inc.	Registered
U.S. LOCK	U.S. Federal	3992289	07/12/2011	Interline Brands, Inc.	Registered
VISIBLE STOCK CONTROL	U.S. Federal	0817247	10/25/1966	Interline Brands, Inc.	Registered
WHEN IT COMES TO KEEPING CRITTERS OUT OF CHIMNEYS, WE’RE ANIMALS!	U.S. Federal	3298445	09/25/2007	Interline Brands, Inc.	Registered
WILMAR	U.S. Federal	3904235	01/11/2011	Interline Brands, Inc.	Registered
WILMAR	U.S. Federal	2072965	06/24/1997	Interline Brands, Inc.	Registered
WILMAR (stylized)	U.S. Federal	3907454	01/18/2011	Interline Brands, Inc.	Registered
WOODFIELD	U.S. Federal	3909893	01/25/2011	Interline Brands, Inc.	Registered
WOODFIELD	U.S. Federal	3814074	07/06/2010	Interline Brands, Inc.	Registered
WOODFIELD	U.S. Federal	3814137	07/06/2010	Interline Brands, Inc.	Registered
WOODFIELD	U.S. Federal	3847356	09/14/2010	Interline Brands, Inc.	Registered
	U.S. Federal	(85474319)	(11/16/2011)	Interline Brands, Inc.	Pending
	U.S. Federal	(85474331)	(11/16/2011)	Interline Brands, Inc.	Pending
InterlineMRO	U.S. Federal	4176749	07/17/2012	Interline Brands, Inc.	Registered

Mark	Jurisdiction	Reg. No. (serial no.)	Registered (Filed)	Owner	Status - Liens
	U.S. Federal	4176842	07/17/2012	Interline Brands, Inc.	Registered

Schedule 3.06

DISCLOSED MATTERS

Part A

Name: Craftwood Lumber, Inc. v. Interline Brands, Inc.

Venue:  United States District Court for the Northern District of Illinois

Description and Alleged Damages:  The Company has been named as a defendant in an action filed before the Nineteenth Judicial Circuit Court of Lake County, Illinois, which was subsequently removed to the United States District Court for the Northern District of Illinois. The complaint alleges that the Company sent thousands of unsolicited fax advertisements nationwide in violation of the Telephone Consumer Protection Act of 1991, as amended by the Junk Fax Prevention Act of 2005 (such claim, the “Craftwood Lumber Claim”). The Company estimates the total number of faxes sent to be approximately 825,000.

Part B

Name:  Diane Cohen v. Interline Brands, Inc., et al.

Venue:  Delaware Court of Chancery

Description and Alleged Damages:  Shareholder litigation asserted alleging breach of fiduciary duties relating to the merger transaction with GS Capital Partners and P2 Capital Partners.  Damages are unknown, but are not expected to exceed $1 million.

Schedule 3.12

MATERIAL AGREEMENTS

None.

Schedule 3.14

INSURANCE

See attached.

SCHEDULE OF INSURANCE
NOVEMBER 1, 2011

Two Logan Square
Philadelphia, PA 19103-2797
215-246-1000

SCHEDULE OF INSURANCE

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

i

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

Property (inc. Boiler and Machinery)	Axis Insurance	MNB76383911	11/1/11-12	$330,000	$100,000,000 $39,740,000 $2,500,000	Policy Limit Business Interruption/Extra Expense Contingent Business IInterruption	$25,000	For each & every loss or damage to covered property to all locations except the following:
					$7,000,000 $10,000,000 $25,000,000	Earthquake (CA, Alaska, HI, PR) Earthquake (Pacific Northwest EQ Territory & New Madrid EQ Territory) Earthquake — All other locations	5% of the Property Damage Value & 5% of the Time Element Value 2% of the Property Damage Value & 2% of the Time Element Value $100,000

CA , Alaska, HI & PR - Subject to a minimum of $250,000 in any one occurrence

Pacific Northwest Territory & New Madrid Territory — subject to a minimum of $250,000 in any one occurrence

All Other Locations

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

1

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

					$2,500,000 $25,000,000 $100,000 $100,000,000

Flood Annual Aggregate (high hazard flood zone)

Flood Annual Aggregate (all other locations)

Property in Transit Limit

Equipment Breakdown Limit

*** Additional sublimits and deductibles apply. Please refer to the actual policy.

							$500,000 $500,000 $250,000 $100,000 $25,000 24 hrs $25,000

Flood - each separate building or structure (High Hazard flood zone)

Personal Property at each Separate Building or Structure

Time Element per occurrence

All other locations

Property in Transit Service Interruption

Equipment Breakdown Property Damage

General Liability (Canadian)	Chartis Insurance Company of Canada	13054362	11/1/11-12	$5,215 Premium	$2,000,000 $2,000,000 $1,000,000 $1,000,000 $300,00 $25,000	General Aggregate Products/Completed Operations Personal & Advertising Injury Each Occurrence Fire Legal Liability Medical Expense	$75,000	Per Occurrence

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

2

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

General Liability	Chartis Specialty Insurance Company	2067728	11/1/11-12	$44,307 Premium $19,274.77 Surplus Lines Tax & Fees	$2,000,000 $2,000,000 $1,000,000 $1,000,000 $300,00	General Aggregate Products/Completed Operations Personal & Advertising Injury Each Occurrence Fire Legal Liability	$75,000	Per Occurrence
					$25,000	Medical Expense

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

3

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

Pollution Legal Liability	Chartis Specialty Insurance Company	2067728	11/1/11-12	Included in General Liability Premium	$1,000,000	Pollution Legal Liability for Designated Locations Designated Location: LaVergne, TN 11/01/2006 Retroactive Date Salt Lake City, UT Levittown, PA Jacksonville, FL 11/01/2010 Retroactive Date Coverage D-1 Gradual Pollution for Designated Locations Coverage D-2 Sudden and Accidental Pollution Coverage E-1 Hostile Fire and Building Equipment Coverage E-2 Products Pollution and Exposure Liability Coverage E-3 Contractors Pollution Liability Coverage E-4 Transported Cargo	$75,000	Each Claim

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

4

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

Employee Benefits Liability	Chartis Specialty Lines Insurance Company	2067728	11/1/11-12	Included in General Liability Premium	$1,000,000 $1,000,000	Each Claim Aggregate	$1,000	Each Claim

Automobile Liability	Travelers	TC2JCAP823K580611	11/1/11-12	$486,000	$2,000,000	Combined Single Limit Statutory Personal Injury Protection Minimum Added Personal Injury Protection	$250,000	Liability: Each Occurrence

					$5,000	Medical Expenses
					$1,000,000	Uninsured Motorist
					$1,000,000	Underinsured Motorist

Workers’ Compensation & Employer’s Liability

Deductible Program	Travelers Property Casualty Company of America	TC2JUB823K578711	11/1/11-12	$544,522 (not including taxes and surcharges)	$500,000 $500,000	Statutory Workers Compensation Employer’s Liability Each Accident Employer’s Liability Disease Aggregate	$250,000	Large Deductible (Including Allocated Loss Expenses)
					$500,000	Employers Liability Disease Each Employee

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

5

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

Retro Program	Travelers Indemnity Company	TRKUB 823K579911	11/1/11-12	Included in Workers Compensation Deductible Premium		Statutory Workers Compensation	$250,000	Large Deductible (Including Allocated Loss Expenses)
					$500,000	Employer’s Liability Each Accident
					$500,000	Employer’s Liability Disease Aggregate
					$500,000	Employers Liability Disease Each Employee

Commercial Package Puerto Rico (Marsh Saldana, Inc. 787-721-2600 (Includes General Liability, Employee Benefits & Property)	Seguros	CP-810320979	11/29/11-12	$14,215		General Liability:
	Triple —S				$1,000,000	General Aggregate
					$1,000,000	Premises Operations & Products-Completed Aggregate
					$1,000,000	Personal & Advertising Injury
					$1,000,000	Each Occurrence
					$50,000	Fire Damage (Any One Fire)
					$5,000	Medical Expense (Any One Person)

						Employee Benefits Liability:	$1,000	Employee Benefits Liability
					$1,000,000	Each Claim
					$1,000,000	Aggregate

						Property:		Property:
					$1,366,669	Business Personal	$250	Special
						Property	$250	Theft Coverage
					$240,000	Business Income with Extra Expense	2%	Wind or Hail

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

6

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

Foreign Package (Includes Property, General Liability, Employee Benefits, Hired Auto Liability & Physical Damage, Foreign Voluntary Workers Compensation & Foreign Travel Accident & Sickness)	Chartis	WR10004436	11/01/11-12	$10,171 Premium		Property:		Property:
	Worldsource				$50,000	Business Personal Property	$2,500	Any One Occurrence — AOP
					$25,000	Burglary, Theft or Robbery	$5,000	Burglary, Theft or Robbery

General Liability:
					$2,000,000	Master Control Program Aggregate
					$1,000,000	General Aggregate
					$1,000,000	Products-Completed Aggregate
					$1,000,000	Personal & Advertising Injury
					$1,000,000	Each Occurrence
					$25,000	Medical Expense

Employee Benefits Liability:
					$1,000,000	Each Claim
					$1,000,000	Annual Aggregate

						Automobile Liability & Physical Damage for Hired Autos:	$1,000	Automobile Physical Damage: Each Auto
					$1,000,000	Liability (Any One Accident)
					$25,000	Medical Expense (Each Accident)
					Auto Physical Damage — lesser of ACV or $10,000	Hired Autos Only

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

7

SCHEDULE OF INSURANCE

Line of Coverage	Carrier	Policy No.	Policy Period	Premium	Limit		Deductible/Retention/ Comments
Foreign Voluntary Workers Compensation:
Covered US Hires/Citizens Covered Third Country Nationals Not Covered Local Hires or Local Nationals, Canadian Employees

						Foreign Travel Accident & Sickness:		Foreign Travel Accident & Sickness:
					$500,000	Aggregate Coverage A & B: Accidental Death & Dismemberment
					$50,000	Principal sum, each insured person or five times the person’s annual salary
					$25,000	Maximum Coverage C: Accident and Sickness Medical Expense	$250	Per Person Coverage C: Accident & Sickness Medical Expense
					$100,000	Maximum Coverage D: Emergency Medical Evaluation
					$100,000	Maximum Coverage E: Emergency Family Travel
					$25,000	Maximum Coverage F: Repatriation of Remains

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

8

SCHEDULE OF INSURANCE

Line of Coverage	Carrier	Policy No.	Policy Period	Premium	Limit		Deductible/Retention/ Comments
Umbrella Liability	Liberty Mutual Fire Insurance	TH7631509477011	11/1/11-12	$392,903 Premium $5,535 Surcharge	$25,000,000 $25,000,000 $25,000,000	Each Occurrence General Aggregate Products & Completed Aggregate	$25,000	Self Insured Retention

Excess Liability ($25M xs $25M)	American Guarantee and Liability Insurance Company	AEC926320004	11/1/11-12	$70,400 Premium $924.37 Tax	$25,000,000 $25,000,000	Each Occurrence Aggregate Limit where Applicable

Difference in Conditions	Aspen Specialty Insurance Company	PXA7XPL11	11/1/11 -12	$32,500 Premium $TBD surplus lines tax & fee	$5,000,000 part of $17,500,000	Per occurrence and annual aggregate Flood

Difference in Conditions	Landmark American Insurance Company	LHD373909	11/1/11-12	$32,500 Premium	$5,000,000 part of $17,500,000	Per occurrence and annual aggregate Flood

Difference in Conditions	Liberty Surplus Insurance Corporation	LIUESP00211500	11/1/11-12	$48,750 Premium $TBD surplus lines tax & fee	$7,500,000 part of $17,500,000	Per occurrence and annual aggregate Flood

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

9

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

Directors & Officers Liability	Federal Insurance Co.	6801-9052	12/15/11-12	$162,835 Premium + $2,116.86 FL surcharge	$10,000,000	Aggregate Limiit of Liability	$0 $150,000 $250,000	Non-Indemnifiable Claims Indemnifiable and Non-Security Claims Entity Security Claims Claims Made Coverage Pending or Prior Claims Date — 8/30/2000

Directors & Officers Liability — 1st excess	Travelers Casualty and Surety Co. of America	105719925	12/15/11-12	$93,500 Premium + $841.50 FL surcharge	$10,000,000 xs $10,000,000	Aggregate Limit of Liability		Claims Made Coverage Pending or Prior Claims Date — 8/30/2000

Directors & Officers Liability — 2nd excess	Illinois National Insurance Co.	01-420-52-96	12/15/11-12	$59,520 Premium + $774 FL surcharge	$10,000,000 xs $20,000,000	Aggregate Limit of Liability		Claims Made Coverage Pending or Prior Claims Date — 12/15/05 - $5M xs $20M 12/15/06 - $5M xs $25M

Directors & Officers Liability — 3rd excess Side A	Travelers Casualty and Surety Co. of America	105719932	12/15/11-12	$24,000 Premium + $550.09 FL surcharge	$5,000,000 xs $30,000,000	Aggregate Limit of Liability		Claims Made Coverage Pending or Prior Claims Date — 12/15/2007

Directors & Officers Liability — 4th excess Side A	Allied World National Assurance Co.	0307-1841	12/15/11-12	$41,760 Premium + $542.88 FL surcharge	$10,000,000 xs $35,000,000	Aggregate Limit of Liability		Claims Made Coverage Pending or Prior Claims Date — 12/15/2009

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

10

SCHEDULE OF INSURANCE

LINE OF COVERAGE	CARRIER	POLICY NO.	POLICY PERIOD	PREMIUM	LIMIT		DEDUCTIBLE/RETENTION/ COMMENTS

Employment Practices Liability	Federal Insurance Co.	6801-9052	12/15/11-12	$87,890 Premium + $1,142.57 FL surcharge	$10,000,000	Each claim and policy period limit	$150,000 $150,000	Non-Mass/Non-Class Action Claims Mass/Class Action Claims Claims Made Coverage Pending or Prior Claims Date — 8/30/2000

Fiduciary Liability	Federal Insurance Co.	6801-9052	12/15/11-12	$10,120 Premium + $131.56 FL surcharge	$5,000,000	Each claim and policy period limit	$0 $5,000	Non-Indemnifiable Claims Per Wrongful Act Claims Made Coverage Pending or Prior Claims Date — 8/30/2000 12/15/07 - $2M xs $1M

Crime Coverage	National Union Fire Insurance Co. of Pittsburgh, PA	01-420-62-25	12/15/11-12	$19,093 Premium + $248 FL surcharge	$3,000,000 $3,000,000 $3,000,000 $3,000,000 $3,000,000 $3,000,000 $3,000,000	Employee Dishonesty Loss Inside the Premises Loss Outside of Premises Money Orders and Counterfeit Paper Curr. Depositors Forgery Credit Card Forgery Computer Coverage	$50,000 $50,000 $50,000 $50,000 $50,000 $50,000 $50,000	Single Loss Deductible

Marsh

This Schedule is for your use as a reference only and is not intended to be inclusive of all policy terms, conditions and exclusions.  For specific details, please refer to your policy.

11

Marsh USA Inc. Two Logan Square Philadelphia, PA 19103-2797 215-246-1000

Schedule 3.15

CAPITALIZATION AND SUBSIDIARIES

3.15(a) Subsidiary Names and Relationships to Holdings

Subsidiary	Relationship to Holdings
Wilmar Holdings, Inc., a Delaware corporation	100% wholly owned by the Company
Wilmar Financial, Inc., a Delaware corporation	100% wholly owned by the Company
Glenwood Acquisition LLC, a Delaware limited liability company	100% wholly owned by the Company
Barnett of the Caribbean, Inc., a Puerto Rico corporation	100% wholly owned by the Company
Sexauer Ltd., a Canada company	100% wholly owned by the Company
Interline Brands Hong Kong Limited, a Hong Kong company	100% wholly owned by the Company
Interline Brands International Trading (Shenzhen) Co. Ltd., a China company	100% of common stock owned by Interline Brands Hong Kong Limited, a wholly owned subsidiary of the Company
Interline Brands, Inc., a New Jersey corporation	100% wholly owned by Holdings

3.15(b) Classes of Company’s Authorized Equity Interests

Owner	Shares owned	Class of stock	Percentage Ownership
Interline Brands, Inc., a Delaware corporation	100	Common	100%

3.15(c) Type of Entity of Holdings and Subsidiaries

Entity Name	Type of Entity
Interline Brands, Inc., a Delaware corporation	Corporation
Interline Brands, Inc., a New Jersey corporation	Corporation
Wilmar Holdings, Inc., a Delaware corporation	Corporation
Wilmar Financial, Inc., a Delaware corporation	Corporation
Glenwood Acquisition LLC, a Delaware limited liability company	Limited Liability Company
Barnett of the Caribbean, Inc., a Puerto Rico corporation	Corporation
Sexauer Ltd., a Canada company	Company
Interline Brands Hong Kong Limited, a Hong Kong company	Company
Interline Brands International Trading (Shenzhen) Co. Ltd., a China company	Company

Schedule 5.14

POST CLOSING ACTIONS

Action	Date
(1) Deposit Account Control Agreements over Deposit Accounts other than Excluded Deposit Accounts with relevant banks.	60 days
(2) Collateral Access Agreements	90 days subject to commercially reasonable efforts pursuant to section 4.12 of the Security Agreement.

Schedule 6.01

EXISTING INDEBTEDNESS

(i)                                    Indebtedness per Credit Agreements, Bonds and Intercompany Loans

$1,000,000 revolving line of credit promissory note between Interline Brands Hong Kong, Ltd., as borrower and Interline Brands, Inc., a New Jersey corporation, as lender, dated July 28, 2011, with $550,000 drawn.

(ii)                                Indebtedness in the Form of Capital Lease Obligations

Equipment	Lease #	Leasing Co.	Start	Expiration	Mo. Pmt
Yale Motorized Hand Truck	4397288-045	NMHG Fin’l Serv	09/29/2009	09/29/2012	$134.99
Franco Postalia Mailing Machine	200754011	Wells Fargo Fin’l	10/01/2007	09/30/2012	$474.17
Yale New Forklift	4397288-025	NMHG Fin’l Serv	11/01/2007	10/01/2012	$875.79
Xerox Color Copier 7655	712378462	Xerox Capital	01/01/2008	12/31/2012	$680.28
26’ Diesel Dry Van	369053-4	Ryder	01/19/2007	01/19/2013	$2,453.14
Yale - Hand Truck	4397288-046	NMHG Fin’l Serv	03/01/2010	02/28/2013	$134.99
Yale Motorized Hand Truck	4397288-026	NMHG Fin’l Serv	05/01/2008	04/01/2013	$568.14
Yale Motorized Hand Truck	4397288-027	NMHG Fin’l Serv	05/01/2008	04/01/2013	$573.44
Penske Truck (5)	529582-6	Penske Leasing	04/30/2007	04/30/2013	$5,435.00
Penske Truck	546566	Penske Leasing	04/30/2009	04/30/2013	$1,139.00
Sharp Copier	7582115-001	GE Capital	07/24/2008	06/24/2013	$487.12
Sharp Copier	7582115-002	GE Capital	08/25/2008	07/25/2013	$344.24
Shrink Wrap System	003-0527776-100	American Packaging Capital	08/11/2008	08/11/2013	$537.06
Yale Hand Truck	4397288-049	NMHG Fin’l Serv	08/09/2010	08/19/2013	$402.00
Yale Hand Truck	4397288-050	NMHG Fin’l Serv	09/21/2010	09/22/2013	$268.00
Sharp Copier MX-M550N	7601159-001	GE Capital	11/01/2008	10/01/2013	$322.58
Sharp Copier MX-M550N	24945401	De Lage Landen Fin. Serv	11/18/2008	11/18/2013	$322.59
Yale Motorized Hand Truck	4397288-032	NMHG Fin’l Serv	12/31/2008	12/31/2013	$471.76
Yale Motorized Hand Truck	4397288-033	NMHG Fin’l Serv	04/30/2009	12/31/2013	$707.64
Penske Truck	547411	Penske Leasing	02/19/2010	12/31/2013	$1,215.00
Penske Truck	547409	Penske Leasing	02/24/2010	12/31/2013	$1,215.00
Penske Truck	547408	Penske Leasing	03/02/2010	12/31/2013	$1,215.00
Penske Truck	547403	Penske Leasing	03/17/2010	12/31/2013	$1,215.00
Penske Truck	547415	Penske Leasing	03/17/2010	12/31/2013	$1,215.00
Penske Truck	547401	Penske Leasing	03/18/2010	12/31/2013	$1,215.00
Penske Truck	547406	Penske Leasing	03/22/2010	12/31/2013	$1,215.00
Penske Truck	547404	Penske Leasing	03/29/2010	12/31/2013	$1,215.00
Penske Truck	547410	Penske Leasing	03/31/2010	12/31/2013	$1,215.00
Penske Truck	547402	Penske Leasing	04/08/2010	12/31/2013	$1,215.00

Equipment	Lease #	Leasing Co.	Start	Expiration	Mo. Pmt
Penske Truck	547405	Penske Leasing	04/08/2010	12/31/2013	$1,215.00
Penske Truck	547414	Penske Leasing	04/26/2010	12/31/2013	$1,215.00
Sharp Copier MX-M550N	24958276	De Lage Landen Fin. Serv	01/26/2009	01/25/2014	$418.43
Ryder Truck	443164	Ryder	08/07/2008	02/06/2014	$1,540.33
Sharp Copier AR-M550N	24963587	De Lage Landen Fin. Serv	02/24/2009	02/23/2014	$347.42
Penske Truck	547413	Penske Leasing	04/16/2010	04/30/2014	$1,215.00
Penske Truck	547412	Penske Leasing	04/26/2010	04/30/2014	$1,215.00
Canon multi-func. copiers (12)	7708499-014	GE Cap/Zeno	07/20/2011	09/20/2014	$6,982.36
Yale Motorized Hand truck	4397288-047	NMHG Fin’l Serv	10/13/2009	10/13/2014	$148.55
Canon multi-func. copiers (17)	003-0720756-000	GAL/Zeno	10/20/2011	12/20/2014	$7,255.03
Ryder Truck	452413	Ryder	08/11/2008	02/10/2015	$1,258.13
Ryder Truck	452414	Ryder	08/12/2008	02/11/2015	$1,258.13
Ryder Truck	452415	Ryder	08/18/2008	02/17/2015	$1,258.13
Ryder Truck	443180	Ryder	08/21/2008	02/20/2015	$1,288.97
Sharp Copier MX-M503N	7601159-004	GE Capital	08/09/2010	07/04/2015	$393.30

Schedule 6.02

EXISTING LIENS

Liens in connection with Existing Indebtedness set forth in Schedule 6.01(ii) attaching to the property described thereon.

Schedule 6.04

EXISTING INVESTMENTS

1.               Glenwood Acquisition LLC’s ownership interest in Buyers Access LLC.

2.               Ownership of certain de minimis shares of stock acquired in the ordinary course of business in connection with certain acquisitions or the company’s required participation in certain retailer programs.

Schedule 6.10

EXISTING RESTRICTIONS

None.

Schedule 9.04(e)

PERMITTED ASSIGNEES

Goldman Sachs Lending Partners LLC

Goldman Sachs Credit Partners L.P.

Goldman Sachs Bank USA

Goldman Sachs Asset Management L.P.

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of September 7, 2012, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”), WILMAR HOLDINGS, INC., a Delaware corporation (“Wilmar Holdings”), and WILMAR FINANCIAL, INC., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers”), the other Loan Parties, BANK OF AMERICA, N.A., as administrative agent (“Administrative Agent”) for the financial institutions from time to time party to the Credit Agreement (“Lenders”), and Lenders.  Terms are used herein as defined in the Credit Agreement.

                                                                               (“Assignor”) and                                                                               (“Assignee”) agree as follows:

1.                                       Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $                 of Assignor’s outstanding Revolving Loans and $                       of Assignor’s LC Exposure, and (b) the amount of $                     of Assignor’s Commitment, which represents         % of the total Commitments (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Assignment and Acceptance shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Administrative Agent, provided such Assignment Notice is executed by Assignor, Assignee, Administrative Agent, Swingline Lender, each Issuing Bank and, if applicable, Borrower Representative.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.                                       Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Commitment is $                    , and the outstanding balance of its Revolving Loans and LC Exposure is $                    ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the promissory note[s] held by it pursuant to the Credit Agreement and requests that Administrative Agent exchange such promissory note[s] for new promissory notes payable to Assignee [and Assignor].]

3.                                       Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Credit Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) certifies that, if it is a Foreign Lender, attached to this Assignment and Acceptance is all documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by Assignee; (d) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (e) confirms that it is a permitted assignee under Section 9.04 of the Credit

Exhibit A-1-1

Agreement; (f) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (g) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (h) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.                                       This Assignment and Acceptance shall be governed by the laws of the State of New York.  If any provision is found to be invalid under any Requirement of Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Assignment and Acceptance shall remain in full force and effect.

5.                                       This Assignment and Acceptance may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

6.                                       Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)                                  If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)                                 If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Exhibit A-1-2

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

Exhibit A-1-3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                           .

(“Assignee”)

By

Title:

(“Assignor”)

By

Title:

Exhibit A-1-4

EXHIBIT A-2

FORM OF ASSIGNMENT NOTICE

Reference is made to (1) the Credit Agreement dated as of September 7, 2012, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Company”), WILMAR HOLDINGS, INC., a Delaware corporation (“Wilmar Holdings”), and WILMAR FINANCIAL, INC., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers”), the other Loan Parties, BANK OF AMERICA, N.A., as administrative agent (“Administrative Agent”) for the financial institutions from time to time party to the Credit Agreement (“Lenders”), and Lenders; and (2) the Assignment and Acceptance dated as of                         , 20     (the “Assignment and Acceptance”), between                                      (“Assignor”) and                                          (“Assignee”), a copy of which is delivered with this Assignment Notice.  Terms are used herein as defined in the Credit Agreement.

Assignor hereby notifies Borrowers, Administrative Agent, Swingline Lender and each Issuing Bank of Assignor’s intent to assign to Assignee pursuant to the Assignment and Acceptance (a) a principal amount of $                 of Assignor’s outstanding Revolving Loans and $                       of Assignor’s LC Exposure, and (b) the amount of $                     of Assignor’s Commitment, which represents         % of the total Commitments (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Assignment Notice shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Administrative Agent, Swingline Lender, each Issuing Bank and, if applicable, Borrower Representative.  Pursuant to the Assignment and Acceptance, Assignee has expressly assumed all of Assignor’s obligations under the Credit Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Credit Agreement, Administrative Agent shall deem Assignor’s Commitment to be reduced by $                  , and Assignee’s Commitment to be increased by $                  .

The address of Assignee to which notices and information are to be sent under the terms of the Credit Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Credit Agreement is shown in the Assignment and Acceptance.

This Assignment Notice is being delivered to Borrowers, Administrative Agent, Swingline Lender and each Issuing Bank pursuant to Section 9.04 of the Credit Agreement.  Please acknowledge your acceptance of this Assignment Notice by executing and returning to Assignee and Assignor a copy of this Assignment Notice.

Exhibit A-2-1

IN WITNESS WHEREOF, this Assignment Notice is executed as of                           .

(“Assignee”)

By

Title:

(“Assignor”)

By

Title:

Effective Date:                 , 20

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER REPRESENTATIVE:*

By
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default has occurred and is continuing.

BANK OF AMERICA, N.A., as Administrative Agent

By
Title:

[NAME OF EACH ISSUING BANK], as Issuing Bank

By
Title:

BANK OF AMERICA, N.A., as Swingline Lender

By
Title:

Exhibit A-2-2

FORM OF BORROWING BASE CERTIFICATE	EXHIBIT B

Bank of America	Borrowing Certificate(1)
(in $000’S U.S. Dollars)	Customer Name:	Interline Brands, Inc.
	Assignment #	C/R #
	Report Date:	.

ACCOUNTS RECEIVABLE	Loan #	IBR00	INVENTORY	Loan #	IBR05

1. Beginning Balance		$0.00	16. Current Balance		$0.00
2. Sales		0.00	17. Ineligibles (see detail)		0.00
3. Cash Receipts		0.00	18. Eligible Inventory Collateral Before Factor (#16 - #17)		0.00
4. Credit Memos		0.00	19. NOLV Factor Rate		0.00
5. Discounts		0.00	20. Lesser of 70% (lower of cost or market) or 85% of Factor Rate (#19 * 85%)		0.00
6. Write-offs		0.00	21. Eligible Inventory Collateral Before Reserves (#18 * #20)		0.00
7. Vendor Receivables		0.00	22. Rent Reserve		0.00
8. Intercompany		0.00	23. Available Inventory Collateral (#21 - #22)		$0.00
9. Adjustments
10. Current Balance (#1 + #2 - #3 - #4 - #5 - #6 - #7 - #8 - #9)		$0.00
11. Unapplied Cash Balance		0.00
12. Ineligibles (see detail)		0.00	AVAILABILITY
13. Eligible Accounts Collateral Before Reserve (#10 - #11 - #12)		0.00
14. Advance Rate		85%	29. Total Borrowing Base (#15 + #23)		0.00
15. Available Accounts Receivable Collateral Before Reserves (#13*#14)		0.00	30. Other Reserves (per Credit Agreement)		$0.00
					0.00
LOAN			31. Net Borrowing Base (#29 - #30)		0.00
			32. Credit Line		0.00
24. Beginning Balance		$0.00	33. Total Availability (Lesser of Credit Line #32 and Net Borrowing Base #31)		0.00
25. Advances		0.00	34. Loan Ending Balance (#28)		0.00
26. Payments		0.00	35. Letters of Credit
27. Adjustments		0.00	36. Remaining Availability (#33 - #34 - #35)		$0.00
28. Ending Balance (#24 + # 25 - #26 - #27)		$0.00

Prepared by:
Brackets are not necessary for negative numbers unless intended result is different than what field indicates.
	Title:	Date:

The foregoing information is delivered to Bank of America, N.A. in accordance with a Credit Agreement among Bank of America, N.A. Interline Brands, Inc., the other Loan Parties (as defined therein) thereto and the lenders party thereto dated September 7, 2012.  I hereby certify that the information contained herein is true and correct as of the dates shown herein.  Nothing contained herein shall constitute a waiver, modification, or limitation of any of the terms or conditions set forth in the referenced Credit Agreement.

Approved by:

	Title:	Date:

(1)  Details of the Borrowers’ ineligible Inventory and ineligible Accounts are attached.

Exhibit B-1

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

To:                              Bank of America, N.A., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of September 7, 2012 (as amended, supplemented or modified from time to time, the “Agreement”) among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers”), the other Loan Parties, the Lenders and Bank of America, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                       I am the duly elected [Chief Financial Officer/Principal Accounting Officer/Treasurer/Controller] of Holdings;

2.                                       I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Restricted Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.                                       The examinations described in paragraph 2 did not disclose and, except as set forth below, I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4.                                       I hereby certify that no Loan Party has changed (i) its name as it appears in its organizational documents and as filed in such Loan Party’s jurisdiction of organization, (ii) its chief executive office, principal place of business, mailing address, corporate offices, warehouses or locations at which Collateral is held or stored (or added to such locations), or the location of its records concerning the Collateral, in each case from the locations identified on Exhibit A to the Security Agreement, (iii) the type of entity it is, (iv) its organizational identification number, if any, issued by its state of organization or (vi) its state of incorporation or organization, in each case without having given the Administrative Agent the notice required by Section 4.14 of the Security Agreement;

5.                                       Schedule I attached hereto sets forth a reasonably detailed calculation of the Fixed Charge Coverage Ratio [and the Borrowers’ compliance with Section 6.12 of the Agreement] [add bracketed language during a Covenant Trigger Period];

6.                                       Schedule II attached hereto sets forth the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate and/or any change in the amount of a Pro Forma Adjustment set forth in the Pro Forma Adjustment Certificate previously provided on              20     and, [in each case,] in reasonable detail, the calculations and basis therefor; and

7.                                       Described below are the exceptions, if any, to paragraph 3 by listing, in detail, (i) the nature of the condition or event, the period during which it has existed and the action which the

Exhibit C-1

Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this            day of                           , 20    .

INTERLINE BRANDS, INC.,
a Delaware corporation

By:
Name:
Title:

Exhibit C-2

SCHEDULE I

Calculation of the Fixed Charge Coverage Ratio for the quarter/year ended                    (“Statement Date”) [and Compliance as of             , 20     with Section 6.12 of the Agreement]

I.  Fixed Charge Coverage Ratio(2)

TOTAL
A. EBITDA

(i) Net Income	+

(ii) Interest Expense	+

(iii) income taxes	+

(iv) depreciation and amortization expense	+

(v) extraordinary charges	+

(vi) impairment charges or asset write-offs related to intangible, long-lived assets and investments in debt and equity securities pursuant to GAAP	+

(vii) losses from (a) non-ordinary course asset sales and (b) investments recorded using the equity method	+

(viii) stock-based awards compensation expense	+

(ix) other non-cash charges(3)	+

(x) management, monitoring and consulting fees and expenses paid to Sponsors(4)	+

(xi) transaction fees and related expenses paid to the Sponsors in connection with acquisitions, dispositions, recapitalizations, refinancings and extraordinary transactions(5)	+

(xii) Transaction costs and expenses paid by Borrowers	+

(xiii)                        up-front fees, transaction costs, commissions, expenses or charges related to any Permitted Acquisition or other Specified Investment (whether or not consummated but excluding any of the foregoing paid or payable to the Sponsors under clause (x) or (xi) above)

+

(2)  Calculations shall be for the four consecutive fiscal quarters ending on the Statement Date for Holdings and its Restricted Subsidiaries on a consolidated basis.

(3)  Excluding any non-cash charge in respect of an item that was included in Net Income (other than accrual of revenue in the ordinary course of business) in a prior period.

(4)  Not to exceed $5,000,000 in any four quarter period.

(5)  Not to exceed (net of reimbursable expenses) 1% of the transaction value for any such transaction.

Exhibit C-3

(xiv) restructuring and other non-recurring expenses, including severance costs, costs associated with office or plant openings or closings and consolidation or relocation fees	+

(xv)                          up-front fees, transaction costs, commissions, expenses, premiums or charges related to the issuance of Equity Interests, permitted investments (other than Specified Investments), permitted asset sales, recapitalizations, incurrences, repayments, amendments or modifications or permitted Indebtedness (excluding any of the foregoing paid or payable to the Sponsors under clause (x) or (xi) above)

+

(xvi) cash payments made in respect of non-cash charges described in clause (ix) above	-

(xvii) extraordinary gains	-

(xviii) non-cash items of income(6)	-

(xix) gains from non-ordinary course asset sales and investments recorded using the equity method	-

1. Intermediate EBITDA ((sum of (i) through (xiii)) — (sum of (xvi) through (xix))

2. Adjustments to EBITDA (excluding Pro Forma Adjustments)(7)

3. Pro Forma Adjustments

4. Limited EBITDA Add-Backs (sum of (xiv) and (xv) and Pro Forma Adjustment)

Total EBITDA ((1. +/- 2.) + the lesser of (4.) and (0.10 x (1 +/- 2.)))

B. Unfinanced portion of Capital Expenditures

(6)  Excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Net Income in any prior period.

(7)  To the extent included in Net Income, (a) there shall be excluded in determining EBITDA (i) unrealized currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Swap Agreements for currency exchange risk) and (ii) any adjustments for unrealized gain or loss resulting from the application of Statement of Financial Accounting Standards No. 133, and (b) there shall be included in determining EBITDA, without duplication, (i) the Acquired EBITDA of any Acquired Entity or Business since the beginning of such period and the Acquired EBITDA of any Converted Restricted Subsidiary, based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), (ii) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Lenders and the Administrative Agent and (iii) there shall be excluded in determining EBITDA for any period the Disposed EBITDA of any Sold Entity or Business, and the Disposed EBITDA of any Converted Unrestricted Subsidiary based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

Exhibit C-4

(i) Fixed or capital asset expenditures or commitments

(ii) expenditures to replace or restore property made with insurance, damage recovery proceeds or condemnation awards	–

(iii) expenditures made with proceeds of the sale or trade of similar assets to the assets being acquired	–

(iv) expenditures that are part of a Permitted Acquisition (to the extent included in (i))	–

(v) expenditures funded with net proceeds of an issuance of Equity Interests by Holdings(8)	–

Total Unfinanced Capital Expenditures ((i) – (sum of (ii) through (v)))	–

C. Fixed Charges

(i) cash Interest Expense	+

(ii) scheduled principal payments on Indebtedness	+

(iii) expense for income taxes paid in cash	+

(iv) dividends or distributions and repurchases, redemptions or retirement of the Equity Interests of Holdings, in each case paid in cash(9)	+

Total Fixed Charges (sum of (i) through (iv))	–

Fixed Charge Coverage Ratio (A – B) ÷ C	:1.00

(8)  Provided that the Company has notified the Administrative Agent at or prior to the time of such issuance that it intends to utilize all or a portion of such proceeds to fund such expenditure (and describing the contemplated use and estimated amount of such expenditure) and such expenditure (or commitment entered into) is made within 90 days of the issuance of such Equity Interests.

(9)  Exclude pursuant to the Transactions and stock repurchases during the third and fourth quarters of 2011.

Exhibit C-5

SCHEDULE II

Pro Forma Adjustments

[Attached]

Exhibit C-6

EXHIBIT D

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                                   ,                     , 20      , is entered into between                                                 , a                        (the “New Subsidiary”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of September 7, 2012 among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers”), the other Loan Parties, the Lenders and the Administrative Agent (as the same may be amended, supplemented or modified from time to time, the “Credit Agreement”).   All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.                                       The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party [and a Borrower(10)] under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Loan Party [, a Borrower] and a Loan Guarantor thereunder as if it had been an original signatory to the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the covenants set forth in Articles V and VI of the Credit Agreement and (b) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.09 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.                                       The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering a supplement to the Security Agreement and such other Collateral Documents required by Section 5.13 of the Credit Agreement, by the Security Agreement or as otherwise reasonably requested by the Administrative Agent.

3.                                       Schedules [3.05, 3.12, 3.14, 3.15] of the Credit Agreement are hereby supplemented to add the information relating to the New Subsidiary set out on Schedules [3.05, 3.12, 3.14, 3.15]  hereof.  The New Subsidiary hereby confirms that the representations and warranties set forth in the Credit Agreement applicable to it are true and correct in all material respects as of the date hereof after giving effect to such supplements to the Schedules.  For the purposes of this Section 3, the New Subsidiary agrees that any phrase qualified by “as of the date of this Agreement” or “as of the Effective Date”, or any

(10)  Include if the New Subsidiary will own any Borrowing Base assets.

Exhibit D-1

similar phrase in its representations and warranties set forth in the Credit Agreement, shall mean as of the date of this Joinder Agreement.

4.                                       In furtherance of its obligations under the Credit Agreement, the New Subsidiary authorizes the filing of such financing or security statements (or equivalent in the relevant jurisdiction) naming it as debtor, the Administrative Agent as secured party and describing its Collateral and such other documentation as the Administrative Agent may require to evidence, protect and perfect the Liens created by the Security Agreement.

5.                                       The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

6.                                       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

7.                                       This Agreement shall be deemed to be part of, and a modification to, the Credit Agreement and shall be governed by all the terms and provisions of the Credit Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the New Subsidiary enforceable against the New Subsidiary in accordance with its terms.  The New Subsidiary hereby waives notice of the Administrative Agent’s or any Lender’s acceptance of this Agreement.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

COLLATERAL MONITORING REPORTING REQUIREMENTS

The following information is to be submitted to the Administrative Agent, pursuant to Section 5.01(f) of that certain Credit Agreement dated as of September 7, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers”), the other Loan Parties (as defined therein), Bank of America, N.A., as administrative agent for the Lenders (as defined therein) ( the “Administrative Agent”) and the Lenders.

	Reporting Frequency	Weekly Reporting: Due within 3 Business Days after the last Business Day each week during a Covenant Trigger Period	Monthly Reporting: Due within 15 Business Days following the end of each calendar month

Accounts Receivable Supporting Documents:
1.

Accounts receivable detail aging (1) including all invoices specifying the name, terms invoice date, due date and balance due for each Account Debtor (2) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent.

		X	X
2.

Supporting documentation (system generated extract report where applicable) for the ineligible Accounts / Reserves reported on the Borrowing Base Certificate in a manner reasonably acceptable to the Administrative Agent.

		X	X
3.	Accounts receivable roll forward in an electronic format acceptable by the Administrative Agent.		X
4.	Top 10 accounts receivable balances aged per the most recent consolidated summary aging aggregated by Account Debtor.		X
5.	Reconciliation of A/R aging report to general ledger and financial statements.		X
6.	Twelve months trailing top 10 sales concentrations including address and terms on a consolidated basis.		X

Inventory Supporting Documents:
1.

(1) Monthly Inventory by location, product and quantity on hand, which Inventory shall be valued at the lower of cost (weighted average cost basis) or market and in addition on a quarterly basis to include Reserves (on a consolidated basis by item) as the Administrative Agent has previously indicated to the Borrower are deemed by

X

Exhibit E-1

the Administrative Agent to be appropriate, (2) report of any material variances or other results of Inventory counts performed by the Borrower in summary form by location and (3) Inventory reconciled to the Borrowing Base Certificate delivered as of such date.

2.	Supporting documentation (system generated extract report where applicable) for the Inventory ineligibles / Reserves reported on the Borrowing Base Certificate.		X
3.	Reconciliation of Inventory reports to general ledger and financial statements.		X
4.	Schedule of monthly rent for all leased locations (to the extent applicable to the Borrowing Base Certificate)		X

Other Supporting Documents:
1.	Reconciliation of the Loan balance per the general ledger of the Loan Parties to the balance under the Credit Agreement.	X	X
2.	Accounts payable summary by vendor.		X
3.	Top 5 accounts payable vendor balances by aging category.		X
4.	Twelve months trailing top 5 purchase concentrations including terms on a consolidated basis.		X
5.	Reconciliation of A/P aging to general ledger and financial statements.		X

Note: Other documents with respect to the Borrowing Base may be requested by the Administrative Agent.

Submit to:

Bank of America, N.A.

300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339

Attention: John M. Olsen

Telephone No: (404) 607-3218

Facsimile No: (404) 607-3277

Email: john.m.olsen@baml.com

Exhibit E-2

EXHIBIT F

FORM OF INTERCOMPANY SUBORDINATED NOTE

September 7, 2012

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower (each, in such capacity, an “Obligor”) from time to time from any other entity listed on a counterpart signature page hereto (each, in such capacity, together with any transferee or other holder of this Intercompany Subordinated Note, a “Holder”; the Holders and the Obligors together, the “Note Parties”), hereby promises to pay to the order of such Holder, at such time as such Holder shall from time to time designate, the principal amount of all unpaid loans and advances (including trade payables) made by such Holder to such Obligor. All loans and advances evidenced by this Intercompany Subordinated Note and all payments and prepayments of the principal hereof and the date thereof may be endorsed by a Holder on Schedule I attached hereto or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by any Holder in its internal records; provided that failure of any Holder to make any such recordation shall not affect the obligation of the relevant Obligor to make a payment when due on any amount owing under this Intercompany Subordinated Note. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement (as defined below).

1.             Interest. Interest on the unpaid principal amount hereof from time to time outstanding shall bear interest at a rate per annum as shall be agreed upon in writing from time to time by the relevant Obligor and Holder or, at the option of the Administrative Agent following the occurrence and during the continuation of an Event of Default, at the rate per annum then applicable to Alternate Base Rate Loans under the Credit Agreement or, following expiration or termination of the Commitments, the rate applicable to Alternate Base Rate Loans thereunder immediately prior to such expiration or termination, in each case, plus 2.0% per annum. Interest shall be due and payable at such times as may be agreed upon in writing from time to time by the relevant Obligor and Holder. Upon demand for payment of any principal amount hereof, any accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in immediately available funds.

2.             Payments. Notwithstanding anything to the contrary herein, no payment or prepayment of principal of or interest on this Intercompany Subordinated Note may be made, directly or indirectly, without the consent of the Administrative Agent if an Event of Default shall have occurred and be continuing or would result therefrom or if the obligations under the Credit Agreement have been accelerated. Subject to the preceding sentence, payments of principal of and interest on this Intercompany Subordinated Note shall be made on demand in immediately available funds to such account of the relevant Holder as such Holder may designate in writing. If any payment hereunder becomes due and payable on a day other than a business day, the due date thereof shall be extended to the next succeeding business day.

3.             Definitions. As used herein, the following terms shall have the following meanings:

“Credit Agreement” shall mean that certain Credit Agreement, dated as of September 7, 2012 (as amended, restated, supplemented, replaced or otherwise modified from time to time), among Interline Brands, Inc., a Delaware corporation (“Holdings”), Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers”), the other Loan Parties, the Lenders, and Bank of America, N.A., as Administrative Agent.

Exhibit F-1

“Secured Parties” shall mean, collectively, the Lenders, the Administrative Agent, the Issuing Bank, and any other holders of the Secured Obligations.

“Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of September 7, 2012 (as amended, restated, supplemented, replaced or otherwise modified from time to time) among the Company, Interline Brands, Inc., a Delaware corporation, the Domestic Subsidiaries of the Company party thereto, and Bank of America, N.A., as Administrative Agent.

“Senior Debt” shall mean, collectively, the Secured Obligations.

“Subordinated Debt” shall mean, with respect to each Obligor, all indebtedness, liabilities and other obligations of such Obligor from time to time arising under or evidenced by this Intercompany Subordinated Note.

4.             Subordination.

(a)           Unless otherwise agreed by the Administrative Agent, payment of the Subordinated Debt is and shall be expressly subordinate and junior in right of payment to the prior payment in full in cash of the Senior Debt to the extent and in the manner set forth herein and the Subordinated Debt is hereby so subordinated as a claim against the relevant Obligor or any of the assets of such Obligor.

(b)           Unless otherwise agreed by the Administrative Agent, in the event of any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving any Obligor or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshaling or composition of its assets or liabilities (collectively called a “Reorganization”), relative to any Obligor or its properties, then all of the Senior Debt of such Obligor (if any) shall first be paid in full in cash before any payment is made upon the Subordinated Debt, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of this Intercompany Subordinated Note shall be paid or delivered directly to the Administrative Agent, for application in payment of the Senior Debt, unless and until all the Senior Debt is paid in full in cash, and each Holder hereby irrevocably authorizes the Administrative Agent, as attorney-in-fact for such Holder, to vote any claim or proof of claim in such proceedings in respect of the Subordinated Debt, to file or prove any claim in such proceedings in respect of the Subordinated Debt, to demand, sue for, collect and receive any such payment or distribution, to apply such payment or distribution to the payment of the Senior Debt, and to take such other action (including acceptance or rejection of any plan of reorganization) in the name of such Holder or of the relevant Secured Parties as the Administrative Agent may deem necessary or advisable for the enforcement of the provisions hereof. Each Holder shall execute and deliver such other and further powers of attorney, assignments, proofs of claim or other instruments, and take such other actions, as may be requested by the Administrative Agent in order to enable the Administrative Agent to accomplish any of the foregoing, but only with respect to such Holder’s capacity as a holder hereof and not in respect of any other relationship between such Holder and the Obligor.

(c)           In the event that, notwithstanding the foregoing, upon any such Reorganization, any payment or distribution of the assets of any Obligor of any kind or character, whether in cash, property or securities, shall be received by any Holder in respect of this Intercompany Subordinated Note before all Senior Debt is paid in full in cash, such payment or distribution shall be held in trust for the Secured Parties and shall forthwith be paid over to the Administrative

Exhibit F-2

Agent for application to the payment of the Senior Debt until all Senior Debt shall have been paid in full in cash.

(d)           Any amounts received by the Administrative Agent hereunder for application to the Senior Debt shall be so applied to such portion of the Senior Debt as shall be determined by the Administrative Agent in its sole discretion. The provisions of this Intercompany Subordinated Note shall not be deemed to impose on the Administrative Agent any duties or responsibilities to any Secured Party, or any fiduciary relationship with any Secured Party.

(e)           Each Holder agrees that, until the Senior Debt has been paid in full in cash, (i) if an Event of Default shall have occurred and be continuing or would result therefrom, or if a Reorganization shall have commenced, it will not take, demand or receive, or take any action to accelerate or collect, any payment of all or any part of the Subordinated Debt except as expressly permitted herein and (ii) unless otherwise agreed to by the Administrative Agent, it will not file, join in or facilitate any petition or proceeding seeking the bankruptcy of any other Obligor.

(f)            If any Holder shall receive any payment in violation of the terms hereof, it shall hold such payment in trust for the benefit of the Secured Parties and forthwith pay it over to the Administrative Agent, for application to and payment of the Senior Debt.

(g)           The Administrative Agent on behalf of itself and the Secured Parties, may, at any time and from time to time, without the consent of or notice to any Holder, without incurring any responsibility to any Holder, and without impairing or releasing any of the rights of any Secured Party, or any of the obligations of any Holder:

(i)           change the amount or terms of or renew or extend any Senior Debt or enter into or amend in any manner any agreement relating to any Senior Debt;

(ii)          sell, exchange, release or otherwise deal with any property at any time pledged or mortgaged to secure any Senior Debt;

(iii)         release anyone liable in any manner for the payment or collection of any Senior Debt; and

(iv)         exercise or refrain from exercising any rights against any Obligor and others (including any Holder).

(h)           Each Holder hereby waives notice of or proof of reliance by any Secured Party upon the provisions hereof, and the Senior Debt shall conclusively be deemed to have been created, contracted, incurred or maintained in reliance upon the provisions hereof.

(i)            Each Obligor and any endorser of this Intercompany Subordinated Note hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Administrative Agent or any other Secured Party of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

(j)            The subordination provisions contained herein are for the benefit of the Administrative Agent and the Secured Parties and their respective successors and assigns and may not be rescinded or cancelled or modified in any way without the prior written consent of the Administrative Agent.

Exhibit F-3

5.             Entire Agreement. Each of the Obligors and each of the Holders confirms that this Intercompany Subordinated Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

6.             Additional Parties. Upon execution and delivery after the date hereof by any Loan Party of a counterpart signature page hereto, such Loan Party shall become a Note Party hereunder with the same force and effect as if originally named as a Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Intercompany Subordinated Note.

7.             Pledge. This Intercompany Subordinated Note has been pledged by each Holder that is a Loan Party to the Administrative Agent for the benefit of the Secured Parties. Each Obligor acknowledges and agrees that the Administrative Agent may exercise all the rights of such Holders under this Intercompany Subordinated Note after the occurrence and during the continuance of an Event of Default and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Obligor.

8.             Severability. Any provision of this Intercompany Subordinated Note held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of any provision in any jurisdiction shall not invalidate such provision in any other jurisdiction.

9.             Successors and Assigns. All covenants and agreements of each Obligor and each Holder under this Intercompany Subordinated Note shall be binding on such Obligor and such Holder and their respective successors and assigns. Neither this Intercompany Subordinated Note nor any interest therein shall be transferred or assigned without the prior written consent of the Administrative Agent.

10.           Survival. Notwithstanding anything to the contrary contained herein, in any agreement or in any other promissory note or other instrument, until the Senior Debt is paid in full, this Intercompany Subordinated Note shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by or among Loan Parties.

11.           Amendments. No amendment, restatement, replacement, supplement, waiver or other modification to this Intercompany Subordinated Note shall be effective without the prior written consent of each Obligor, each Holder, and the Administrative Agent.

12.           Miscellaneous. This Intercompany Subordinated Note may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Intercompany Subordinated Note by facsimile, e-mail or other electronic transmission (including in pdf format) shall be effective as delivery of an original counterpart of this Intercompany Subordinated Note. The headings and titles of the paragraphs above are for convenience only and have no substantive meaning herein.

13.           Termination of Agreement.  This Intercompany Subordinated Note shall automatically terminate, as to an individual party, upon the consummation of any transaction which is not prohibited by the Credit Agreement as a result of which such party ceases to be a Subsidiary of

Exhibit F-4

Holdings or upon the effectiveness of any consent (pursuant to the terms of the Credit Agreement) to the release of such party.

14.           Governing Law. THIS INTERCOMPANY SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit F-5

IN WITNESS WHEREOF, each undersigned party has caused this Intercompany Subordinated Note to be executed and delivered by its proper and duly authorized officer as of the date first set forth above.

INTERLINE BRANDS, INC., a New Jersey corporation

By:
Name:
Title:

INTERLINE BRANDS, INC., a Delaware corporation

By:
Name:
Title:

WILMAR FINANCIAL, INC., a Delaware corporation

By:
Name:
Title:

WILMAR HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit F-6

ALLONGE

This allonge is attached to and made a part of that certain Intercompany Subordinated Note, dated September 7, 2012, among each Obligor and Holder (each as defined therein) party thereto, payable to the order of the payee below to which this allonge is attached, is hereby endorsed as follows:

Pay to the order of .

Dated:	,

INTERLINE BRANDS, INC., a New Jersey corporation

By:
Name:
Title:

INTERLINE BRANDS, INC., a Delaware corporation

By:
Name:
Title:

WILMAR FINANCIAL, INC., a Delaware corporation

By:
Name:
Title:

WILMAR HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

GLENWOOD ACQUISITION LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit F-7

TRANSACTION ON INTERCOMPANY SUBORDINATED NOTE

Date	Name of Obligor	Name of Holder	Outstanding Principal Balance from Obligor to Holder This Date

Exhibit F-8

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of September 7, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers” and each, a “Borrower”), the other Loan Parties, the Lenders and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its status as not a United States person (as defined in section 7701(a)(30) of the Code) on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit G-1-1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of September 7, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers” and each, a “Borrower”), the other Loan Parties, the Lenders and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its status as not a United States person (as defined in section 7701(a)(30) of the Code) on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit G-2-1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of September 7, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers” and each, a “Borrower”), the other Loan Parties, the Lenders and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit G-3-1

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement dated as of September 7, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers” and each, a “Borrower”), the other Loan Parties, the Lenders and Bank of America, N.A., as Administrative Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

Exhibit G-4-1

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

September 7, 2012

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 4.01(f) of the Credit Agreement, dated as of September 7, 2012 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Interline Brands, Inc., a Delaware corporation (“Holdings”), Interline Brands, Inc., a New Jersey corporation (the “Company”), Wilmar Holdings, Inc., a Delaware corporation (“Wilmar Holdings”), and Wilmar Financial, Inc., a Delaware corporation (“Wilmar Financial”, and together with the Company, Wilmar Holdings and each other subsidiary of the Company that subsequently joins the Credit Agreement as a “Borrower”, the “Borrowers” and each, a “Borrower”), the other Loan Parties, the lending institutions from time to time parties thereto and Bank of America, N.A., as the Administrative Agent.  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [              ], the Chief Financial Officer of Holdings, do hereby certify on behalf of Holdings and the Company that as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement:

1.             The sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, does not exceed the present fair saleable value of the present assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, on a consolidated basis.

2.             The present and fair saleable value of the assets of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of Holdings and its Subsidiaries and the Company and its Subsidiaries, respectively, in each case as they become absolute and matured.

3.             The capital of Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, is not unreasonably small in relation to their respective businesses as contemplated on the date hereof.

4.             Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, have not incurred and do not intend to incur, nor believe that they will incur, debts, including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

5.             Holdings and its Subsidiaries and the Company and its Subsidiaries, in each case on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

6.             For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

Exhibit H-1

7.             In reaching the conclusions set forth in this Certificate, I, the undersigned:

a.               have reviewed the financial statements (including the pro forma financial statements) referred to in Section 3.04 of the Credit Agreement;

b.              have knowledge of and have reviewed to my satisfaction the Credit Agreement and the other Loan Documents referred to therein and such other documents as I have deemed relevant and the contents of this Certificate; and

c.               made such other investigations and inquiries as I have deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings, the Company and their respective subsidiaries after consummation of the transactions contemplated by the Credit Agreement.

8.             The financial information and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.

9.             The undersigned confirms and acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

Exhibit H-2

IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

[ ]

By:
Name:
Title: Chief Financial Officer

Exhibit H-3

EXHIBIT I

FORM OF INTERCREDITOR AGREEMENT

See attached.

Exhibit I-1

INTERCREDITOR AGREEMENT

Dated as of

among

INTERLINE BRANDS, INC., a New Jersey corporation,

as Issuer,

INTERLINE BRANDS INC., a Delaware corporation,

as Holdings,

the other Grantors party hereto,

                                                            ,

as Representative for the Notes Secured Parties,

BANK OF AMERICA, N.A.,
as Representative for the ABL Secured Parties,

and

each additional Representative from time to time party hereto

TABLE OF CONTENTS

		Page

	ARTICLE 1
	DEFINITIONS

Section 1.01	Certain Defined Terms	1
Section 1.02	Terms Generally	11

	ARTICLE 2
	PRIORITIES AND AGREEMENTS WITH RESPECT TO COLLATERAL

Section 2.01	Subordination	11
Section 2.02	Nature of Senior Lender Claims	12
Section 2.03	Prohibition on Contesting Liens	12
Section 2.04	No New Liens	12
Section 2.05	Perfection of Liens	13

	ARTICLE 3
	ENFORCEMENT

Section 3.01	Exercise of Remedies	13
Section 3.02	Cooperation	15
Section 3.03	Landlord’s Waivers	16
Section 3.04	Actions Upon Breach	16

	ARTICLE 4
	PAYMENTS

Section 4.01	Application of Proceeds	16
Section 4.02	Payments Over	16
Section 4.03	Allocation of Proceeds	17

	ARTICLE 5
	OTHER AGREEMENTS

Section 5.01	Releases	17
Section 5.02	Insurance and Condemnation Awards	18
Section 5.03	Amendments to Second Priority Collateral Documents	19
Section 5.04	Rights as Unsecured Creditors	20
Section 5.05	Gratuitous Bailee for Perfection	20
Section 5.06	When Discharge of Senior Obligations Deemed To Not Have Occurred	22
Section 5.07	Cooperation with Respect to ABL Collateral	23

i

ii

Section 8.16	Counterparts	36
Section 8.17	Authorization	36
Section 8.18	No Third Party Beneficiaries; Successors and Assigns	36
Section 8.19	Effectiveness	36
Section 8.20	ABL Agent And Representative	36
Section 8.21	Survival of Agreement	36

iii

INTERCREDITOR AGREEMENT dated as of                            (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Issuer”), INTERLINE BRANDS. INC., a Delaware corporation (“Holdings”), the other Grantors (as defined below) party hereto,                                                     , as Representative for the Notes Secured Parties (in such capacity, the “Term Collateral Agent”), BANK OF AMERICA, N.A., as Representative for the ABL Secured Parties (in such capacity, the “ABL Agent”) and each additional Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Term Collateral Agent (for itself and on behalf of the Notes Secured Parties), the ABL Agent (for itself and on behalf of the ABL Secured Parties) and each additional Representative (for itself and on behalf of the Additional Term Secured Parties under the applicable Additional Term Credit Facility) agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01         Certain Defined Terms.  Capitalized terms used but not otherwise defined herein have the meanings specified in the UCC.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor thereto, including any administrative agent, collateral agent, security agent or similar agent under any successor ABL Credit Facility.

“ABL Collateral Documents” means the ABL Security Agreement and the other Collateral Documents (as defined in the ABL Credit Facility) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Credit Facility” means the credit facility provided under that certain Credit Agreement, dated as of September 7, 2012 among the Issuer, the additional borrowers and/or guarantors party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and ABL Agent, as administrative agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, increases, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount thereof or alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

1

“ABL Credit Facility Bank Product Obligations” means ABL Obligations with respect to Banking Services Obligations, as defined in the ABL Credit Facility.

“ABL Credit Facility Documents” means the ABL Credit Facility, the ABL Collateral Documents, the “Loan Documents” (as defined in the ABL Credit Facility), any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed, and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing an ABL Credit Facility Hedging Obligation or an ABL Credit Facility Bank Product Obligation) providing for or evidencing any ABL Obligation under the ABL Credit Facility, and any other related document or instrument executed or delivered pursuant to any ABL Credit Facility Document at any time or otherwise evidencing any ABL Obligation, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Credit Facility Hedging Obligations” means ABL Obligations with respect to any “Swap Obligations”, as defined in the ABL Credit Facility.

“ABL Obligations” means all obligations (including guaranty obligations) of every nature of each Grantor from time to time owed to the ABL Secured Parties, or any of them, under any ABL Credit Facility Document (including any ABL Credit Facility Document in respect of a Permitted Refinancing of any ABL Obligations or in respect of any ABL Credit Facility Hedging Obligations or ABL Credit Facility Bank Product Obligations), whether for principal, premium, interest, reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit and bank guaranties, fees, expenses, indemnification or otherwise (including interest, fees, expenses and indemnification obligations which, but for the filing of a petition in bankruptcy with respect to Holdings or any of its Subsidiaries, would have accrued on and been payable with respect to any such obligation, whether or not a claim is allowed against such Person for such interest, fees, expenses and indemnification obligations in the related bankruptcy proceeding).

“ABL Priority Collateral” means all Collateral consisting of the following owned by Holdings, the Issuer and the Guarantors:

(1)           all Accounts;

(2)           all Inventory;

(3)           all Deposit Accounts, Commodities Accounts and Securities Accounts (other than any Term Cash Collateral Account);

(4)           all moneys, cash and cash equivalents (except as excluded below);

(5)           all tax refunds and related tax payments, all obligations owed by any Grantor or its subsidiaries to any other Grantor, all proceeds of business interruption insurance, and all Commercial Tort Claims or other claims and causes of action;

2

(6)           to the extent relating to, arising from, evidencing or governing any of the items referred to in the preceding clauses (1), (2), (3), (4) and (5), all Chattel Paper, Documents, Instruments, Investment Property and General Intangibles related thereto;

(7)           all books and records relating to the foregoing (including without limitation all books, databases, customer lists and records, whether tangible or electronic which contain any information relating to any of the foregoing); and

(8)           all Proceeds of and Supporting Obligations, including, without limitation, Letter of Credit Rights, with respect to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the ABL Priority Collateral shall not include:  (a) any Term Cash Collateral Account and any cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto, in each case constituting identifiable Proceeds of Notes Priority Collateral, (b) any assets described in clauses (7) and (8) above to the extent relating solely to Notes Priority Collateral, and (c) Proceeds of Notes Priority Collateral received in respect of an enforcement action permitted pursuant to Article 3 or during an Insolvency or Liquidation Proceeding.

“ABL Priority Collateral Processing and Sale Period” has the meaning assigned to such term in Section 5.07(c)(i).

“ABL Priority Enforcement Action” has the meaning assigned to such term in Section 5.07(c)(i).

“ABL Secured Parties” means the “Secured Parties” as defined in the ABL Security Agreement.

“ABL Security Agreement” means the “Security Agreement” as defined in the ABL Credit Facility.

“Accession Agreement” means an accession agreement, if any, to the Term Collateral Documents, in substantially the form provided therein, entered into by the Issuer, any Grantor, the holders of any Additional Term Debt and the Term Collateral Agent from time to time.

“Additional Term Credit Facility” means each indenture or other governing agreement with respect to any Additional Term Debt.

“Additional Term Debt” means any indebtedness (a) that is permitted to be incurred under Section        of the Indenture, and (b) that is secured by Collateral pursuant to Section [    ] of the Indenture on a pari passu basis with the Collateral securing the Notes; provided that (i) it is so designated as Additional Term Debt in an Officer’s Certificate delivered to the Term Collateral Agent and the ABL Agent and (ii) an authorized representative of the holders of such indebtedness shall have executed and delivered a Joinder Agreement and an Accession Agreement.

3

“Additional Term Debt Documents” means, with respect to any series, issue or class of Additional Term Debt, the Additional Term Credit Facility, and any other operative agreements or documents evidencing or governing such Indebtedness.

“Additional Term Obligations” means, with respect to any series, issue or class of Additional Term Debt, all obligations payable by a Grantor pursuant to the terms of such Additional Term Debt, including, without limitation, the obligation (including guarantee obligations) to pay charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Term Debt Document.

“Additional Term Secured Parties” means, with respect to any series, issue or class of Additional Term Debt, the holders or lenders of such indebtedness, the Representative with respect thereto, any trustee or agent or other representative on behalf of the holders or lenders of such indebtedness under any related Additional Term Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Grantor under any related Additional Term Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means all of the assets of the Issuer or any Grantor, whether now owned or hereafter existing, whether real, personal or mixed, which secures the ABL Obligations, the Indenture Obligations and the Additional Term Obligations (if any).

“Collateral Documents” means the ABL Collateral Documents and the Term Collateral Documents.

“Debt Facility” means the ABL Credit Facility and each Term Credit Facility.

“Designated Second Priority Representative” means (a) with respect to ABL Priority Collateral, the Designated Term Representative and (b) with respect to Notes Priority Collateral, the ABL Agent.

4

“Designated Senior Representative” means (a) with respect to ABL Priority Collateral, the ABL Agent and (b) with respect to Notes Priority Collateral, the Designated Term Representative.

“Designated Term Representative” means (a) the Term Collateral Agent, until the Discharge of Indenture Obligations and (b) thereafter, the Term Representative designated from time to time by the Majority Term Representatives, in a notice to the ABL Agent and the Issuer hereunder, as the “Designated Term Representative” for purposes hereof; provided however, that after the incurrence of any Additional Term Debt in the form of term loans in a principal amount in excess of the then outstanding principal amount of the Indenture Obligations, the Issuer may, by notice to the Term Collateral Agent, the ABL Agent and all other Representatives of the Additional Term Debt then outstanding, designate the Representative under such Additional Term Debt as the Designated Term Representative.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of ABL Obligations” means the earliest to occur of termination or expiration of all commitments to extend credit that would constitute ABL Obligations and the payment in full in cash of (a) all ABL Obligations outstanding under the ABL Credit Facility Documents and, with respect to any letters of credit outstanding thereunder, the delivery of cash collateral (in an amount of no more than 105% of the undrawn and drawn and unreimbursed amount thereof) or backstop letters of credit in respect thereof in compliance with the terms of the ABL Credit Facility Documents, in each case concurrently with the termination of all commitments to extend credit thereunder, and (b) with respect to the ABL Credit Facility Hedging Obligations and the ABL Credit Facility Bank Product Obligations which are not paid in full and terminated pursuant to clause (a) above, the delivery of cash collateral in respect thereof in compliance with the terms of the ABL Credit Facility Documents, provided that such Discharge of ABL Obligations shall be deemed not to have occurred if such payments are made with the proceeds of other ABL Obligations that constitute a Permitted Refinancing of such ABL Obligations.

“Discharge of Additional Term Obligations” means the payment in full in cash of all Additional Term Obligations, provided that the Discharge of Additional Term Obligations shall be deemed not to have occurred if such payments are made with the proceeds of other Additional Term Obligations that constitute a Permitted Refinancing of such Additional Term Obligations.

“Discharge of Indenture Obligations” means the earliest of (A) the payment in full in cash of all Indenture Obligations, provided that the Discharge of Indenture Obligations shall be deemed not to have occurred if such payments are made with the proceeds of other Indenture Obligations that constitute a Permitted Refinancing of such Indenture Obligations (B) if applicable, the Issuer’s exercise of their legal defeasance option or covenant defeasance option as described in and in accordance with Section        of the Indenture and (C) if applicable, the satisfaction and discharge of the Indenture in accordance with Section        of the Indenture.

“Discharge of Senior Obligations” means (a) with respect to the ABL Priority Collateral, the Discharge of ABL Obligations and (b) with respect to the Notes Priority Collateral, the Discharge of Indenture Obligations and the Discharge of Additional Term Obligations.

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“Guarantee” means the guarantee by any Guarantor of the Issuer’s Indenture Obligations.

“Guarantor” means each Subsidiary that guarantees the Notes.

“Grantors” means the Issuer, Holdings and each of their respective Subsidiaries which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.  The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holder” means a holder of the Notes.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Indenture” means the [Indenture/Credit Agreement] dated as of                                        by and among the Issuer, the Guarantors party thereto,                                             , as trustee or administrative agent thereunder, as applicable, and the Term Collateral Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Indenture Documents” means, collectively, the Indenture, the Notes, the Guarantees and the Security Documents.

“Indenture Obligations” means all obligations payable under the Indenture Documents.

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property Collateral” has the meaning assigned to such term in the Notes Security Agreement as in effect on the date hereof.

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

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“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex III hereof.

“Landlord’s Waivers” means any or all, as the context may require, of the landlord’s waivers granted as of the date hereof or hereafter to the Term Collateral Agent or the ABL Agent in connection with the leasehold interests in real property with respect to which a Grantor is a tenant or subtenant.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Majority Term Representatives” means Term Representatives representing at least a majority of the then aggregate principal amount of Term Obligations.

“Notes” means the “Notes” as defined in the Indenture.

“Notes Priority Collateral” means all existing and future property and assets owned by the Issuer and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted or held as security for the Indenture Obligations, but expressly excluding all ABL Priority Collateral and all Excluded Assets (as defined in the Indenture).

“Notes Secured Parties” means the “Secured Parties” as defined in the Indenture.

“Notes Security Agreement” means the “Security Agreement” as defined in the Indenture.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Permitted Refinancing” shall mean, as to any indebtedness, the Refinancing of such indebtedness with other indebtedness (“Refinancing Indebtedness”); provided that the following conditions are satisfied with respect to such Refinancing Indebtedness:

(a)           the weighted average life to maturity of such Refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of (i) the indebtedness being Refinanced or (ii) the Notes, and the first scheduled principal payment in respect of such Refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the indebtedness being Refinanced;

(b)           the principal amount or commitment amount of such Refinancing Indebtedness shall be less than or equal to the principal amount or commitment amount then outstanding of the indebtedness being Refinanced, except to the extent an increase in the principal amount or commitment amount thereof is permitted at such time pursuant to the ABL Credit Facility Documents and the Term Debt Documents which then remain in effect;

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(c)           the terms applicable to such Refinancing Indebtedness and, if applicable, the related guarantees of such Refinancing Indebtedness, shall not violate the applicable requirements contained in any ABL Credit Facility Documents or Term Debt Documents which remain outstanding after giving effect to such Permitted Refinancing; and

(d)           each Representative at the time shall have received:  (i) a Joinder Agreement duly executed and delivered by the Representative for such Refinancing Indebtedness substantially in the form of Annex III (with such changes as may be reasonably approved by such Representative and each other Representative) pursuant to which it becomes a Representative hereunder, and the Secured Parties in respect of such Refinancing Indebtedness become subject hereto and bound hereby as Secured Parties; (ii) an Officer’s Certificate identifying the obligations constituting such Refinancing Indebtedness and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured under each of the then extant ABL Credit Facility Documents and Term Debt Documents; and (iii) if requested, true and complete copies of each of the ABL Credit Facility Documents or Term Debt Documents, as the case may be, relating to such Refinancing Indebtedness, certified as being true and correct by an authorized officer of the Issuer, which in any event shall provide that each Secured Party with respect to such Refinancing Indebtedness will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Refinancing Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Collateral and any payment or distribution made in respect of Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other indebtedness in exchange or replacement for, such indebtedness, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Representatives” means the ABL Agent and the Term Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Collateral” means (a) with respect to any ABL Secured Party, the Notes Priority Collateral and (b) with respect to any Term Secured Party, the ABL Priority Collateral.

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“Second Priority Collateral Documents” means (a) with respect to ABL Priority Collateral, the Term Collateral Documents and (b) with respect to Notes Priority Collateral, the ABL Collateral Documents.

“Second Priority Debt Documents” means (a) with respect to ABL Priority Collateral, the Term Debt Documents and (b) with respect to Notes Priority Collateral, the ABL Credit Facility Documents.

“Second Priority Debt Facility” means (a) with respect to ABL Priority Collateral, the Term Credit Facilities and (b) with respect to Notes Priority Collateral, the ABL Credit Facility.

“Second Priority Debt Obligations” means (a) with respect to ABL Priority Collateral, the Term Obligations and (b) with respect to Notes Priority Collateral, the ABL Obligations.

“Second Priority Debt Parties” means (a) with respect to ABL Priority Collateral, the Term Secured Parties and (b) with respect to Notes Priority Collateral, the ABL Secured Parties.

“Second Priority Representative” means (a) with respect to ABL Priority Collateral, the Term Representatives and (b) with respect to Notes Priority Collateral, the ABL Agent.

“Secured Obligations” means the ABL Obligations and the Term Obligations.

“Secured Parties” means the ABL Secured Parties and the Term Secured Parties.

“Security Documents” means the security agreements, pledge agreements, control agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Senior Collateral” means (a) with respect to the ABL Secured Parties, the ABL Priority Collateral and (b) with respect to the Term Secured Parties, the Notes Priority Collateral.

“Senior Collateral Documents” means (a) with respect to ABL Priority Collateral, the ABL Collateral Documents and (b) with respect to Notes Priority Collateral, the Term Collateral Documents.

“Senior Debt Documents” means (a) with respect to ABL Priority Collateral, the ABL Credit Facility Documents and (b) with respect to Notes Priority Collateral, the Term Debt Documents.

“Senior Facilities” means (a) with respect to ABL Priority Collateral, the ABL Credit Facility and (b) with respect to Notes Priority Collateral, each Term Credit Facility.

“Senior Obligations” means (a) with respect to ABL Priority Collateral, the ABL Obligations and (b) with respect to Notes Priority Collateral, the Term Obligations.

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“Senior Representative” means (a) with respect to ABL Priority Collateral, the ABL Agent and (b) with respect to Notes Priority Collateral, the Designated Term Representative.

“Senior Secured Parties” means (a) with respect to ABL Priority Collateral, the ABL Secured Parties and (b) with respect to Notes Priority Collateral, the Term Secured Parties.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer means, with respect to any Person.

“Supplement to Intercreditor Agreement” means a supplement to this Agreement, in substantially the form provided in Annex II, entered into by an additional Grantor in accordance with Section 8.07.

“Term Cash Collateral Account” means any blocked, non-interest bearing account maintained for the benefit of the Term Secured Parties.

“Term Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement until a successor replaces it and, thereafter, means the successor.

“Term Collateral Documents” means the Security Documents, each Additional Term Debt Document and any Term Intercreditor Agreements.

“Term Credit Facility” means the Indenture and any Additional Term Credit Facility.

“Term Debt Documents” means (a) the Indenture Documents, (b) any Additional Term Debt Documents and (c) each of the other agreements, documents and instruments providing for or evidencing any obligations in connection with clause (a) or (b) above, and any other document or instrument executed or delivered at any time in connection with any such obligations, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Term Intercreditor Agreement” means each intercreditor agreement, if any, entered into among two or more Term Representatives.

“Term Obligations” means Indenture Obligations and Additional Term Obligations.

“Term Priority Enforcement Action” has the meaning assigned to such term in Section 5.07(c)(i).

“Term Priority Enforcement Notice” has the meaning assigned to such term in Section 5.07(c)(i).

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“Term Representative” means (i) in the case of any Indenture Obligations or the Note Secured Parties, the Term Collateral Agent and (ii) in the case of any Additional Term Credit Facility and the Additional Term Secured Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Term Credit Facility that is named as the Representative in respect of such Additional Term Credit Facility in the applicable Joinder Agreement.

“Term Secured Parties” means the Notes Secured Parties and any Additional Term Secured Parties.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, restated, supplemented, modified, renewed or extended, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE 2
PRIORITIES AND AGREEMENTS WITH RESPECT TO COLLATERAL

Section 2.01         Subordination.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any ABL Credit Facility Document, any Term Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior

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in all respects and prior to any Lien on the Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Obligations.  All Liens on the Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Issuer, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02         Nature of Senior Lender Claims.  The Lien priorities provided for in Section 2.01, and the rights and obligations of the parties under this Agreement, shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the ABL Obligations or the Term Obligations, or any portion thereof.  Each Term Representative, on behalf of itself and each Term Secured Party under its Term Credit Facility, further acknowledges that the ABL Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.

Section 2.03         Prohibition on Contesting Liens.  Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral.  Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04         No New Liens.  The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Secured Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure all Secured Obligations in accordance with the priority of Liens set forth above; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Debt Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral

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Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms thereof), and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

Section 2.05         Perfection of Liens.  Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Secured Parties and shall not impose on the ABL Agent, the ABL Secured Parties, the Term Representatives, the Term Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE 3
ENFORCEMENT

Section 3.01         Exercise of Remedies.

(a)           So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Second Priority Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Second Priority Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Second Priority Collateral under the Senior Debt Documents or otherwise in respect of the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Second Priority Collateral in respect of the Senior Obligations, and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or

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restrictions with respect to the Senior Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Issuer or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Second Priority Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Second Priority Collateral and (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04.  In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Senior Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)           So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Second Priority Collateral or any Proceeds of Second Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Second Priority Collateral in respect of Second Priority Debt Obligations.  Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso at the end of the first sentence of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Second Priority Collateral is to hold a Lien on the Second Priority Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)           (i) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Second Priority Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Second Priority Collateral, whether by foreclosure or otherwise, except to the extent expressly permitted in the proviso at the end of the first sentence of Section 3.01(a), and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or

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the Liens granted on any of the Second Priority Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d)           Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Second Priority Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)           Until the Discharge of Senior Obligations, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Senior Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto.  Following the Discharge of Senior Obligations, the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

(f)            The Term Representatives and the Term Secured Parties agree that (i) the exercise of cash dominion by the ABL Agent over any Deposit Account of any Grantor and application of funds in connection therewith to the ABL Obligation shall not constitute an exercise of rights or remedies by the ABL Agent and (ii) all funds deposited in controlled Deposit Accounts and then applied to the ABL Obligations shall be treated as ABL Priority Collateral, and any claims that such funds constitute Notes Priority Collateral are waived except (A) to the extent that the ABL Agent has received written notice of an enforcement action under the Term Debt Documents and written notice prior to the application of such funds to the ABL Obligations that such funds constitute Proceeds of Notes Priority Collateral or (B) during an Insolvency or Liquidation Proceeding.

Section 3.02         Cooperation.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Second Priority Collateral under any of the Second Priority Debt Documents or otherwise in

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respect of the Second Priority Debt Obligations, except to the extent expressly permitted in the proviso at the end of the first sentence of Section 3.01(a).

Section 3.03         Landlord’s Waivers.  Each of the Term Collateral Agent, on behalf of itself and the other Term Secured Parties, and the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the exercise of any right or remedy by the Term Collateral Agent or the ABL Agent, as the case may be, under the Landlord’s Waivers is subject to the provisions of this Agreement.

Section 3.04         Actions Upon Breach.  Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Second Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Issuer or any other Grantor) may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Issuer, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE 4
PAYMENTS

Section 4.01         Application of Proceeds.  So long as the Discharge of Senior Obligations has not occurred, the Senior Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Senior Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred.  Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

Section 4.02         Payments Over.  Unless and until the Discharge of Senior Obligations has occurred, any Senior Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Senior Collateral, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form

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as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party.  This authorization is coupled with an interest and is irrevocable.

Section 4.03                            Allocation of Proceeds.  In the event that ABL Priority Collateral and Notes Priority Collateral are disposed of in a single transaction or series of related transactions in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Notes Priority Collateral, on the other hand, being sold, including in connection with or as a result of the sale of the Capital Stock of any Grantor or a Subsidiary thereof that owns assets constituting ABL Priority Collateral or Notes Priority Collateral, then, solely for purposes of this Agreement and unless otherwise agreed, the portion of the aggregate sales price deemed to be proceeds of the ABL Priority Collateral, on the one hand, and the Notes Priority Collateral, on the other hand, shall be allocated as follows:  (a) first, to the ABL Priority Collateral in an amount equal to the face amount of all Accounts and the net book value of all Inventory sold; and (b) second, to the ABL Priority Collateral or the Notes Priority Collateral in accordance with the respective fair market value of the other Collateral sold.

ARTICLE 5
OTHER AGREEMENTS

Section 5.01                            Releases.

(a)                                  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Second Priority Collateral (including all or substantially all of the Capital Stock of any subsidiary of the Issuer), the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Second Priority Collateral to secure Second Priority Debt Obligations shall, to the extent permitted by the ABL Credit Facility Documents and not expressly prohibited under the terms of the Indenture as in effect on the date hereof, terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Collateral to secure Senior Obligations; provided that, prior to the application of such Proceeds pursuant to Section 4.01, such termination and release shall not apply to the Second Priority Representative’s Lien (and the Second Priority Representative shall retain a Lien) in the Proceeds of such sale, transfer or other disposition.  Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives), such Second Priority Representative will promptly execute, deliver or acknowledge, at the Issuer’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens.

(b)                                 Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-

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in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion (but only if the Second Priority Representative fails to promptly execute any and all Lien releases or other documents reasonably requested by the Designated Senior Representative in connection therewith) for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)                                  Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Second Priority Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement, and further provided that any amounts applied to the Term Obligations may not be reborrowed.

(d)                                 Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Collateral, (ii) to deliver or afford control over any item of Collateral to, or deposit any item of Collateral with, (iii) to register ownership of any item of Collateral in the name of or make an assignment of ownership of any Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Collateral, with instructions or orders from, or to treat, in respect of any item of Collateral, as the entitlement holder, (v) hold any item of Collateral in trust for (to the extent such item of Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Collateral for the benefit of or subject to the control of or, in respect of any item of Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Collateral is located or waivers or subordination of rights with respect to any item of Collateral in favor of, in any case, both the Designated Senior Representative and the Designated Second Priority Representative, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Section 5.02                            Insurance and Condemnation Awards.  Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Senior Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Senior Collateral.  Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such

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award, if in respect of the Senior Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03                            Amendments to Second Priority Collateral Documents.

(a)                                  No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into, to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be inconsistent with any of the terms of this Agreement.  The Issuer agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof.

(b)                                 The ABL Agent, for itself and on behalf of each ABL Secured Party under its ABL Credit Facility, agrees that each ABL Collateral Document shall include the following language (or language to similar effect reasonably approved by the Designated Term Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the ABL Agent on the Notes Priority Collateral (as defined in the Intercreditor Agreement referred to below) pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Term Secured Parties (as defined in the Intercreditor Agreement referred to below) on the Notes Priority Collateral, and (ii) the exercise of any right or remedy by the ABL Agent hereunder with respect to the Notes Priority Collateral is subject to the limitations and provisions of the Intercreditor Agreement dated as of                                (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among                                                         , as Term Collateral Agent, Bank of America, N.A., as ABL Agent, the Issuer, Holdings and each other representative from time to time party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(c)                                  Each Term Representative, for itself and on behalf of each Term Secured Party under its Term Credit Facility, agrees that each Term Collateral Document under its Term

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Credit Facility shall include the following language (or language to similar effect reasonably approved by the ABL Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Term Representative] on the ABL Priority Collateral (as defined in the Intercreditor Agreement referred to below) pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the ABL Secured Parties (as defined in the Intercreditor Agreement referred to below) in the ABL Priority Collateral, and (ii) the exercise of any right or remedy by the [Term Representative] hereunder with respect to the ABL Priority Collateral is subject to the limitations and provisions of the Intercreditor Agreement dated as of                                (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among                                                         , as Term Collateral Agent, Bank of America, N.A., as ABL Agent, the Issuer, Holdings and each other representative from time to time party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

The inclusion of the foregoing language in the Collateral Documents does not modify or impair the rights of the applicable Secured Parties against the applicable Grantors.  The failure to include such language in any Collateral Document shall not give rise to any liability on the part of any party to this Agreement with respect to such Collateral Document.

Section 5.04                            Rights as Unsecured Creditors.  Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Issuer and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such exercise is not inconsistent with any express provision of this Agreement.  Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by any Representative or Secured Party of rights or remedies as a secured creditor in respect of the Collateral.  In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Second Priority Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.  Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

Section 5.05                            Gratuitous Bailee for Perfection.

(a)                                  Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Senior Collateral that can be perfected

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by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)                                 In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property Collateral that are necessary for the perfection of Liens in such Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)                                  Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents.  The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)                                 The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral, except as expressly set forth in this Section 5.05 or elsewhere in this Agreement.  The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as subagent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e)                                  The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Collateral.

(f)                                    Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated

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Second Priority Representative, to the extent that it is legally permitted to do so, all Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, or (B) direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Priority Representative is entitled to approve any awards granted in such proceeding.  The Issuer and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith.  The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(g)                                 None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Issuer or any other Grantor to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06                            When Discharge of Senior Obligations Deemed To Not Have Occurred.  If, at any time concurrently with or after the Discharge of Senior Obligations has occurred, the Issuer or any other Grantor enters into any Permitted Refinancing of any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the agent, Representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement.  Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Issuer), including amendments or supplements to this Agreement, as the Issuer or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Second Priority Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled

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Collateral that constitutes Second Priority Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to such Collateral, and (c) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

Section 5.07                            Cooperation with Respect to ABL Collateral.

(a)                                  Consent to License to Use Intellectual Property Collateral.  The Term Representatives (a) consent (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Agent of a non-exclusive royalty-free license to use, during or prior to the ABL Priority Collateral Processing and Sale Period, any Intellectual Property Collateral and (b) grant, in its capacity as a secured party, to the ABL Agent a non-exclusive royalty-free license to use, during the ABL Priority Collateral Processing and Sale Period, any Intellectual Property Collateral that is subject to a Lien held by (or owned by any Term Secured Parties, their successors, assigns or affiliates as a result of the exercise of their remedies by the Term Representative) the Term Representatives, in each case in connection with the enforcement of any Lien held by the ABL Agent upon any Inventory or other ABL Priority Collateral of any Grantor and to the extent the use of such Intellectual Property Collateral is necessary or appropriate, in the good faith opinion of the ABL Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such ABL Priority Collateral in any lawful manner.

(b)                                 Access to Information.  If the Designated Term Representative takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Designated Term Representative), then upon request of the ABL Agent and reasonable advance notice, the Designated Term Representative will permit the ABL Agent or its representative to inspect and copy such documentation if and to the extent the ABL Agent certifies to the Term Representatives that:

(i)                                     such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL Agent, to the enforcement of the ABL Agent’s Liens upon any ABL Priority Collateral; and

(ii)                                  the ABL Agent and the ABL Secured Parties are entitled to receive and use such information under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

(c)                                  Access to Property to Process and Sell Inventory.

(i)                                     In addition to the rights granted to the ABL Agent under clauses (a) and (b) of this Section 5.07, if the ABL Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the ABL

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Priority Collateral (“ABL Priority Enforcement Actions”) or if any Term Representative commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the Notes Priority Collateral and such Term Representative (or a purchaser at a foreclosure sale conducted in foreclosure of any Term Representative’s Liens) takes actual or constructive possession of Notes Priority Collateral of any Grantor (“Term Priority Enforcement Actions”), then (a) if the ABL Agent has commenced an ABL Priority Enforcement Action, the ABL Agent shall furnish such Term Representative with prompt written notice of the commencement of such action (the “Term Priority Enforcement Notice”), and (b) in all cases, the Term Representatives shall (x) cooperate with the ABL Agent (and with its officers, employees, representatives and agents) in its efforts to conduct ABL Priority Enforcement Actions in the ABL Priority Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the ABL Priority Collateral, (y) not hinder or restrict in any respect the ABL Agent from conducting ABL Priority Enforcement Actions with respect to the ABL Priority Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, and (z) permit the ABL Agent, its employees, agents, advisers and representatives, at the cost and expense of the ABL Secured Parties, to enter upon and use the Notes Priority Collateral (including, without limitation, fee and leased real estate, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period commencing on (I) the date of delivery of the Term Priority Enforcement Notice and (II) ending on the earlier of the date occurring 180 days thereafter and the date on which all ABL Priority Collateral (other than ABL Priority Collateral abandoned by the ABL Agent in writing) has been sold or disposed of (such period, as the same may be extended with the written consent of each Term Representative, the “ABL Priority Collateral Processing and Sale Period”);

provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Representatives from selling, assigning or otherwise transferring any Notes Priority Collateral prior to the expiration of such ABL Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the ABL Agent and the ABL Secured Parties) to be bound by the provisions of this Section 5.07.  If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such ABL Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

(ii)                                  During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Agent (or their respective employees, agents, advisers and representatives) of any Notes Priority Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage to such Notes Priority Collateral resulting from such occupancy, use or control, and to leave such Notes Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.

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Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Term Secured Parties pursuant to this Section 5.07(c)(ii) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Agent, as the case may be) of their rights under Section 5.07(c)(i) and the ABL Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Notes Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under Section 5.07(c)(i).  Without limiting the rights granted in Section 5.07(c)(i), the ABL Secured Parties and the ABL Agent shall cooperate with the Term Secured Parties in connection with any efforts made by the Term Secured Parties to sell the Notes Priority Collateral.

(d)                                 Grantor Consent.  The Issuer and the other Grantors consent to the performance by the Term Representatives of the obligations set forth in this Section 5.07 and acknowledge and agree that neither the Term Representatives (nor any holder of Term Obligations) shall ever be accountable or liable for any action taken or omitted by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the ABL Agent or any ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL Agent or its officers, employees, agents, successors or assigns; provided that the foregoing shall not exculpate the Term Representatives or any holder of Term Obligations from any liability to which it would otherwise be subject for its own actions or omissions.

ARTICLE 6
INSOLVENCY OR LIQUIDATION PROCEEDINGS

Section 6.01                            Financing Issues.  Until the Discharge of Senior Obligations has occurred, if the Issuer or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall consent (or not object) to the sale, use or lease of cash or other Senior Collateral or provide or otherwise consent (or not object) to the Issuer’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest such sale, use or lease of cash or other such Second Priority Collateral or such DIP Financing (and will not propose DIP Financing in competition therewith or support any other Person objecting to such sale, use or lease of such Second Priority Collateral or DIP Financing) and will not request adequate protection or any other relief in connection therewith (other than as permitted in Section 6.03 of this Agreement) and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the

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Second Priority Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens on such Second Priority Collateral securing the Second Priority Debt Obligations are so subordinated to Liens on such Collateral securing Senior Obligations under this Agreement and (y) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two (2) business days prior to the entry of an order approving such usage of cash or other Collateral or approving such DIP Financing shall be adequate notice.

Section 6.02                            Relief From the Automatic Stay.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (a) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Second Priority Collateral, without the prior written consent of the Designated Senior Representative, or (b) raise any objection to (and will not otherwise contest or support any other Person contesting) (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Second Priority Collateral made by any Senior Representative or any other Senior Secured Party or (ii) any other request for judicial relief made in any court by any Senior Secured Party relating to the enforcement of any Lien on Second Priority Collateral.

Section 6.03                            Adequate Protection.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Second Priority Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.  Notwithstanding anything contained in this Section 6.03 but subject to the provisions of Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or super-priority claims, in each case with respect to Collateral that constitutes Senior Collateral, in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which Lien or superpriority claim is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Second Priority Collateral securing the Second Priority Debt Obligations are so subordinated to the Liens on such Collateral securing Senior Obligations under this Agreement, (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt

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Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional or replacement collateral constituting Second Priority Collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be entitled to a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens on Second Priority Collateral securing the Second Priority Debt Obligations are so subordinated to the Liens on such Collateral securing Senior Obligations under this Agreement and (iii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a super-priority claim in respect of Second Priority Collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a super-priority claim, which super-priority claim shall be senior to the super-priority claim of the Second Priority Debt Parties.

Section 6.04                            Sale Issues.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no objection to (and will not otherwise contest or oppose or support any other Person contesting or opposing) (a) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale or other disposition of Second Priority Collateral or (b) any order relating to a sale or other disposition of Second Priority Collateral for which any Senior Representative has consented, provided that to the extent such sale or other disposition is to be free and clear of Liens, the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Collateral so sold or disposed of securing the Senior Obligations rank to the Liens on such Collateral securing the Second Priority Debt Obligations pursuant to this Agreement.

Section 6.05                            Reinstatement.  If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Issuer or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall be deemed not to have occurred and shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party

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under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.06                            Separate Grants of Security and Separate Classifications.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Second Priority Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions in respect of such Second Priority Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Second Priority Collateral (with the effect being that, to the extent that the aggregate value of the Second Priority Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive the entire amount of the ABL Obligations or Term Obligations as applicable, before any distribution in respect of Second Priority Collateral is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

Section 6.07                            No Waivers of Rights of Senior Secured Parties.  Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party in respect of Second Priority Collateral, including the seeking by any Second Priority Debt Party of adequate protection or the assertion by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

Section 6.08                            Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding.  The relative rights as to the Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to

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any court order approving the financing of, or use of cash collateral by, any Grantor.  All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.09                            506(c) Claims.  Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Second Priority Collateral.

Section 6.10                            Reorganization Securities.  (a)  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the ABL Obligations and the Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)                                 Each Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative, or to the extent any such plan is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

Section 6.11                            Section 1111(b) of the Bankruptcy Code.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

ARTICLE 7
RELIANCE; ETC.

Section 7.01                            Reliance.  All loans and other extensions of credit made or deemed made on and after the date hereof by the Secured Parties to the Issuer or any other Grantor shall be deemed to have been given and made in reliance upon this Agreement.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which

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they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

Section 7.02                            No Warranties or Liability.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement.  Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Issuer or any other Grantor (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with, and no Senior Representative or other Senior Secured Party shall have any liability to any Second Priority Representative or Second Priority Debt Party as a result of any such breach, default or event of default.  Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03                            Obligations Unconditional.  All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any ABL Credit Facility Document or any Term Debt Document;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Credit Facility Document or of the terms of any Term Debt Document;

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(c)                                  any exchange of any security interest in any Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Issuer or any other Grantor; or

(e)                                  any other circumstances that otherwise might constitute a defense available to (i) the Issuer or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE 8
MISCELLANEOUS

Section 8.01                            Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Credit Facility Document or any Term Debt Document, the provisions of this Agreement shall govern.  Notwithstanding the foregoing, the relative rights and obligations of the Term Representative and the Term Secured Parties (as amongst themselves) with respect to any Collateral shall be governed by the terms of the Term Intercreditor Agreement and in the event of any conflict between the Term Intercreditor Agreement and this Agreement, the provisions of the Term Intercreditor Agreement shall control.

Section 8.02                            Continuing Nature of this Agreement; Severability.  Subject to Section 6.04, this Agreement shall continue to be effective until the earlier of the Discharge of ABL Obligations and the Discharge of Term Obligations.  This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Issuer or any other Grantor constituting Senior Obligations in reliance hereon.  The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.03                            Amendments; Waivers.

(a)                                  No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any

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rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility) and, in the case of any amendment adversely affecting the rights of the Grantors in any material respect, the Issuer.   Any such amendment, supplement or waiver shall be in writing and shall be binding upon the ABL Secured Parties and the Term Secured Parties and their respective successors and assigns.

(c)                                  Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the ABL Secured Parties and ABL Obligations or Term Secured Parties and Term Obligations, as applicable, of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

Section 8.04                            Information Concerning Financial Condition of the Issuer and the Subsidiaries.  The ABL Agent, the ABL Secured Parties, the Term Representatives and the Term Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Issuer and the other Grantors and all endorsers or guarantors of the ABL Obligations or the Term Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations.  The ABL Agent, the ABL Secured Parties, the Term Representatives and the Term Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that the ABL Agent, any ABL Secured Party, any Term Representative or any Term Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the ABL Agent, the ABL Secured Parties, the Term Representatives and the Term Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion or correct any inaccuracy, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05                            Subrogation.  Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder in respect of Second Priority Collateral until the Discharge of Senior Obligations has occurred.

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Section 8.06                            Application of Payments.  Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents.  Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07                            Additional Grantors.  The Issuer agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering a Supplement to Intercreditor Agreement.  Whether or not such instrument is executed and delivered, such Subsidiary shall be bound as a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the ABL Agent and the Designated Term Representative.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.08                            Dealings with Grantors.  Upon any application or demand by the Issuer or any other Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, the Issuer or such Grantor, as appropriate, shall furnish to such Representative a certificate of an authorized officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 8.09                            Additional Term Debt.  To the extent, but only to the extent, permitted by the provisions of the then extant ABL Credit Facility Documents and Term Debt Documents (or with the prior written consent of the ABL Agent and each Term Representative), the Issuer and the other Grantors may incur or issue and sell one or more series or classes of Additional Term Debt.  Any such additional class or series of Additional Term Debt may be secured by (a) a first priority Lien on the Notes Priority Collateral and (b) a second priority, subordinated Lien on the ABL Priority Collateral, in each case under and pursuant to the relevant Term Collateral Documents for such Additional Term Debt, if and subject to the condition that the Term Representative of any such Additional Term Debt, acting on behalf of the holders of such Additional Term Debt, becomes a party to this Agreement by satisfying conditions (i), (ii) and (iii) of the immediately succeeding paragraph.  In order for a Term Representative for Additional Term Debt to become a party to this Agreement:

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(i)                                     such Term Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (with such changes as may be reasonably approved by such Representative and each other Representative) pursuant to which it becomes a Term Representative hereunder, and the Additional Term Debt in respect of which such Term Representative is the Representative constitutes Additional Term Obligations, and the related secured parties become subject hereto and bound hereby as Additional Term Secured Parties;

(ii)                                  the Issuer (A) shall have delivered to the ABL Agent and each other Representative an Officer’s Certificate identifying the obligations to be designated as Additional Term Obligations and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured under each of the then extant ABL Credit Facility Documents and Term Debt Documents and (B) if requested, shall have delivered true and complete copies of each of the Term Debt Documents relating to such Additional Term Debt, certified as being true and correct by an authorized officer of the Issuer; and

(iii)                               the Term Debt Documents relating to such Additional Term Debt shall provide that each Additional Term Secured Party with respect to such Additional Term Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Term Debt.

Section 8.10                            Consent to Jurisdiction; Waivers.  Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

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Section 8.11                            Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)                                  if to the Issuer or any other Grantor, to the Issuer, at its address at:                                                                                                                      ;

(b)                                 if to the ABL Agent, to it at:  Bank of America, N.A.,                                                                                                                                                  ;

(c)                                  if to the Term Collateral Agent, to it at:                                                                                                                                                                      ;

(d)                                 if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 8.12                            Further Assurances.  The ABL Agent, on behalf of itself and each ABL Secured Party, and each Term Representative, on behalf of itself and each Term Secured Party under its Term Credit Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.13                            Governing Law; Waiver of Jury Trial.

(a)                                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.14                            Binding on Successors and Assigns.  This Agreement shall be binding upon the ABL Agent, the ABL Secured Parties, the Term Representatives, the Term Secured Parties, the Issuer, the other Grantors party hereto and their respective successors and assigns.

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Section 8.15                            Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.16                            Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 8.17                            Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  The ABL Agent represents and warrants that this Agreement is binding upon the ABL Secured Parties.  The Term Collateral Agent represents and warrants that this Agreement is binding upon the Term Secured Parties.

Section 8.18                            No Third Party Beneficiaries; Successors and Assigns.  The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the ABL Agent, the ABL Secured Parties, the Term Representatives and the Term Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

Section 8.19                            Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.

Section 8.20                            ABL Agent And Representative.  It is understood and agreed that (a) the ABL Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the ABL Credit Facility and the provisions of Article VIII of the ABL Credit Facility applicable to the Administrative Agent (as defined therein) thereunder shall also apply to the ABL Agent hereunder and (b) the Term Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Indenture and the provisions of Article        of the Indenture applicable to the Term Collateral Agent thereunder shall also apply to the Term Collateral Agent hereunder.

Section 8.21                            Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,
as ABL Agent

By:
Name:
Title:

,
as Term Collateral Agent

By:
Name:
Title:

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[ISSUER]

By:
Name:
Title:

[HOLDINGS]

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

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ANNEX I
GRANTORS

1

ANNEX II
SUPPLEMENT TO INTERCREDITOR AGREEMENT

SUPPLEMENT NO.        dated as of                                 , (this “Supplement”), to the INTERCREDITOR AGREEMENT dated as of                              (the “Intercreditor Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Issuer”), INTERLINE BRANDS, INC., a Delaware corporation (“Holdings”), certain subsidiaries and affiliates of the Issuer (each a “Grantor”),                                                   , as Term Collateral Agent under the Indenture, BANK OF AMERICA, N.A., as ABL Agent under the ABL Credit Facility, and the additional Representatives from time to time party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            The Grantors have entered into the Intercreditor Agreement.  Pursuant to certain Term Debt Documents and certain ABL Credit Facility Documents, certain newly acquired or organized Subsidiaries of the Issuer are required to enter into the Intercreditor Agreement.  Section 8.07 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the ABL Credit Facility Documents and the Term Debt Documents.

Accordingly, the ABL Agent, each other Representative and the New Grantor agree as follows:

SECTION 1.  In accordance with Section 8.07 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder.  Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor.  The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Grantor represents and warrants to the ABL Agent, each other Representative and each other Secured Party that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3.  This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when executed and delivered by the parties hereto.  Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

1

SECTION 4.  Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement.  All communications and notices hereunder to the New Grantor shall be given to it in care of the Issuer as specified in the Intercreditor Agreement.

SECTION 8.  The Issuer agrees to reimburse the ABL Agent and each other Representative for their respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for it as required by the applicable ABL Credit Facility Documents or Term Debt Documents, as applicable.

[Signatures Follow]

2

IN WITNESS WHEREOF, the New Grantor, the ABL Agent and each other Representative have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

BANK OF AMERICA, N.A., as ABL Agent

By:
Name:
Title:

[ ], as [ ]

By:
Name:
Title:

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ANNEX III
JOINDER AGREEMENT

JOINDER AGREEMENT NO. [      ] dated as of [                          ], 201[    ] to the INTERCREDITOR AGREEMENT dated as of                              (the “Intercreditor Agreement”), among INTERLINE BRANDS, INC., a New Jersey corporation (the “Issuer”), INTERLINE BRANDS, INC., a Delaware corporation (“Holdings”), certain subsidiaries and affiliates of the Issuer (each a “Grantor”),                                                   , as Term Collateral Agent under the Indenture, BANK OF AMERICA, N.A., as ABL Agent under the ABL Credit Facility, and the additional Representatives from time to time party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.            As a condition to the ability of the Issuer to [incur Additional Term Debt][incur Refinancing Indebtedness] after the date of the Intercreditor Agreement and to secure such [Additional Term Debt][Refinancing Indebtedness] with a Lien on the Collateral, in each case under and pursuant to the Collateral Documents relating thereto, [the Term Representative in respect of such Additional Term Debt][agent/trustee in respect of such Refinancing Indebtedness] is required to become a Representative under, and such [Additional Term Debt][ABL Obligations/Term Obligations] and the Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement.  The undersigned Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement.

Accordingly, the [ABL Agent], each other Representative and the New Representative agree as follows:

SECTION 1.  The New Representative by its signature below becomes a Representative under, and the related [Additional Term Debt and Additional Term Secured Parties][successor ABL Credit Facility and ABL Secured Parties] [successor Indenture and Notes Secured Parties] become subject to and bound by, the Intercreditor Agreement as [Term Obligations and Term Secured Parties][ABL Obligations and ABL Secured Parties], respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such [Additional Term Secured Parties][ABL Secured Parties] [Notes Secured Parties], hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Representative and to the [Additional Term Secured Parties][ABL Secured Parties] [Notes Secured Parties] that it represents. Each reference to a [“Term Representative”][“ABL Agent”] or “Representative” in the Intercreditor Agreement shall be deemed to include the New Representative.  The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Representative represents and warrants to the [ABL Agent], the other Representatives and the other Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) the documents relating to such [Additional Term Debt][ successor ABL Credit Facility] [successor Indenture] provide that, upon the New Representative’s entry into this Agreement, the [Additional Term Secured Parties] [ABL Secured Parties] [Notes Secured Parties] in respect of such [Additional Term Debt][successor ABL Credit Facility] [successor Indenture] will be subject to and bound by the provisions of the Intercreditor Agreement as Term Secured Parties.

SECTION 3.  This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder Agreement shall become effective when executed and delivered by the parties hereto.  Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4.  Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Intercreditor Agreement.  All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8.  The Issuer agrees to reimburse the ABL Agent and each other Representative for their respective reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for such Person as required by the applicable ABL Credit Facility Documents or Term Debt Documents, as applicable.

[Signatures Follow]

IN WITNESS WHEREOF, the New Representative, [the ABL Agent] and each other Representative have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the [holders][lenders] of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as [ABL Agent]

By:
Name:
Title:

[ ], as [Term Representative]

By:
Name:
Title:

Acknowledged by:

[ISSUER]

By:
Name:
Title:

[THE GRANTORS]

By:
Name:
Title: